UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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VICTORIA’S SECRET & CO.
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2024
PROXY STATEMENT

VS&Co
VICTORIA'S SECRET & CO.

Brands that Celebrate and Support

Victoria's Secret & Co. is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. We are committed to empowering our approximately 30,000 associates across a global footprint spanning nearly 70 countries. Through our Victoria's Secret, PINK and Adore Me brands, we strive to provide the best products to help women express their confidence, sexiness and power, and use our platform to celebrate the diversity of their experiences.

BARE

VICTORIA'S SECRET

Victoria's Secret is the world's largest intimates specialty retailer. Through the transformative power of our products and experiences, we hope to bring inspiration, confidence, comfort and joy to women around the world.

PINK

PINK is a fashion and lifestyle brand for young women providing on trend products including bras, panties, loungewear, knit tops, activewear, accessories and beauty. PINK uses its platform to create connection and community that is focused on celebrating and supporting young adults and being kinder to the planet.

ADORE ME

WHAT INSPIRES US TO INSPIRE YOU

We are a business and a team inspired by a commitment to our customers. Understanding them. Celebrating them. Supporting them in all we do.

Our ability to be a force for good in the world is founded in our shared values, and our dedication to living them in everything we do: Love the Customer. DEI is Everything. Passion with Purpose. Better Together. These values manifest themselves in how we treat each other, how we treat our customers and how we support the communities in which we live and work. Our values are more than a source of pride—they're a source of performance that leads to growth that benefits all our communities.

Letter from Our

CHIEF EXECUTIVE OFFICER AND CHAIR OF OUR BOARD

To our valued stockholders,

On behalf of our Board of Directors and management team, we are pleased to share the Victoria’s Secret and Co. (“VS&Co”) proxy statement and annual report.

2023 was a year of continued transformation as we took key steps toward our long-term goal of becoming the world’s leading retailer of intimate apparel. Against a backdrop of continued macroeconomic pressures weighing on consumers and a down trending U.S. intimates market, we remained focused on what was in our control: driving our strategy to Accelerate the Core, Ignite Growth and Transform the Foundation of our business.

As we shared at our Investor Day in October 2023, our work to ignite growth and transform the foundation is tracking ahead of our plans thanks to continued significant growth in our international business, the modernization of our operating model, which is driving cost savings, and the acquisition of Adore Me, which is presenting synergy opportunities.

At the same time, we acknowledge that our focus on accelerating our core by strengthening our business in North America has been our most challenged work over the past year.

Accelerating the Core

With a renewed concentration on being “Best at Bras,” we made progress in delivering innovation and newness and worked to rebuild the PINK apparel business in 2023. Transparently, however, we lacked a sufficiently differentiated merchandise assortment and we failed to deliver on our expectations for performance in our North America business.

In 2023 we debuted the new Icon collection by Victoria’s Secret and introduced the Featherweight Max sports bra featuring a revolutionary super light shape designed for the gym and every day. Meanwhile, PINK introduced the Base collection, an entirely new product line and the ultimate comfortable layering wardrobe.

Beauty continued to be a top performing category in 2023 thanks to ongoing strength of award-winning fragrances like Bombshell as well as the introduction of new customer favorites like Bare Rose, a perfect complement to intimates.

Beyond product, we focused on driving brand heat with cultural amplifying campaigns including Icons, which featured an all-star cast of talent including the return of Gisele Bündchen, Naomi Campbell, Adriana Lima and Candice Swanepoel, and our powerful holiday campaign featuring Mariah Carey, the queen of Christmas.

We remained unwavering in our commitment to knowing our customer better and elevating her shopping experience in our stores and online, including the introduction of our multi-tender loyalty program, the nucleus of our customer relationship ecosystem. With more than 26 million members and growing, we are leveraging a significant increase in shopping data to enhance the customer experience.

We continue to invest in technology to modernize our operations and improve our customer experiences with initiatives that include expanding personalization capabilities and improving digital navigation. We are modernizing our footprint through the inviting, intuitive layout of our Store of the Future program and meeting customers where they are through expanded channels of distribution.

Going forward, we are focused on optimizing our product to not only win the intimates category but also serve the broader style needs of women. This includes reinvigorating our core products across bras, panties and beauty, while reinforcing our position as a lifestyle brand, offering outfitting through select core-adjacent categories and creating a halo to core intimates that drives trips to stores and builds brand love. At the same time, we will continue investing in the customer experience to make her experience easier, faster, and more

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engaging both in store and digitally. We will leverage our extensive customer insights and data to create a world-class omni-channel experience.

We will also continue to enhance our go-to-market strategy and customer experience to create brand heat, amplify cultural connections and solidify relevance by aligning our evolved product flow to explosive, inclusive entertainment marketing and creating exciting tentpole moments—like the continued evolution of the Fashion Show.

Igniting Growth

A key driver of growth is our international business—it’s healthy, it’s growing and it’s profitable. We have momentum across stores and digital led by our China business, which had impressive, profitable growth in 2023. We plan to build on this momentum, and will look to expand our stores and digital footprint with our partners in existing markets and with entry into new markets around the world.

With Adore Me in the family for a little over a year now, we are leveraging the brand’s expertise and technology to continue to improve the Victoria’s Secret and PINK customer shopping experience and accelerate the modernization of VS&Co’s digital platform. The foundation of that work was established in 2023 and in early 2024 we are piloting Try-on at Home, offering a new buying experience for the Victoria’s Secret and PINK customer.

We continue to be pleased with our partnership and results from selling beauty and intimates products on Amazon and are optimistic about what’s to come. We’re also exploring whitespace opportunities through new and unique partnerships with complementary brands and welcoming them into the Victoria’s Secret ecosystem via our curated marketplace to broaden our reach and customer appeal.

Transforming the Foundation

We continued to evolve our organization structure and leadership composition to drive better alignment to and enable more effective execution of our strategy. In addition, our initiatives to transform the foundation of our company by modernizing the operating model are paying off.

We are leveraging technology to continue to improve the Victoria’s Secret and PINK customer shopping experience and accelerate the modernization of VS&Co’s digital platform. In our supply chain we are driving efficiency, improving product quality, and increasing agility and speed to market, all while cutting costs. We continue to efficiently and effectively manage the separation from our former parent company and in summer 2024 the full technology split will be complete. This will create even more capacity for driving technology investments and innovations to improve the customer experience and enhance our AI capabilities. We remain committed to our total $250 million goal that we discussed at our Investor Day in October 2022. We realized approximately $90 million of these savings in 2023, and expect to realize approximately $120 million of savings in 2024.

Celebrating and Supporting Women in All We Do

At the heart of all of our work are our associates and customers, the majority of whom are women. We share a collective responsibility among our majority women-led Board and entire associate base to make sure that we are consistently driving positive change for women and ensuring we use our platform to honor the diversity of their experiences. That commitment was reinforced this year through every action we took, including the launch of our first-ever adaptive products in our best-selling Body by Victoria and Wear Everywhere collections, availability of inclusive size ranges to meet her needs, and continuing to invest in women-owned and -led brands.

In 2023 we continued our work to foster a happy, healthy and inclusive associate culture and we are creating an environment where our approximately 30,000 associates have opportunities to shape our direction. We are very proud that we maintained 100% pay equity certification for all genders, races and ethnicities, and the intersection of these identities, for the second year in a row.

We strengthened our commitment to accelerate innovation in cancer research for women, by women with another two-year investment in the Victoria’s Secret Global Fund for Women’s Cancers. We also established a first-of-its-kind initiative to purchase cotton directly from four Alabama family farms—one Black-owned and three women-owned. These direct-to-farm relationships are a win-win, creating greater diversification within our supply chain and enabling improved traceability for VS&Co while ensuring more money goes straight to the farmers who can then invest more in their businesses.

Where We Are and What’s Ahead

Like many retail brands, we are acutely attuned to the macroeconomic challenges facing the industry, the

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inflationary pressures facing our customers and the competitive dynamics in retail amid a challenging market.

We have consistently said that we’re on a journey, and our brand revolution and our strategy will not return their full potential overnight. In 2024, our priority is strengthening our North American business by growing market share in our key categories of bras, intimates and beauty while expanding in key adjacent categories and attracting a broader, more loyal customer base with more compelling storytelling in stores and on our digital platforms. We will continue to drive growth globally through our international partners, while adding new brands to our portfolio, organically or through investments, with a focus on categories and customer groups where we are underrepresented to enhance our brand position; and all while operating a modern, high performing, agile, empowered, and enabled organization to deliver efficiencies and to invest in our people and culture.

Under our committed management team and Board of Directors, we are united behind our strategies to deliver the potential of our category-defining brands with the support of our dedicated associates. We remain confident and are focused on meeting our long-term financial targets and returning value to our stockholders, guided by our three strategic priorities: Accelerate the Core, Ignite Growth and Transform the Foundation.

Thank you for your continued commitment to Victoria’s Secret & Co.

Sincerely,

May 3, 2024

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Victoria’s Secret & Co.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

Notice is hereby given that the 2024 Annual Meeting of Stockholders of Victoria’s Secret & Co. (“VS&Co”) will be held virtually via live audio webcast on Thursday, June 13, 2024, at 8:30 a.m. Eastern Time. Stockholders may participate in, vote, and submit questions during the 2024 Annual Meeting online at www.proxydocs.com/VSCO. At the meeting, stockholders will be asked to vote on the following proposals:

1.	To elect nine directors to serve until the 2025 annual meeting of stockholders;

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to permit the exculpation of our officers as permitted by Delaware law;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To approve an amendment to the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan to increase the number of shares available for issuance under the plan by 4,800,000 shares;

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024; and

6.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Each of these proposals is described more fully in the accompanying Proxy Statement. Only holders of record of VS&Co common stock at the close of business on April 15, 2024 are entitled to notice of, and to vote at, the 2024 Annual Meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 13, 2024

We will be utilizing Securities and Exchange Commission (“SEC”) rules that allow us to make the Proxy Statement, our Annual Report, and other proxy materials available on the Internet as the primary means of furnishing the proxy materials to stockholders. Rather than mailing stockholders a paper copy of our proxy materials, on or about May 3, 2024, we will mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to gain online access, free of charge, to our proxy materials. This notice will also include information on how to request a printed or emailed set of proxy materials. The Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended February 3, 2024, and the Notice of Annual Meeting of Stockholders are available at www.proxydocs.com/VSCO.

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How to Vote Your Shares

Your vote is important. Please read the accompanying Proxy Statement and vote right away using any of the following methods:

Stockholders of Record	Vote by Internet at www.proxydocs.com/VSCO

Vote by Telephone at 1-866-977-5067

Vote by Mail by signing and returning your proxy card (if you received a Notice of Internet Availability of Proxy Materials, you will first need to request a printed set of proxy materials to vote using this method)

Beneficial Stockholders	If you are a beneficial owner, you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

Attending the Meeting

In an effort to encourage all of our stockholders to attend the 2024 Annual Meeting virtually from any location convenient to them, as well as reduce the expense and environmental impact of traveling to an in-person meeting, the 2024 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2024 Annual Meeting in person.

To participate in the 2024 Annual Meeting, please visit www.proxydocs.com/VSCO. In order to attend, you must register in advance at www.proxydocs.com/VSCO using the 12 digit control number found on your Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you access to the meeting and to vote and submit questions during the meeting.

Stockholders will be able to listen, vote, examine our stockholder list, and submit questions during the virtual meeting. Whether or not you plan to attend the 2024 Annual Meeting, please vote your shares as soon as possible to ensure they are represented at the meeting.

By Order of the Board of Directors,

Donna James

Chair of the Board

May 3, 2024

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Safe Harbor Statement

UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:

•	we may not realize all of the expected benefits of the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.);

•	general economic conditions, inflation and changes in consumer confidence and consumer spending patterns;

•

market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	our ability to successfully implement our strategic plan;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;

•	our ability to successfully operate and expand internationally and related risks;

•	the operations and performance of our franchisees, licensees, wholesalers, and joint venture partners;

•	our ability to successfully operate and grow our direct channel business;

•	our ability to protect our reputation and the image and value of our brands;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•

consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;

•	our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc. (“Adore Me”);

•	our ability to incorporate artificial intelligence into our business operations successfully and ethically while managing associated risks;

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•	our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:

•	political instability and geopolitical conflicts;

•	environmental hazards and natural disasters;

•	significant health hazards and pandemics;

•	delays or disruptions in shipping and transportation and related pricing impacts; and

•	disruption due to labor disputes;

•	our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;

•	the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in freight, product input and energy costs;

•	our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;

•	our ability to maintain the security of customer, associate, third-party and company information;

•	stock price volatility;

•	shareholder activism matters;

•	our ability to maintain our credit rating;

•	our ability to comply with regulatory requirements; and

•	legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Proxy Statement to reflect circumstances existing after the date of this report or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 22, 2024.

References

“VS&Co,” “the Company,” “we,” “us,” and “our” refers to Victoria’s Secret & Co. together with its subsidiaries unless the context otherwise requires. Our fiscal year ends on the Saturday nearest to January 31. As used herein, “2023” and “fiscal 2023” refer to the 53-week period ended February 3, 2024, “2022” and “fiscal 2022” refer to the 52-week period ended January 28, 2023, and “2021” and “fiscal 2021” refer to the 52-week period ended January 29, 2022.

Non-GAAP Financial Measures

In addition to our results provided in accordance with U.S. generally accepted accounting principles (“GAAP”), this Proxy Statement provides non-GAAP financial measures that present gross profit rate, general, administrative, and store operating expenses, operating income, operating income rate, net income per diluted share and free cash flow in fiscal 2023 and fiscal 2022 on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is

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revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. Please see Appendix A of this Proxy Statement for additional detail regarding these non-GAAP financial measures and a reconciliation between each non-GAAP financial measure and the most directly comparable GAAP financial measure.

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Table of

CONTENTS

1
Proxy Summary

8
PROPOSAL ONE: Election of Directors

9	Director Nominees

18
Corporate Governance

18	Role of the Board

20	Board Composition

25	Board Policies and Practices

27	Board Committees

30	Corporate Governance Policies and Practices

32	Related Party Transactions

33
PROPOSAL TWO: Amendment to Certificate of Incorporation

35
ESG at VS&Co

39
Human Capital Management

44
Director Compensation

46
Compensation Discussion and Analysis

51	Compensation Governance Processes

53	NEO Compensation Components

57	Compensation Governance

59	Compensation Committee Report

60	Executive Compensation Tables

70	CEO Pay Ratio

71	Pay Versus Performance

75
PROPOSAL THREE: Advisory Approval of Compensation of Named Executive Officers

76
PROPOSAL FOUR: Amendment to VS 2021 Stock Plan

86
Beneficial Ownership of Shares

88
Audit Committee Matters

89
PROPOSAL FIVE: Ratification of Appointment of Independent Registered Public Accounting Firm

91
Stockholder Proposals for the 2025 Annual Meeting

92
Questions and Answers

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information you should consider. We urge you to read the entire Proxy Statement carefully before voting.

Proxy Statement

This Proxy Statement is furnished to stockholders of Victoria’s Secret & Co. in connection with the solicitation of proxies by the VS&Co Board of Directors (the “Board”) for use at the annual meeting of VS&Co stockholders to be held on June 13, 2024 (the “2024 Annual Meeting”) and any adjournments or postponements thereof. This Proxy Statement is dated as of May 3, 2024 and is first being sent or otherwise made available to stockholders of record on or about May 3, 2024.

The Notice of Internet Availability of Proxy Materials (the “Notice”) directs stockholders to a website where they can access our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Stockholders, and our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 (the “2023 Annual Report”). This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the 2023 Annual Report are available at www.proxydocs.com/VSCO. If you would prefer to receive a printed or electronic set of our proxy materials, please follow the instructions set forth in the Notice.

ANNUAL MEETING INFORMATION

June 13, 2024	8:30 a.m. Eastern Time	April 15, 2024
DATE	TIME	RECORD DATE

The 2024 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2024 Annual Meeting in person. Instead, stockholders can join and attend the meeting virtually by visiting and registering at www.proxydocs.com/VSCO using the 12 digit control number found on the Notice or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you access to the meeting and to vote and submit questions during the meeting.

LOCATION

The SEC allows us to deliver a single copy of the Notice or other proxy materials to multiple stockholders who share the same last name and mailing address, unless the stockholders instruct us otherwise. We intend to use this delivery method, known as “householding,” in order to reduce the expense and environmental impact of mailing proxy materials. You can receive a separate copy of the Notice or other proxy materials, without charge, by written request via mail to our transfer agent EQ + AST at 1601 15th Avenue, Brooklyn, NY 11219, or by calling EQ + AST at (877) 732-3621. If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions provided by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions provided by your bank or broker.

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PROXY SUMMARY

How to Attend the Annual Meeting

The 2024 Annual Meeting will be held virtually via live audio webcast on Thursday, June 13, 2024 at 8:30 a.m. Eastern Time. Stockholders will not be able to attend the 2024 Annual Meeting in person. To participate in the 2024 Annual Meeting, please visit www.proxydocs.com/VSCO and register in advance using the 12 digit control number found on your Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and to vote and submit questions during the meeting.

Stockholders will be able to submit questions and make statements during the virtual meeting in the meeting portal until the meeting is closed for questions. In addition, stockholders can submit questions and provide statements in advance when registering for the meeting at www.proxydocs.com/VSCO. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using their 12 digit control number. During the formal business of the meeting, we will limit questions and statements to those relevant to the business of the meeting. After the 2024 Annual Meeting is adjourned, we will hold a live webcast questions and answers (“Q&A”) session and address questions and comments of a general nature. This live Q&A session will be conducted in accordance with certain Rules of Conduct that will be posted in the meeting portal. During the Q&A session of the meeting, we intend to answer questions as they come in and address those asked in advance, to the extent time permits.

How to Vote Your Shares

Even if you plan to virtually attend the 2024 Annual Meeting, please vote your shares as soon as possible to ensure they are properly represented at the meeting. Each share of VS&Co common stock entitles the holder thereof to one vote. Stockholders of record at the close of business on April 15, 2024 (the “Record Date”) can vote at the 2024 Annual Meeting online at www.proxydocs.com/VSCO, by telephone at 1-866-977-5067, or by signing and returning your proxy card. If you did not receive a proxy card, you may request one by following the instructions on the Notice. If you are a beneficial owner of VS&Co common stock, you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

Proposals to be Voted On

Your vote is very important. Please cast your vote on all proposals promptly to ensure that your shares are represented at the 2024 Annual Meeting.

Proposal		Board Recommendation	For More Information

1.	Election of Nine Directors	FOR all nominees	Page 8

2.	Amendment to Certificate of Incorporation	FOR	Page 33

3.	Advisory Vote on Executive Compensation	FOR	Page 75

4.	Amendment to Victoria’s Secret 2021 Stock Option and Performance Incentive Plan	FOR	Page 76

5.	Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	Page 89

We do not know of any other matters that will be considered at the 2024 Annual Meeting. If any matter other than the proposals described in this Proxy Statement arises at the meeting, you instruct the Company-designated proxy holders to vote your shares in their discretion in accordance with the recommendations of the Board.

The order of business of the 2024 Annual Meeting and all matters relating to the manner of conducting the meeting will be determined by the chair of the meeting. The 2024 Annual Meeting will be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders.

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PROXY SUMMARY

Company Overview

Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of women’s intimate and other apparel and beauty products marketed under the Victoria’s Secret, PINK and Adore Me brand names. We have approximately 910 stores in the United States, Canada and China, as well as our own websites, www.VictoriasSecret.com, www.PINK.com and www.AdoreMe.com, and other digital channels worldwide. Additionally, we have more than 460 stores in nearly 70 countries operating under franchise, license and wholesale arrangements. VS&Co also includes the merchandise sourcing and production function serving us and our international partners. We operate as a single segment designed to seamlessly serve customers worldwide through stores and online channels.

Our business operates two market leading intimates and beauty brands, Victoria’s Secret and PINK, that share a common purpose of supporting women in all they do, and Adore Me, a technology-led, digital first innovative intimates brand serving women of all sizes and budgets at all phases of life.

Brands

The Victoria’s Secret brand offers a wide assortment of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as prestige fragrances and body care across its global retail locations and its online e-commerce channel. Victoria’s Secret strives to provide the best products to help women express their confidence, sexiness and power, and uses its platform to celebrate the extraordinary diversity of women’s experiences.

PINK is a fashion and lifestyle brand for young women providing on trend products including bras, panties, loungewear, knit tops, activewear, accessories and beauty. PINK uses its platform to create connection and community. PINK is sold across North America and internationally at Victoria’s Secret and PINK retail stores and online.

Adore Me is a direct-to-consumer lingerie and apparel brand that is focused on serving women of all sizes and budgets at all phases of life. Founded in 2011 as an online lingerie startup, Adore Me is transforming the way customers shop with a pioneering home try-on commerce service, a series of innovation-driven products and a mission of making sustainable shopping accessible to all. Adore Me is sold online and in Adore Me’s six retail stores.

Timeline

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PROXY SUMMARY

On August 2, 2021, VS&Co was spun-off from its former parent company, L Brands, Inc. (“L Brands”), and has since operated as an independent, standalone public company. VS&Co common stock began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “VSCO” on August 3, 2021.

Although VS&Co and L Brands currently operate as separate companies, the rules and regulations of the SEC and the NYSE require that we provide certain information, including compensation information for our named executive officers, for the period of time prior to the spin-off. We have sought to clearly indicate throughout this Proxy Statement what information relates to VS&Co prior to the spin-off, when it was operating as a subsidiary of L Brands, and what information relates to VS&Co following the spin-off.

Concurrently with the spin-off, L Brands changed its name from “L Brands, Inc.” to “Bath & Body Works, Inc.” For the sake of consistency, we refer to our former parent company and its successor Bath & Body Works, Inc. as “L Brands” throughout this Proxy Statement.

Values

Our associates are the heart of our business. They bring our values to life, create lifelong relationships with our customers, deliver innovation that keeps us at the forefront of the industry and inspire our happy, healthy and inclusive culture. At the heart of our culture are our values, which reflect our core beliefs.

Love the Customer	We place them at the heart of everything we do. We listen and engage with them to evolve as they do, making every experience count.

DEI is Everything	We believe our business thrives because we look for, listen to and value diversity, equity and inclusion. We champion each other’s well-being and unique needs. We foster a safe environment where everyone is empowered to be their true selves. We never tolerate discrimination, harassment, bullying, aggression or retaliation.

Passion with Purpose	We dream big and channel our passion to what matters most. We unlock our best thinking through curiosity and creativity and learn from mistakes.

Better Together	We lead with integrity, trust and respect, every single day. We speak from the heart and are transparent because we care. We achieve the best outcomes together and work as one team.

4	2024 PROXY STATEMENT

PROXY SUMMARY

2023 Financial Performance

In fiscal 2023, we remained committed to our strategic priorities: 1) Accelerate Our Core; 2) Ignite Growth; and 3) Transform the Foundation. We have made progress on our strategic initiatives to ignite growth and transform the foundation, including progress around our supply chain initiative and international business. Progress related to accelerating our core business in North America was challenged throughout 2023 as the macroeconomic environment continued to put pressure on the consumer and the overall intimates market in North America was pressured throughout the year. We continue to focus on delivering on multiple initiatives in support of our strategic priorities, such as our multi-tender loyalty program, new customer experience enhancements in our digital business, product improvements and launches to enhance the Victoria’s Secret brand and a reimagined merchandise strategy for our PINK brand. As a result, we achieved the following results during fiscal 2023:

$6.182B NET SALES Decrease of 3% compared to 2022	$246M OPERATING INCOME Income rate: 4.0%	$327M ADJUSTED OPERATING INCOME Income rate: 5.3%[1] Compared to $566M in 2022[2]

We delivered net sales and adjusted operating income results within our guidance range each quarter.[1]

$125M INVESTED to repurchase 3.7 million shares of our common stock	$133M FREE CASH FLOW[3]	$151M DECREASE IN DEBT compared to the end of 2022

(1)

Operating income rate, expressed as a percentage of sales, is a non-GAAP financial measure. A reconciliation of operating income rate to the most directly comparable GAAP financial measure can be found in Appendix A.

(2)	Adjusted operating income is a non-GAAP financial measure. A reconciliation of adjusted operating income to the most directly comparable GAAP financial measure can be found in Appendix A.

(3)

Free cash flow is defined as net cash provided by operating activities less capital expenditures. A reconciliation of free cash flow to the most directly comparable GAAP financial measure can be found in Appendix A.

Corporate Governance Highlights

We are committed to strong and effective corporate governance, an attribute we consider critical to achieving long-term value for our stockholders. Key aspects of our corporate governance framework are highlighted below:

•	Annual election of all directors

•	Majority voting standard for uncontested director elections

•	Strong focus on Board independence:

•	Independent Chair of the Board

•	All directors are independent except our Chief Executive Officer (“CEO”)

•	All Board committee members are independent

•	Frequent executive sessions where independent directors meet without management or non-independent directors present

5	2024 PROXY STATEMENT

PROXY SUMMARY

•	Highly talented, engaged and diverse Board:

•	89% of directors have experience as a chief executive officer, chief financial officer, or other executive officer

•	78% of directors are women

•	44% of directors are racially or ethnically diverse

•	98% director attendance at all Board meetings held in fiscal 2023

•	Robust stockholder engagement practices

•	Proxy access rights for stockholders

•	No poison pill

•	Robust Board oversight and commitment to:

•	Long-term strategic plan

•	Ethics and compliance

•	Sustainability and social responsibility

•	Governance

•	Diversity, equity and inclusion

•	Policies prohibiting pledging, hedging and monetization transactions of VS&Co stock

Environmental Sustainability and Social Compliance Highlights

We are committed to driving positive change with women, for women. This not only promotes the stability and sustainability of our operations, workforce, communities, and environment but also supports the expectations of our key stakeholders and the creation of long-term value for our stockholders. Our customers and associates look to us to provide products they feel good about, lead with integrity, champion women’s empowerment, and uphold ethical practices throughout our operations. By prioritizing environmental, social and governance (“ESG”) initiatives that resonate with our stakeholders’ values, we not only meet their needs but also contribute to a more equitable and sustainable future, underlining our belief in the transformative power of women to drive meaningful change. We are constantly learning and evolving our practices by:

•	Integrating our ESG strategy into our company culture and operations, through the leadership of our ESG Committee comprised of senior executives across the enterprise

•

Publishing our annual ESG report in April 2024 as guided by the Sustainability Accounting Standards Board (SASB) and with reference to the Global Reporting Initiative (GRI) framework and International Financial Reporting Standards S2 framework on Climate-Related Disclosures

•	Improving the measurement and tracking of our environmental performance, risks, and opportunities and developing roadmaps to drive our top ESG strategic initiatives forward

•	Partnering with our suppliers to help ensure compliance with our Supplier Code of Conduct and environmental policies, including chemical use and wastewater management

•	Measuring, verifying, and reporting our greenhouse gas emissions and continuing to develop our climate strategy to address our emissions

•	Optimizing our packaging, including decreasing the amount of packaging and increasing use of recycled materials

•	Expanding circularity initiatives and piloting end-of-life channels for our products

6	2024 PROXY STATEMENT

PROXY SUMMARY

Human Capital Highlights

We are committed to not just selling products but using our scale and platform to champion every voice and drive forward inclusion and equity for every individual. We know that when we have diverse voices at the table, we have more creativity, better solutions and better connections to our customers, which drives positive business results and value creation for stockholders. Key aspects of our human capital management, especially our diversity, equity & inclusion (“DEI”) framework, are highlighted below:

•	Focus on three key pillars—people, experience, and purpose—to integrate DEI into everything we do:

•	People: retention, growth, advancement

•	Experience: engagement, inclusive leadership, happy and healthy culture

•	Purpose: create products meeting diverse needs, inspire and uplift, empower the communities where we live and work

•	Capture and publish our gender, race and ethnicity workforce representation statistics

•	Invest in our associates by providing diverse learning and development opportunities and offering Inclusion Resource Groups

•	Strive to foster a happy, healthy, and inclusive work culture where all associates can bring their whole selves to work, be provided with quality benefits, and offered equitable and competitive wages

•	Commit to pay all associates equitably for equal work regardless of gender, race, and ethnicity (and intersectionality of these identities)

•	Prioritize the health and safety of our associates, customers, and vendors by complying with applicable workplace safety laws and having global safety policies

•	Promote a culture of dignity and respect through our model engagement and photo shoot compliance processes

Executive Compensation Highlights

When VS&Co spun-off from L Brands in August of 2021, our executive compensation programs were the programs that were in place at our former parent company for division leaders. Throughout 2022 and 2023, our leadership and the Human Capital and Compensation Committee (“HCCC”) partnered closely with external executive compensation experts to design a philosophy and programs to more closely align with the compensation practices our peers utilize for their most senior leadership. Since the spin-off, the HCCC approved, and we:

•	Developed a new compensation philosophy aligning executive pay with the interests of our stockholders

•

Created a new performance share unit (“PSU”) incentive program that seeks to balance internal and external goals, including stretch financial goals, aligned with our long-range plan and relative total shareholder return

•	Increased stock ownership guidelines for our CEO from 5 to 6 times base salary

•	Reaffirmed our compensation peer group for 2022 and 2023

•

Redesigned our short-term incentive plan for executive vice presidents and above to include revenue as a performance measure in addition to operating income, in line with our goal of being a growth company. In addition to seasonal goals, we added annual goals to measure performance for our executive management team

•	Implemented a new, more stringent Clawback Policy that recoups performance-based compensation for certain misconduct, in addition to satisfying the SEC’s and the NYSE’s clawback rules

We remain committed to clear, transparent executive compensation programs that drive company performance and ensure that the interests of our executives are aligned with those of our stockholders.

7	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One:

ELECTION OF DIRECTORS

The VS&Co Board is currently comprised of nine directors. Each director is elected annually by our stockholders to serve a one-year term expiring at the next annual meeting of stockholders. At the 2024 Annual Meeting, stockholders will be asked to elect nine directors who will serve on our Board until the 2025 annual meeting of stockholders and their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. All of the nine nominees for election as director at the 2024 Annual Meeting are incumbent directors who currently serve on our Board.

Our Board is comprised of individuals with diverse and complementary business experience, leadership prowess, and financial expertise. Each of our directors possesses industry-leading skills that support our long-term growth strategy, including expertise in retail, international business development, brand transformation, supply chain logistics, e-commerce, and public company governance. Together, our directors’ complementary experiences create an engaged and effective Board that exercises independent oversight of our material risks and long-term strategy. Through their unique backgrounds, skills, and qualifications, each of our directors brings a wealth of knowledge, experience, expertise, and energy to our Board.

The Board believes that each of our director nominees is highly qualified to continue to serve as a director. Each nominee’s background, skills, experience, and other qualifications are described below. Each nominee has consented to be named as a nominee and stand for election at the 2024 Annual Meeting. We know of no reason why any nominee would be unable or unwilling to serve as director, but in that event our Board, based on the recommendation of the Nominating and Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee for the election of such substitute nominee.

Pursuant to our Second Amended and Restated Bylaws (the “Bylaws”), in an uncontested election, each director is elected by the affirmative vote of the holders of a majority of the votes cast with respect to that director’s election. Each nominee must receive more votes cast “for” his or her election than “against” his or her election. If you are a beneficial owner of VS&Co common stock, your broker is not permitted to vote your shares on the election of directors if no instructions are received from you (this is commonly referred to as a “broker non-vote”). Abstentions and broker non-votes will not count as a vote cast and, therefore, will have no effect on the outcome of the election of directors. Cumulative voting is not permitted.

If a director does not receive more votes cast “for” his or her election than “against” his or her election, such director’s resignation will be tendered to the Board. The Nominating and Governance Committee will make a recommendation to the Board regarding whether to accept or decline the resignation, taking into account the best interests of VS&Co and its stockholders and considering any factors or other information that the Nominating and Governance Committee believes is appropriate and relevant. The Board will make its decision regarding the resignation at its next regularly scheduled Board meeting following certification of the election results. A director whose resignation is under consideration must abstain from participating in any decision regarding his or her resignation. As a requirement for any person to serve as director, he or she must submit an irrevocable resignation that becomes effective upon (i) that person not receiving a majority of the votes cast in an uncontested election and (ii) acceptance by the Board of that resignation in accordance with any policies and procedures adopted by the Board for that purpose.

The Board unanimously recommends a vote “FOR” each of the following nominees for election as director.

8	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominees

Public Company Directorships

• American Electric Power (NASDAQ: AEP), a public utility holding company, 2022 – present

• The Hartford Financial Services Group (NYSE: HIG), an investment and insurance company, 2021 – present

• Boston Scientific Corporation, a global developer, manufacturer and marketer of medical devices, 2015 – 2023

• Marathon Petroleum Corporation, an integrated downstream energy company, 2011 – 2018

• Time Warner Cable Inc., a provider of video, data and voice services, 2009 – 2016

• CNO Financial Group, a holding company of insurance companies, 2007 – 2011

• Coca-Cola Enterprises, Inc., a multinational nonalcoholic beverages manufacturer and distributor, 2005 – 2012

• L Brands, Inc., the former parent company of VS&Co, 2003 – 2021

• Intimate Brands, Inc., a former subsidiary of L Brands, 2000 – 2001

Professional Experience

• President and Chief Executive Officer, Lardon & Associates LLC, a business and executive advisory services firm, 2006 – present

• Chairman, Financial Settlement Services Agency, Inc., 2005 – 2006

• President, Nationwide Strategic Investments, a division of Nationwide Mutual Insurance Company, 2003 – 2006

• Chairman and Manager, Nationwide Strategic Investment Fund, LLC, 2003 – 2006

• Executive Vice President and Chief Administrative Officer, Nationwide Mutual Insurance Company and Nationwide Financial Services, 2000 – 2003

Key Skills and Qualifications

• Strategic Planning

• Risk Management

• Business Operations

• Public Company Finance

• Human Capital Management

• Corporate Governance

What does Donna James bring to the VS&Co Board?

Donna is a seasoned veteran of public company boardrooms, having served as a director at ten public companies over the past two decades. Donna’s financial expertise and leadership experience as an executive and public company director, coupled with her deep understanding of VS&Co, its history, and the industry in which it operates, equip her with the wisdom and skills to effectively lead the VS&Co Board.

Donna is not afraid to ask tough questions and challenge management’s strategies and assumptions. She engages regularly with the investor community and is a valued sounding board for the CEO and other members of the executive leadership team.

Chair of the Board Independent Age: 66 Director Since: 2021 Board Committees • Audit • Nominating and Governance

9	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Irene Chang Britt

Former President and Divisional Chief Executive Officer, Pepperidge Farm

Public Company Directorships

• IDEXX Laboratories, Inc. (NASDAQ: IDXX), a veterinary animal health care innovator, 2023 – present

• First Watch Restaurant Group, Inc. (NASDAQ: FWRG), daytime dining restaurants, 2023 – present

• Brighthouse Financial, Inc., a leading provider of annuities and life insurance, 2017 – 2023

• TerraVia Holdings, Inc., a food, nutrition and specialty ingredient company, 2016 – 2018

• Tailored Brands Inc., formerly Men’s Warehouse, Inc., 2015 – 2020

• Dunkin’ Brand Group Inc., a leading franchisor of quick service restaurants, 2014 – 2020

• Sunoco, a fuel distribution company, 2011 – 2012

Professional Experience

• Chief Executive Officer, ICB Enterprises LLC, a consulting firm, 2015 – present

• President and Divisional Chief Executive Officer, Pepperidge Farm, a subsidiary of Campbell Soup Company, 2012 – 2015

• Senior Vice President of Global Baking and Snacking, Campbell Soup Company, 2012 – 2015

Key Skills and Qualifications

• Brand Transformation

• Strategic Planning

• Risk Management

• Executive Compensation

• Consumer Marketing

• Public Relations

What does Irene Chang Britt bring to the VS&Co Board?

Irene has a broad range of experience and skills pertinent to global business operations, especially within the retail industry, gained from her numerous leadership positions and public directorships, including at sector-leading consumer companies. Irene led Campbell’s second largest global reportable segment, with net sales exceeding $2.4 billion in 2014. She has deep experience in business transformation and is an expert in human capital management, branding, and marketing.

Irene is a thoughtful and strategic leader of the Human Capital and Compensation Committee. As Chair of the committee, Irene leads the critical work of overseeing VS&Co’s executive compensation program and succession planning for the executive management team. She guided the development of VS&Co’s inaugural executive compensation program and is constantly exploring ways to improve it.

Independent Age: 61 Director Since: 2021 Board Committees • Audit • Chair of Human Capital and Compensation

10	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Sarah Davis

Former President, Loblaw Companies Limited

Public Company Directorships

• Amdocs (NASDAQ: DOX), a leading software and digital services provider, 2021 – present

• Pet Valu (TSX: PET), a Canadian retailer of pet food and related supplies, 2021 – present

• AGF Investments, an investment management firm, 2014 – 2022

Professional Experience

• President, Loblaw Companies Limited, a grocery, pharmacy and beauty retailer, 2017 – 2021

• Chief Administrative Officer, Loblaw Companies Limited, 2014 – 2017

• Chief Financial Officer, Loblaw Companies Limited, 2010 – 2014

Key Skills and Qualifications

• Public Company Finance

• Strategic Planning

• Risk Management

• Operations

• Mergers and Acquisitions

• Women’s Advocacy

What does Sarah Davis bring to the VS&Co Board?

A seasoned public company executive and director, Sarah served as Chief Financial Officer, Chief Administrative Officer, and President of Loblaw Companies Limited, one of Canada’s largest omni-channel retailers of grocery, pharmacy, and beauty. At Loblaw, Sarah had a broad portfolio of responsibilities including corporate strategy, supply chain, information technology, real estate, and human resources. When Sarah left the company in 2021, the Loblaw loyalty program had 16 million members, almost one for every household in Canada.

Sarah brings value to the VS&Co Board through her corporate finance expertise and public company board experience. Her knowledge as an accountant and experience in various executive leadership roles are critical to leading the strategic and oversight functions of the Audit Committee.

Independent Age: 56 Director Since: 2021 Board Committees • Chair of Audit • Nominating and Governance

11	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Jacqueline Hernández

Interim Chief Executive Officer, MediaCo

Independent Age: 58 Director Since: 2021 Board Committees • Human Capital and Compensation • Nominating and Governance

Public Company Directorships

• MediaCo Holding Inc. (NASDAQ: MDIA), a multimedia company focused on radio and digital advertising, premium programming and events, 2024 –present

• Isos Acquisition Corporation, a special purpose acquisition company, 2021

Professional Experience

• Interim Chief Executive Officer, MediaCo Holding Inc., 2024 – present

• Founder and Chief Executive Officer, New Majority Ready, a marketing and strategy consulting firm, 2019 – present

• President, Combate Américas, a Hispanic sports franchise, 2017 – 2020

• Chief Marketing Officer, NBCUniversal Hispanic Enterprises, 2014 – 2017

• Chief Operating Officer, NBCUniversal Telemundo Enterprises, 2008 – 2014

Key Skills and Qualifications

• Consumer Marketing

• Data Analytics

• Business Operations

• Strategic Planning

• AI Ethics

• Brand Transformation

• Digital and Social Media Marketing

• Diversity, Equity and Inclusion

What does Jacqueline Hernández bring to the VS&Co Board?

Jacqueline brings business and cultural fluency in many of VS&Co’s key markets, notably U.S. Hispanic and North America. As VS&Co develops and executes on its go-to-market strategy through the lens of a product-led entertainment brand, the Board and management team benefit greatly from Jacqueline’s insight and experience in brand transformation and multimedia marketing.

When it comes to multicultural and youth consumer marketing, Jacqueline is an expert. Her business leadership experience makes her a trustworthy authority on long-term and short-term strategic planning, brand transformation, consumer insights, and DEI.

12	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Rod Little

Chief Executive Officer, Edgewell Personal Care

Public Company Directorships

• Edgewell Personal Care Company (NYSE: EPC), a multinational consumer products company, 2019 – present

Professional Experience

• Chief Executive Officer, Edgewell Personal Care Company, 2019 – present

• Chief Financial Officer, Edgewell Personal Care Company, 2018 – 2019

• Chief Financial Officer, HSN, Inc., formerly known as the Home Shopping Network, 2017

• Chief Financial Officer, Elizabeth Arden, a makeup, skincare, and perfume company, 2014 – 2016

• Global Finance Director, Procter & Gamble, a global consumer goods company, 2009 – 2014

Key Skills and Qualifications

• Strategic Planning

• Mergers and Acquisitions

• Public Company Finance

• E-Commerce and Digital Operations

• Beauty Merchandise

• International Retail Operations

• Sustainability

What does Rod Little bring to the VS&Co Board?

Rod brings more than 20 years of experience in the global consumer goods industry, significant public company leadership and finance experience, and a strong track record of driving results. As Chief Executive Officer of Edgewell Personal Care Company, one of the world’s largest manufacturers and marketers of personal care products in the wet shave, sun and skin care, and feminine care categories, Rod accelerated growth and margin expansion of a highly profitable business. Before beginning his career in the consumer goods industry, Rod served as an officer in the United States Air Force for five years.

As the CEO of a multinational, publicly traded consumer products company with decades of experience in the industry, Rod’s recent appointment to the VS&Co Board further strengthens our ability to unlock long-term stockholder value through informed oversight of our ongoing strategic initiatives.

Independent Age: 54 Director Since: 2023 Board Committees • Human Capital and Compensation

13	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Mariam Naficy

Founder and Executive Chairman, Minted

Public Company Directorships

• Yelp, Inc., a broad-based local advertising platform, 2014 – 2020

Professional Experience

• Chief Executive Officer and Founder, Arcade.ai, an artificial intelligence commerce company, 2022 – present

• Managing Partner, Heretic Ventures, a venture incubator that launches and funds online consumer businesses that capitalize on new technology, 2021 – present

• Executive Chairman, Minted, an online marketplace for creative and custom goods, 2022 – present

• Co-Chief Executive Officer, Minted, 2021 – 2022

• Chief Executive Officer and Founder, Minted, 2007 – 2021

• Vice President and General Manager, The Body Shop International plc, a global cosmetics retailer, 2003 – 2007

Key Skills and Qualifications

• E-Commerce and Digital Operations

• Women’s and Beauty Merchandise

• Consumer Marketing

• Strategic Planning

• Mergers and Acquisitions

• Diversity, Equity and Inclusion

What does Mariam Naficy bring to the VS&Co Board?

Mariam is an experienced CEO and successful entrepreneur known for seeing around corners and pioneering both e-commerce and online creative communities. She founded Heretic Ventures, an incubator for companies at the intersection of culture, commerce, and creators; Minted, one of the most successful community-based e-commerce companies in the world; and Eve.com, a first-of-its-kind cosmetic e-commerce site. Mariam brings to the Board deep expertise in digital and direct-to-consumer retailing, modern media marketing, and mergers and acquisition transactions.

Mariam is a pioneer of capitalizing on opportunities within the digital retail space. She has been a key partner overseeing the acquisition of Adore Me, VS&Co’s technology-led, digitally native intimates brand, and the realization of synergies and other benefits from that acquisition.

Independent Age: 53 Director Since: 2022 Board Committees • Nominating and Governance

14	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Lauren Peters

Former Chief Financial Officer, Foot Locker, Inc.

Public Company Directorships

• Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, 2021 – present

• La-Z-Boy, Inc. (NYSE: LZB), a manufacturer of residential and office furniture, 2016 – present

Professional Experience

• Chief Financial Officer, Foot Locker, Inc., a global multi-channel specialty retailer of footwear and apparel, 2011 – 2021

• Senior Vice President, Strategic Planning, Foot Locker, Inc., 2002 – 2011

Key Skills and Qualifications

• Public Company Finance

• Women’s and Youth Merchandise

• Omni-Channel Operations

• Strategic Planning

• Investor Relations

• Real Estate Strategy

What does Lauren Peters bring to the VS&Co Board?

Lauren is a seasoned financial executive and Certified Public Accountant with over thirty years of financial experience. During her executive career at Foot Locker, Lauren led development of the strategic planning process, digital transformation, and several acquisitions and divestitures. Her leadership experience with consumer focused, omni-channel, global retailers, together with her financial and strategic planning expertise and public company board experience, make her an asset to the VS&Co Board.

Lauren’s accomplishments as Chief Financial Officer of Foot Locker are evident in the way she provides strategic counsel and guidance to the VS&Co Board and Audit Committee. She knows what it takes to be successful in the competitive specialty retail environment.

Independent Age: 62 Director Since: 2021 Board Committees • Human Capital and Compensation • Audit

15	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Public Company Directorships

• Janus Henderson Group PLC (NYSE: JHG), a global active asset manager, 2022 – present

• Cohn Robbins Holding Company, a special purpose acquisition company, 2020 – 2022

• L Brands, Inc., the former parent company of VS&Co, 2019 – 2021

Professional Experience

• Senior Advisor, PJT Partners, a global advisory-focused investment bank, 2018 – present

• Founder, Investor Stewardship Group, a collective of institutional investors that introduced a framework for principles-based corporate governance, 2017

• Chair of Investor Advisory Committee, Securities and Exchange Commission, 2012 – 2020

• Director of Corporate Governance, The California State Teachers’ Retirement System (CalSTRS), 2008 – 2018

• Chief Deputy Director for Policy, California Department of Finance, 2004 – 2008

Key Skills and Qualifications

• Corporate Governance

• Investor Relations

• Sustainability

• Human Capital Management

• Executive Compensation

• Legal and Regulatory Compliance

What does Anne Sheehan bring to the VS&Co Board?

Anne is a renowned governance expert, having served as Chair of the SEC’s Investor Advisory Committee for eight years and as Director of Corporate Governance at CalSTRS, one of the largest pension funds in the United States, for ten years. In these and other roles, Anne was a leader in navigating complex legislative, regulatory, and shareholder relations affairs. Anne is a founder of the Investor Stewardship Group and serves on the advisory boards of the Weinberg Center for Corporate Governance at the University of Delaware and the Rock Center for Corporate Governance at Stanford Law School. Anne utilizes her deep knowledge, understanding of investor perspectives, and experience in all aspects of corporate governance to lead the Nominating and Governance Committee and provide valuable insight to the Board.

Anne has seen it all when it comes to corporate governance and investor relations. She is a trusted leader in this space and knows the players, options, risks, and opportunities.

Independent Age: 67 Director Since: 2021 Board Committees • Chair of Nominating and Governance • Human Capital and Compensation

16	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Martin Waters

Chief Executive Officer, Victoria's Secret & Co.

Professional Experience

• Chief Executive Officer, Victoria’s Secret & Co., 2021 – present

• Chief Executive Officer of VS Lingerie, L Brands, Inc., the former parent company of VS&Co, 2020 – 2021

• Chief Executive Officer of International, L Brands, Inc., 2008 – 2020

Key Skills and Qualifications

• Beauty and Women’s Merchandise

• Retail Store Operations

• International Retail Operations

• Omni-Channel Operations

• Franchising and Joint Ventures

• Brand Transformation

• Strategic Planning

What does Martin Waters bring to the VS&Co Board?

Martin is a career retail executive who is respected for leading businesses with strong financial performance and equally strong and healthy corporate cultures. Martin has lived and worked in five countries, leveraging his experience in strategic planning, merchandising, brand management, marketing and supply chain operations to establish new business models in over 80 countries worldwide. Martin applies his experience serving as CEO of VS&Co and other leadership roles at L Brands since 2008 to supply unparalleled knowledge of VS&Co and the global intimates and beauty markets.

Martin leads the VS&Co executive management team in developing and implementing our long-term strategic growth plan. He is also a strong advocate of maintaining VS&Co’s happy, healthy and inclusive culture.

Age: 58 Director Since: 2021

17	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

We are committed to strong and effective corporate governance, an attribute we consider critical to achieving long-term value for our stockholders.

Role of the Board

The Board of Directors is ultimately responsible for overseeing the management of VS&Co. The executive management team is responsible for the day-to-day business and operations of VS&Co. The Board works with the management team to guide VS&Co’s long-term strategy and overall vision and direction. The Board is responsible for making certain key decisions about financial planning, significant capital expenditures, executive compensation structure and philosophy, the composition of the Board and executive management team, material acquisitions, and other high-priority matters. The Board is also involved in stockholder and community relations, ethical and legal compliance, risk management, and ESG issues. Many of these roles are performed through the Board’s three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee. See “Board Committees” below for additional detail on the roles of each committee.

Board Leadership Structure

The Board is led by an independent Chair who presides over each Board meeting, including executive sessions where the independent directors meet separately without management or non-independent directors present. Donna James, the current independent Chair of our Board, provides strong, thoughtful, and independent leadership for the Board and serves as a liaison between the Board and executive management. Donna brings vast knowledge and experience about VS&Co to her role, having served on the board of directors of L Brands, our former parent company, since 2003. As Chair of the Board, she represents the Board in communications with stockholders and other stakeholders, provides instruction on which topics and issues deserve the Board’s attention and consideration, and meets regularly with the CEO to provide guidance on emerging risks and other matters that arise between Board meetings.

VS&Co’s Corporate Governance Guidelines require that the CEO and Chair of the Board roles remain separate. The Chair of the Board must be an independent director who is elected annually by majority vote of the independent directors. We believe the separation of the roles of Chair and CEO is ideal given our strategic and operational priorities. This structure allows the CEO to focus on VS&Co’s business, operations, and strategy, with the benefit of the independent Chair’s unique experience, perspective, and vision. Given the current strategic direction and ownership and leadership structure of the Company, the Board is not currently contemplating an amendment to our Corporate Governance Guidelines to permit the roles of CEO and Chair to be filled by a single individual. Such a change would be carefully considered by the Board in light of the best interests of our stockholders, and we would notify stockholders if that change should occur.

On an annual basis, the Board selects a Chair to lead each Board committee. Sarah Davis is the current Chair of the Audit Committee; Irene Chang Britt is the current Chair of the Human Capital and Compensation Committee; and Anne Sheehan is the current Chair of the Nominating and Governance Committee. Each Board committee provides a report of its affairs to the full Board on a quarterly basis.

For more information on our Board structure and operations, please see our Corporate Governance Guidelines, available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

Board Oversight of Risk Management

The Board is responsible for oversight of enterprise risk, with a focus on the most significant risks we face, including strategic, competitive, economic, operational, financial, legal, regulatory, cybersecurity, ESG, compliance, and reputational

18	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

risks. The Board regularly receives reports regarding these risks from the CEO, Chief Financial and Administrative Officer, Chief Legal Officer and Chief Human Resources Officer, Chief Ethics and Compliance Officer, Vice President of Internal Audit, and other members of the executive management team, as well as additional updates on an as-needed basis. In addition, the Board consults outside advisors who provide training, help the Board anticipate future threats and trends, and answer Company-specific questions on key areas of risk. Directors are also encouraged to obtain continuing education on risk management to further develop their expertise.

Management has implemented a holistic and integrated approach to enterprise risk management that includes (i) identifying, monitoring and assessing risks, (ii) developing and implementing strategic plans and processes to mitigate those risks, and (iii) reporting risk information throughout the organization. The Board oversees the enterprise risk management program and assists management in assessing major risks and evaluating options for their mitigation. Risks with higher levels of priority and urgency draw more of the Board’s time and attention. Ultimately, it is the responsibility of the CEO and our senior management team to determine the appropriate level of exposure to risk with oversight and guidance by the Board.

The Board has delegated oversight of certain risk areas to the standing Board committees. The committees regularly report to the full Board regarding their risk oversight responsibilities.

•	Audit Committee

•	Regularly reviews our policies and practices with respect to enterprise risk assessment and management

•	Oversees management and mitigation of our major financial risk exposures

•	Regularly reviews our policies and practices with respect to cybersecurity risk and our data security policies

•	Regularly reviews our anti-fraud programs and controls

•

Works with management, including the Chief Legal Officer and Chief Ethics and Compliance Officer, and our independent auditors to oversee assessment and mitigation of significant legal, regulatory, and ethical compliance risk

•	Human Capital and Compensation Committee

•	Oversees management and mitigation of risks related to human capital management and risks arising from our compensation policies and practices and succession planning

•	Nominating and Governance Committee

•	Oversees management and mitigation of risks related to our corporate governance, sustainability, and social responsibility programs

Board Oversight of Cybersecurity

Cybersecurity is a key priority within the Company’s enterprise risk management program. The Board oversees the systems and processes in place to securely receive, transmit, and store confidential information about VS&Co, our associates and our customers in order to protect against, detect, and respond to cybersecurity threats and incidents. The Audit Committee has been delegated the primary responsibility for the Board’s oversight of cybersecurity risks. The Audit Committee receives reports from the Chief Information Security Officer and other members of management on the effectiveness of the cybersecurity program and related information security matters on a semi-annual basis, with additional updates as needed. The Audit Committee reports to the Board on cybersecurity risk oversight at least annually.

As part of our cybersecurity risk management program, we have developed a cyber incident response plan that sets forth controls and procedures for prompt reporting and remediation of any material cybersecurity incident. We also utilize independent third-party assessors to periodically assess our cybersecurity program and suggest opportunities for improvement. Associates who have access to confidential information receive training on cybersecurity at least annually, and we maintain a cybersecurity and information security risk insurance policy. VS&Co has not experienced a material cybersecurity or information security breach since the spin-off from L Brands in 2021. For additional information on our cybersecurity risk management program, please see “Item 1C. Cybersecurity” in our 2023 Annual Report.

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Board Oversight of ESG

The Board considers the identification and management of ESG risks and opportunities to be critical to the success of our long-term business strategy. Accordingly, the Board reviews ESG risks and opportunities at least annually. In addition, the Nominating and Governance Committee maintains direct oversight of VS&Co’s actions in furtherance of our corporate social responsibility, ESG and philanthropic initiatives, including the impact of our operations on associates, citizens and communities. The Nominating and Governance Committee periodically reviews our programs, policies and strategies relating to corporate social responsibility, including environmental, sustainability, climate change, social issues involving supply chain, and philanthropic initiatives. The Nominating and Governance Committee also oversees our ESG reporting program, through which we communicate our position and progress on ESG initiatives to our stockholders, customers, and other stakeholders. The Human Capital and Compensation Committee oversees our programs, policies and strategies relating to human capital management, including diversity, equity and inclusion. On multiple occasions each year, the Nominating and Governance Committee and, with respect to human capital management and DEI, the Human Capital and Compensation Committee, receive reports from management in order to monitor progress in these areas and report to the full Board.

Board Composition

The Board is currently comprised of nine directors. Each director is elected annually by our stockholders to serve a one-year term expiring at the next annual meeting of stockholders.

Director Independence

The Board has determined that each of Irene Chang Britt, Sarah Davis, Jacqueline Hernández, Donna James, Rod Little, Mariam Naficy, Lauren Peters, and Anne Sheehan is independent under the listing standards of the NYSE and applicable SEC rules. All of our directors other than Martin Waters, our CEO, are independent. Mr. Waters is not independent because he is an executive officer of VS&Co. Aside from Mr. Waters’ employment and compensation agreements, none of our directors are party to any related person transaction as defined by our Related Person Transaction Policy.

Our Corporate Governance Guidelines require that a majority of our directors, as well as each member of the Audit Committee, Human Capital and Compensation Committee, and Nominating and Governance Committee, are independent, as determined by the Board pursuant to the standards of the NYSE and any other applicable laws, rules, and regulations. In determining the independence of our directors, the Board considers all relevant facts and circumstances, including the relationships that each director has with VS&Co, including, but not limited to, any commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. This determination is made annually.

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The Board also determined that each member of the Audit Committee satisfies the heightened independence standards for audit committee members under applicable SEC rules and considered the additional factors under applicable NYSE rules for compensation committee members before determining that each member of the Human Capital and Compensation Committee is independent.

Director Nominee Selection

The Nominating and Governance Committee is responsible for developing the criteria for the selection of nominees for director and recommends to the Board candidates for nomination at the annual meeting of stockholders or to fill any vacancy on the Board. The Board is responsible for the final selection of director nominees.

The Nominating and Governance Committee oversees searches for and identifies qualified individuals for Board membership taking into consideration candidates’ independence, judgment, ethics and integrity, experience, and skills, as well as our commitment to diversity, equity, and inclusion. Our Corporate Governance Guidelines require that the initial pool of candidates identified to be considered for any Board vacancy include persons reflecting a diversity of race, ethnicity, gender, sexual orientation, or other underrepresented groups. Each year, the Nominating and Governance Committee undergoes a comprehensive process that leads to the determination of the director nominees. This process includes:

•	Examining the composition of the Board and its committees in light of the current needs of the Board, the Company, and each of the Board committees

•	Conducting an annual evaluation of the Board, each Board committee, and each individual director (see “Performance Evaluations” below)

•	Considering the aggregated skills, experience and expertise of the Board and each Board committee and identifying any skills, experience or expertise that is underrepresented or would be additive

•	Proactive succession planning for directors who may be planning to exit the Board

•	Considering Board refreshment and the value of new directors with fresh ideas and perspectives (see “Board Refreshment” below)

The Nominating and Governance Committee may consider director candidates from any reasonable source. A third party search firm may be engaged to assist the Nominating and Governance Committee in identifying potential new director candidates. For information on how stockholders can propose nominees for director, see “Stockholder Proposals for the 2025 Annual Meeting” below. The Nominating and Governance Committee uses the same criteria and process to evaluate candidates nominated by stockholders as it does for any other candidate. All candidates undergo a rigorous vetting process that includes a background check, multiple interviews and contacting references.

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Board Refreshment

The composition of the Board is intentionally designed to include a balance of directors with multiple years of Board service, who contribute deep levels of experience and knowledge of the Company and its history, with new directors that offer fresh ideas and perspectives. Board refreshment is critical to ensuring optimal Board and Board committee composition in light of the constantly evolving needs of the Company. When the VS&Co Board was established, five new directors joined Donna James and Anne Sheehan, who had served as directors of L Brands, the Company’s former parent company. Since the spin-off from L Brands, two additional directors have joined the Board.

Director Election and Removal

All members of the Board are elected each year at the annual meeting of stockholders. Pursuant to our Bylaws, in an uncontested election, directors are elected by majority of the votes cast, which means each nominee must receive more votes “for” his or her election than “against” his or her election. In a contested election where the number of nominees exceeds the number of directors to be elected, directors are elected by plurality vote, which means the nominees with the most votes “for” their election will be elected as directors. As provided in our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), any director can be removed at an annual or special meeting of stockholders, with or without cause, by the affirmative vote of stockholders holding at least a majority of the outstanding shares of VS&Co common stock entitled to vote in the election of directors.

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Director Skills and Qualifications

Our Board believes that the current directors as a collective group have the skills, experience, character, and backgrounds to provide effective oversight of VS&Co and create long-term sustainable growth and value for our stockholders through successful execution of our strategic plan. The table below and the director biographies that appear earlier in this Proxy Statement summarize some of the key attributes, experience and skills that each director brings to the Board. If an individual director is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in that specific area.

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Director Diversity

Our Corporate Governance Guidelines require our Board to be comprised of members with diverse backgrounds and perspectives who possess the integrity, judgment, skills, experience, and other characteristics that are deemed necessary or desirable for the effective performance of the Board’s oversight function and other roles. We require that the initial pool of candidates identified to be considered for any Board vacancy include persons of all backgrounds, including a diversity of race, ethnicity, gender, sexual orientation, and other underrepresented groups.

Board Diversity Matrix (as of May 3, 2024)

Total number of directors: 9	Women	Men	Non-Binary	Did not disclose gender

Part I: Gender Identity

Directors(1)	7	2	–	–

Part II: Demographic Background

African American or Black(2)	1	–	–	–

Alaska Native or American Indian	–	–	–	–

Asian(3)	2	–	–	–

Hispanic or Latino/a/x(4)	1	–	–	–

Native Hawaiian or Pacific Islander	–	–	–	–

White(5)	3	2	–	–

Two or More Races or Ethnicities	–	–	–	–

LGBTQIA+	–	–	–	–

Did Not Disclose Demographic Background	–	–	–	–

(1)	Irene Chang Britt, Sarah Davis, Jacqueline Hernández, Donna James, Mariam Naficy, Lauren Peters, and Anne Sheehan are women. Rod Little and Martin Waters are men.

(2)	Donna James’ race or ethnicity is Black.

(3)	Irene Chang Britt’s and Mariam Naficy’s race or ethnicity is Asian.

(4)	Jacqueline Hernández’s race or ethnicity is Hispanic.

(5)	Sarah Davis’s, Rod Little’s, Lauren Peters’, Anne Sheehan’s, and Martin Waters’ race or ethnicity is White.

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Board Policies and Practices

Director Attendance

Our directors are called upon to be knowledgeable about and interested in the business of VS&Co. Directors are expected to attend all or substantially all of the Board and applicable Board committee meetings and to devote the time necessary to diligently discharge their duties. All directors are invited to attend all Board committee meetings, even if they are not a member of that committee.

Directors are required to attend the annual meeting of stockholders, unless unable to do so due to extraordinary circumstances. All directors attended the annual meeting of stockholders in 2023 except Mariam Naficy. All directors are expected to attend the 2024 Annual Meeting.

Board Meetings

The Board met ten times in fiscal 2023. During fiscal 2023, each director attended more than 75% of the meetings of the Board and the Board committees on which the director served during the director’s tenure. For any Board meeting, the presence of a majority of the directors constitutes a quorum, which is required for the Board to transact business. Except as otherwise required by law or our Certificate of Incorporation or Bylaws, Board action requires the vote of a majority of the directors present at a meeting with quorum. Each director has one vote.

Executive Sessions of Independent Directors

Our independent directors are ensured adequate opportunity to meet in executive session, without management or non-independent directors present, at each meeting of the Board and the Board committees. The independent directors are required to meet in executive session at least once per year and have established a custom of meeting in executive session at nearly all Board and Board committee meetings. In fiscal 2023, all Board meetings included an executive session.

Stock Ownership Guidelines

Directors are expected to comply with our stock ownership guidelines. Once a director has served on the Board for four years, he or she must maintain ownership of a number of shares of VS&Co common stock equal to the sum of the net shares he or she received as Board compensation over the preceding four-year period. For purposes of these guidelines, “net shares” means the number of shares that would remain if shares received by the director are sold to satisfy any associated tax obligations (assuming a tax rate of 40%) upon receipt.

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Director Orientation and Continuing Education

Ongoing director education is an important priority of the Company and the Board. Meetings of the Board and its standing committees regularly include presentations on educational topics and updates on emerging issues. In addition, directors are encouraged to participate in and attend, at VS&Co’s expense, additional continuing education programs, including programs recommended by the Nominating and Governance Committee.

New members of the Board receive a formal orientation designed and implemented under the supervision of the Nominating and Governance Committee. New Board members meet with the CEO, the Chief Financial Officer, the Chief Legal Officer and Chief Human Resources Officer, and other members of management to learn about the Company’s history, business operations, long-term strategy, finances, and governance policies.

Performance Evaluations

The Board, each standing Board committee, and each director undergoes a structured annual performance evaluation designed and overseen by the Nominating and Governance Committee. Each director completes a detailed assessment of the Board, each committee on which such director serves, as well as his or her own performance as a director. The Nominating and Governance Committee reviews each director’s self-assessment and recommends opportunities for improvement. The Board and committee evaluation questionnaires include questions related to Board or committee operations, culture, composition, structure, meetings, meeting materials, communication with management and external advisors, and initiatives the Board or committee should address in the near future. The Board and each of the standing committees discuss the performance evaluation results and explore ideas for improvement during an executive session of the next Board or committee meeting.

Board Term Limits and Age Limits

We have not established term limits for directors. The Board strives to maintain a balance between short-tenured directors with new perspectives and longer-tenured directors with a deep understanding of VS&Co’s history, operations and markets. Through the Board performance evaluation process and annual nomination for re-election, the Board believes that it can effectively manage and maintain the right balance of Board tenure. We have not established age limits for directors for these same reasons.

Service on Other Public Company Boards

In order to ensure sufficient time to dedicate to Board duties, any director who is a current CEO or other named executive officer of a public company may serve on no more than one public company board in addition to our Board. Any director who is not a current CEO or named executive officer of a public company may serve on up to three public company boards in addition to our Board. Further, due to the enhanced time commitment associated with being a member of an audit committee, no director may serve on more than three audit committees (including our Audit Committee) at any time.

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Directors are required to notify the Chair of the Board prior to accepting any public company director role in order to avoid potential conflicts of interest and to allow the Board to assess compliance with the limitation on public company board service described above.

Change in Circumstances

If a director has a change in his or her primary occupation, employer, consulting status, investor status or other personal or professional circumstances that may adversely impact the director’s ability to dedicate the time and attention necessary to the Board, call into question his or her independence, or negatively impact our business or reputation, the director must submit his or her resignation to the Chair of the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or decline the director’s resignation, taking into account the relevant circumstances and the best interests of VS&Co and its stockholders.

Conflicts of Interest and Compliance with Code of Conduct

Directors are expected to avoid any action or relationship that creates, or creates the appearance of, a conflict between VS&Co’s interests and their personal or immediate family’s interests. Directors must make prompt, complete, and continuing disclosure of all facts relating to any actual or potential conflict to the Chair of the Audit Committee. The Chair will then consult with counsel and, as appropriate, the full Audit Committee regarding the resolution of the matter in accordance with applicable law and VS&Co policies.

Directors are expected to comply with all applicable provisions of our Code of Conduct. Directors are also expected to comply with all other applicable policies that may be adopted from time to time, including, but not limited to, our Insider Trading Policy, Related Person Transaction Policy and Global Anti-Corruption Policy.

Compensation Committee Interlocks and Insider Participation

The Human Capital and Compensation Committee is comprised entirely of directors who are not current or former employees of VS&Co or any of its subsidiaries and who qualify as independent under applicable NYSE standards and SEC rules. During fiscal 2023, (i) none of the members of the Human Capital and Compensation Committee had any relationships requiring disclosure under the SEC’s related party transaction rules, (ii) none of the members of the Human Capital and Compensation Committee was an executive officer of a company for which one of our executive officers is a director, and (iii) none of our executive officers served as a director or member of the compensation committee of an entity that has an executive officer who is a director of VS&Co or member of the Human Capital and Compensation Committee. Accordingly, no compensation committee interlocking relationships exist between the members of the Human Capital and Compensation Committee and the board or compensation committee of any other company.

Board Committees

The Board has three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee. Each committee is governed by a written charter that has been approved by the applicable committee and the full Board. These charters can be accessed on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

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The roles and responsibilities of each Board committee are described below. The following table shows the current membership of the Board’s standing committees. An asterisk indicates members of the Audit Committee who the Board has determined qualify as an “audit committee financial expert” in accordance with SEC rules.

Director	Audit Committee	Human Capital and Compensation Committee	Nominating and Governance Committee

Irene Chang Britt	∎	CHAIR

Sarah Davis	CHAIR*		∎

Jacqueline Hernández		∎	∎

Donna James, Chair of the Board	∎*		∎

Rod Little		∎

Mariam Naficy			∎

Lauren Peters	∎*	∎

Anne Sheehan		∎	CHAIR

Martin Waters, CEO

Audit Committee

Each member of the Audit Committee is financially literate and independent, as required by NYSE listing standards, and also meets the heightened independence standards for audit committee members under applicable SEC rules. In addition, the Board has determined that each of Sarah Davis, who serves as Chair of the Audit Committee, Donna James, and Lauren Peters is an “audit committee financial expert” under SEC rules. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of the Audit Committee or the Board.

The Audit Committee met six times during fiscal 2023. Members of the Audit Committee attended 96% of committee meetings during fiscal 2023. The responsibilities of the Audit Committee include, among other duties:

•	Appoint, compensate, retain, oversee, and terminate our independent registered public accounting firm

•	Review and approve the scope, timing, and staffing of the audit conducted by the independent registered public accounting firm

•

Discuss any critical audit matters and significant findings from the audit conducted by the independent registered public accounting firm, as well as any significant problems or difficulties encountered

•	Evaluate the independent registered public accounting firm’s qualifications, performance, and independence and present such findings to the Board

•	Evaluate the performance, responsibilities, budget, and staffing of our internal audit function

•	Review the internal audit plan and results

•

Review and discuss with management, the internal auditors, and the independent registered public accounting firm our annual and quarterly financial statements and disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K prior to filing with the SEC

•	Review earnings press releases and our policies with respect to financial information and earnings guidance provided to the market

•	Review our system of internal controls and disclosure controls and procedures

•	Review our policies and practices with respect to enterprise risk management, enterprise risk assessment, cybersecurity risk, and our data security policies

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•	Discuss with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures

•	Review our anti-fraud programs and controls and report such findings to the Board

•	Oversee the investigation and resolution of significant legal or regulatory matters affecting VS&Co as well as significant matters arising under the Code of Conduct

•	Review and, if appropriate, approve related party transactions in accordance with the Related Person Transaction Policy

•	Stay abreast of current accounting trends and developments and discuss with the independent registered public accounting firm and management any resultant action or changes that may be appropriate

Human Capital and Compensation Committee

The Human Capital and Compensation Committee, chaired by Irene Chang Britt, is comprised of directors who qualify as independent, including under the additional NYSE independence requirements applicable to compensation committee members. The Human Capital and Compensation Committee met ten times during fiscal 2023. Members of the Human Capital and Compensation Committee attended 95% of committee meetings during fiscal 2023 held during their service on the committee. The responsibilities of the Human Capital and Compensation Committee include, among other duties:

•	Oversee our human capital management, including our diversity, equity and inclusion programs, policies, and strategies

•	Review and approve our compensation and benefits philosophy and policies, including any incentive compensation plans and equity-based plans

•	Review and assess risks arising from our compensation policies and programs and report such findings to the Board

•	Evaluate the CEO’s performance and approve his or her compensation, with the input of the full Board

•	Review and approve the compensation structure of the other executive officers

•	Recommend to the Board the compensation of the directors

•	Review and discuss with management the “Compensation Discussion and Analysis” portion of the annual proxy statement

•	Oversee the succession plans for the CEO and other executive officers

•	Review our key workforce management and human capital policies and practices related to:

•	Organizational engagement and effectiveness

•	Culture

•	Diversity, equity, and inclusion

•	Equal employment opportunity

•	Talent recruitment and retention

•	Associate development programs

•	Performance and skills evaluations

Nominating and Governance Committee

Anne Sheehan is the Chair of the Nominating and Governance Committee. The Board has determined that each member of the committee is independent under NYSE listing standards. The Nominating and Governance Committee met five times during fiscal 2023. Members of the Nominating and Governance Committee attended 92% of committee meetings during fiscal 2023. The responsibilities of the Nominating and Governance Committee include, among other duties:

•	Develop and recommend to the Board the criteria and procedures for the selection of director nominees

•	Identify and recommend to the Board qualified candidates for director

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•	Review and consider the qualifications of any individual nominated by stockholders as a candidate for director

•	Review and make recommendations to the Board regarding the composition, size, structure, practices, policies, and activities of the Board and the Board committees

•	Oversee the annual evaluation of the performance of the Board, the Board committees, and the individual directors, and recommend ways to improve such performance

•	Design and oversee orientation programs for new directors and continuing education programs for existing directors

•

Oversee and review our programs, policies, and strategies relating to corporate social responsibility, including, but not limited to, environmental, sustainability, climate change, social issues involving supply chain, philanthropic initiatives and, together with the Human Capital and Compensation Committee, human capital management and diversity, equity and inclusion

•	Review our government affairs and political participation, including advocacy, lobbying, political contributions, and trade association memberships

•	Develop and recommend to the Board the VS&Co Corporate Governance Guidelines and monitor compliance with such guidelines

•	Stay abreast of developments in the area of corporate governance generally to ensure that we remain current with respect to our governance policies

Corporate Governance Policies and Practices

The following section describes certain of our key corporate governance-related policies and practices. We also maintain a myriad of additional policies related to ethics complaint escalation, anti-corruption, partnering with responsible suppliers, environmental responsibility, product quality, use of company property and more.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines to support our commitment to sound and effective corporate governance practices. The guidelines address the selection of directors, director independence, Board structure and operations, including the size of the Board, executive sessions of independent directors, and Board committees, responsibilities of the Board, director compensation and stock ownership guidelines, and other governance-related matters. The Nominating and Governance Committee periodically reviews the Corporate Governance Guidelines and will recommend to the Board any changes it deems appropriate. The Nominating and Governance Committee also monitors compliance with the guidelines. The Corporate Governance Guidelines are available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

Code of Conduct and Ethics Hotline

The VS&Co Code of Conduct applies to all directors, officers, and associates. The Code of Conduct is based on our values and sets forth standards and expectations with respect to honesty, workplace health and safety, civility and anti-harassment, equal opportunity, global trade, conflicts of interest, political engagement, bribery and corruption, protecting personal and business information, insider trading, and related behaviors. All associates are required to certify that they have read and agree to abide by our values and Code of Conduct. Our Code of Conduct also references our VS&Co Speak Up Policy, which reinforces the reporting channels associates may use to report ethics-related issues, provides a high-level framework for how we investigate wrongdoing, and includes additional detail on our commitment that no associate will be subject to retaliation for raising concerns.

The Code of Conduct has been approved by the Board. It is available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials. The Audit Committee must approve any waiver of the Code of Conduct for any director, officer, or executive in the position of Senior Vice President or above. All other waivers must be approved by the Chief Legal Officer or the Chief Ethics and Compliance Officer.

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We also maintain an Ethics Hotline where associates may anonymously report potential instances of unethical conduct and potential violations of law or company policies at any time. The Ethics Hotline is accessible to all associates globally by country-specific phonelines or via website, available in ten languages. The Ethics Hotline is operated by an independent third party and provides translation services to support associates who call and wish to make reports in a language other than English. We are committed to undertaking a fair, prompt and, when possible, confidential review of concerns reported to the Ethics Hotline.

Insider Trading Policy

The VS&Co Insider Trading Policy prohibits insider trading and certain other transactions of our common stock. The policy applies to all directors, officers, associates, consultants and contractors of VS&Co. The Insider Trading Policy provides that any person who is aware of material nonpublic information about VS&Co is prohibited from trading our securities and from disclosing material nonpublic information to other persons who may trade on the basis of that information. Certain individuals who are more likely than others to have material nonpublic information about us, including directors, are subject to additional restrictions, such as specified trading windows, pre-clearance requirements, and transaction reporting.

The Insider Trading Policy also prohibits our directors, executive officers, and other associates who have frequent or special access to material nonpublic information (“insiders”) from engaging in transactions in publicly-traded put options, call options, or other derivatives of our securities, transactions “hedging” the risk of ownership of our securities, including the use of financial instruments such as prepaid variable forwards, equity swaps, and collars, and short sales of our securities. In addition, directors and insiders are prohibited from holding our securities in margin accounts or pledging our securities as collateral for loans. This prohibition applies to all shares held by directors and insiders without exception. Accordingly, none of our directors or executive officers have pledged shares of VS&Co common stock.

Stockholder Outreach

We are committed to ongoing and constructive engagement with our stockholders and consider this critical to achieving our long-term strategic goals. The Board and executive management team welcome and value dialogue with stockholders and intend to foster transparent engagement with stockholders on a year-round basis. Directors and members of the executive management team are available to meet with stockholders at their request and convenience to discuss our performance, long-term strategy, governance, and other related topics, as well as gain understanding of the perspectives and concerns of our stockholders.

Throughout fiscal 2023, our CEO, Chief Financial Officer, Chair of the Board and other members of our Board and executive management team met with numerous stockholders and participated in several investor conferences. In October 2023, we hosted an Investor Day to discuss our strategic vision and long-term strategic growth plan. Stockholders, analysts, and other interested parties were invited to attend the meeting in person or via live webcast. A replay of the webcast and presentation materials are available on the Investors section of our website, www.victoriassecretandco.com, under Financial Information, Events and Presentations.

The Board periodically receives reports from management and outside consultants on stockholder and analyst feedback.

Communications with the Board

The Board provides a process for stockholders and other interested parties to send communications to the full Board, a specific Board committee, or one or more specific directors, including the independent directors as a group. Stockholders and other interested parties wishing to communicate with the Board may send an email to BoardOfDirectors@victoria.com or mail to: Board of Directors, Four Limited Parkway, Reynoldsburg, Ohio 43068. Communications intended for one or more specific directors should be addressed to her, his, or their attention. Company management previews communications to directors and will send all appropriate communications as addressed. This information is also available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Contact the Board.

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Related Party Transactions

The Board has adopted a written Related Person Transaction Policy that governs the review and, if deemed appropriate pursuant to the policy, approval and disclosure of related party transactions. The policy applies to directors, nominees for director, executive officers, stockholders owning 5% or more of our outstanding common stock, and immediate family members of those persons (each, a “related person”). Subject to certain exceptions, any financial or commercial transaction, arrangement or relationship involving VS&Co or one of its subsidiaries, in which a related person has a direct or indirect material interest, must be approved or ratified by the Board or a designated committee consisting solely of independent directors. Examples of transactions that would fall under the scope of the Related Person Transaction Policy include indebtedness, guarantees of indebtedness, the purchase or sale of goods or services, and the lease of real estate. Each director, director nominee, and executive officer must promptly inform the Corporate Secretary of any potential related party transaction, which notice must include a description of the material terms of the transaction. In reviewing any such transaction, the Board or committee will consider all material facts and circumstances and will approve or ratify the transaction only if it determines that the transaction is in, or not inconsistent with, the interests of VS&Co and its stockholders.

Other than employment and compensation arrangements described under “Compensation Discussion and Analysis,” since January 29, 2023, there were no transactions or series of transactions, nor is there any currently proposed transaction, (i) in which VS&Co was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) in which any related person had or will have a direct or indirect material interest.

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Proposal Two:

AMENDMENT TO CERTIFICATE OF INCORPORATION

Our Certificate of Incorporation allows us to protect our directors from personal liability under limited circumstances (referred to as “exculpation”) in accordance with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to authorize Delaware corporations to expand exculpation protection to certain of their officers under limited circumstances. Prior to this amendment, Delaware corporations were permitted to offer exculpation protection only to their directors. Section 102(b)(7) of the DGCL was amended to rectify the inconsistent treatment between a corporation’s officers and directors. Corporations wishing to offer similar protection for their officers must do so through an amendment to the company’s certificate of incorporation.

Officers, like directors, perform roles that require swift, informed decision making on critical issues that have the potential to lead to investigations or lawsuits that may seek to impose personal liability. In the absence of protection against personal liability in certain circumstances, qualified officers may be deterred from serving as an officer of the Company due to the exposure of personal liability and the risk of spending significant time and resources defending lawsuits, regardless of merit. The Board believes that amending our Certificate of Incorporation to provide for exculpation of our officers as permitted by the DGCL better aligns officers’ protections with those of our directors and enables our officers to exercise their best business judgment in furtherance of the Company’s and stockholders’ best interests without the risk of personal liability for decisions made in good faith. Further, many public companies, including several of the Company’s peers, have adopted officer exculpation provisions, and the Board believes that extending exculpation protection to officers, under the circumstances permitted by Delaware law, enhances our ability to attract and retain qualified and experienced executive talent.

The proposed amendment to our Certificate of Incorporation would eliminate personal liability for certain of our officers only in those limited circumstances permitted by Delaware law. Pursuant to Section 102(b)(7) of the DGCL, officers would be protected from personal liability only for monetary damages for direct claims for breach of the duty of care. The proposed amendment, in line with Section 102(b)(7), would not eliminate officers’ personal monetary liability with respect to breach of fiduciary duty claims brought by or in the right of the Company (including any claims brought by our stockholders derivatively in the name of the Company), breach of duty of loyalty claims, acts or omissions not in good faith, intentional misconduct or knowing violations of law, or transactions in which the officer receives an improper personal benefit. Further, the proposed amendment would not apply to acts or omissions occurring prior to the date that the amendment becomes effective.

For the foregoing reasons, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend our Certificate of Incorporation. The Board has unanimously approved an amendment to the Company’s Certificate of Incorporation to limit the personal liability of certain of the Company’s officers in limited circumstances, as permitted by Delaware law, and recommends that our stockholders approve such amendment at the 2024 Annual Meeting.

If approved by our stockholders, the proposed amendment would modify Article SIXTH Section 2 of the Company’s Certificate of Incorporation to read as follows (with the changes from our current Certificate of Incorporation marked in underlined font):

“A director or officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve

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PROPOSAL TWO: AMENDMENT TO CERTIFICATE OF INCORPORATION

intentional misconduct or a knowing violation of law, (iii) for directors under Section 174 of the DGCL, ~~or~~ (iv) for any transaction from which the director or officer derives an improper personal benefit, or (v) for an officer in any action by or in the right of the Corporation. If the DGCL is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The foregoing limitation on liability shall not apply to acts or omissions occurring prior to the effective date of this Section.”

Replacing Article SIXTH Section 2 of our Certificate of Incorporation with the proposed Article SIXTH Section 2 above is the only proposed change to our Certificate of Incorporation.

The form of proposed Amended and Restated Certificate of Incorporation to effect the proposed amendment to our Certificate of Incorporation is attached to this Proxy Statement as Appendix B. If this proposal is approved by our stockholders at the 2024 Annual Meeting, we intend to file the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly following the 2024 Annual Meeting.

The approval of the proposed amendment to our Certificate of Incorporation requires the affirmative vote of the majority of the outstanding shares entitled to vote at the 2024 Annual Meeting. Abstentions and broker non-votes, since broker discretionary voting on this proposal is not permitted, will have the same effect as a vote against the proposal.

The Board unanimously recommends a vote “FOR” the approval of the amendment to our Certificate of Incorporation to permit the exculpation of officers as permitted by Delaware law.

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ESG AT VS&CO: DRIVING POSITIVE CHANGE WITH WOMEN, FOR WOMEN

We are committed to driving positive change with women, for women. This is the foundation of our ESG strategy, and imperative to ensure the stability and sustainability of our operations, workforce, communities, and the environment. Our customers, associates and other key stakeholders expect us to offer products they feel good about, lead with integrity, champion women’s empowerment, and maintain ethical practices across all aspects of our operations. By prioritizing ESG initiatives that align with these expectations, we’re not only meeting our stakeholders’ needs but also supporting the creation of long-term value for our stockholders and contributing to a more equitable and sustainable future. This strategic focus demonstrates our unwavering belief in the transformative power of women to drive positive change.

Board Oversight

The Board, with the support of the Human Capital and Compensation Committee and the Nominating and Governance Committee, oversees issues of social responsibility, including diversity, equity, and inclusion, ESG and philanthropic initiatives, and our policies, practices and progress with respect to such issues.

ESG Reporting

VS&Co’s third annual ESG report (“2023 ESG Report”) was published on April 12, 2024 to provide a comprehensive view of our environmental, social, and governance performance. Our report is guided by the Sustainability Accounting Standards Board (SASB) framework’s Apparel, Accessories, and Footwear industry standard, and with reference to the Global Reporting Initiative (GRI) framework and International Financial Reporting Standards Standard 2 (IFRS S2) framework. Our 2023 ESG Report is available on the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co. The information contained on or accessible through our website, including the 2023 ESG Report, is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC.

Ethics and Integrity

VS&Co’s Global Ethics and Compliance Program, led by our Chief Ethics and Compliance Officer and supervised by the Chief Legal Officer, encompasses a 24/7 multilingual ethics hotline, a formal case management workflow, and detailed investigation protocols.

Our recently updated Code of Conduct aligns with our corporate values, detailing associates’ rights, investigation frameworks, and the responsible use of generative AI technologies. It emphasizes our zero-tolerance policy towards retaliation, discrimination, harassment, and bullying. Our ethics and compliance training program includes mandatory annual and new hire Code of Conduct training. In 2023, enhancements to our training included new anti-harassment modules, updated compliance training, and modernized communication methods. Our independent Ethics Hotline facilitates confidential reporting, with a rigorous investigation process and a clear escalation protocol for serious allegations.

Additionally, we’ve strengthened our Anti-Bribery, Anti-Corruption, and Third-Party Risk Management Program, incorporating comprehensive screening, risk assessments, and targeted training. Our Photo Shoot Compliance Procedures ensure the integrity of photo and video shoots, supported by compliance monitors and new software for process efficiency. Overall, these measures underscore our commitment to maintaining a high ethical standard and a healthy, safe, and inclusive workplace environment.

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DRIVING POSITIVE CHANGE WITH WOMEN, FOR WOMEN — ESG AT VS&CO

A Healthy and Thriving Culture of Belonging

VS&Co is dedicated to fostering a strong company culture characterized by competitive pay, comprehensive benefits, and advancement opportunities, all aimed at ensuring a happy, healthy workforce. Emphasizing a sense of belonging, we’ve created an environment where our entire workforce feels valued and respected, reflecting our global communities.

We pride ourselves on a culture of idea-sharing and innovation, underscored by our commitment to diversity, equity, and inclusion. In 2023, the positive impact of these efforts was evident. Eighty-four percent of associates completed our Associate Opinion Survey and 85 percent of those associates reported being proud to work for VS&Co. Additionally, we’ve achieved third-party certification for pay equity and continuously invest in associate well-being and leadership development, including the launch of the Emerging Leaders Rotational Program. Our initiatives extend to actively promoting workforce diversity, with significant representation of women and people of color, supported by Inclusion Resource Groups and DEI-focused programming. This comprehensive approach ensures our associates not only contribute to but thrive in our inclusive, forward-thinking company culture.

Inclusive Products, Marketing and Operations

VS&Co is dedicated to championing inclusivity and diversity across all facets of our operations, from product design to marketing, and through strategic partnerships. Our products cater to a wide range of sizes and needs, reflecting our belief that beauty transcends boundaries. We actively partner with brands that share our commitment to innovation and inclusivity, with a significant portion being women-founded, owned, or led, including our investments in brands like For Love & Lemons and Frankies Bikinis.

Our marketing efforts strive to mirror the diverse experiences and backgrounds of our customers, fostering a sense of belonging and representation. Additionally, our operations extend support to diverse suppliers, with a focus on women, BIPOC, LGBTQIA+, veterans, and people with disabilities, aiming to reflect our values in our supply chain. In 2023, we enhanced our supplier diversity programs and celebrated cultural moments, further embedding our dedication to DEI into our brand ethos. This approach is exemplified by our reimagined Victoria’s Secret 2023 World Tour, showcasing our evolution towards a more inclusive and culturally relevant brand. Through these initiatives, VS&Co is not only setting new industry benchmarks for inclusivity but also creating a sustainable and empowering environment for all stakeholders.

Responsible Sourcing and Human Rights

At VS&Co, we have a long history of maintaining rigorous labor standards for our suppliers, and believe we play an important role in empowering workers and improving working conditions across our supply chain.

For our lingerie and apparel products, our top 10 lingerie and apparel suppliers represent more than 88 percent of our production spend; we have worked with the majority of these partners for 20 years or more. We are committed to mapping our supply chain at every stage of the manufacturing process, from finished goods to raw materials. We have mapped 100 percent of our Tier 1 and Tier 2 supply chain for our lingerie and apparel products, and have mapped our Tier 3 cotton spinners. We publicly share an updated list of our Tier 1 Core Apparel Suppliers twice per year on our website, www.victoriassecretandco.com, under Corporate Responsibility, Supply Chain, Social Compliance Program, Traceability & Risk Assessment.

Given the complexity and nature of our supply chain, we have adopted stringent measures to promote the fair and ethical treatment of workers in our suppliers’ facilities. We require our suppliers to adhere to our Supplier Code of Conduct and detailed Supplier Guidebook, and we regularly audit in-scope supplier facilities for compliance. Our Supplier Code of Conduct clearly outlines our prohibitions against forced or child labor, corruption, bribery, discrimination, corporal punishment, unauthorized subcontracting, and more. The code must be posted in common areas by all our factories in English and the local language. The Supplier Code of Conduct and the Supplier Guidebook are available on our website, www.victoriassecretandco.com, under Corporate Responsibility, Supply Chain.

Environmental Impact

Our sustainability journey is focused on evaluating and improving our environmental impact across our entire value chain, with a special focus on partnering with women and championing women. We recognize that women are disproportionately

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DRIVING POSITIVE CHANGE WITH WOMEN, FOR WOMEN — ESG AT VS&CO

affected by environmental challenges, from climate change impacts to access to clean water and resources. By improving our practices, we aim not only to reduce our footprint but also to uplift and support women globally. As we work towards our sustainability goals, we are dedicated to fostering a world where women thrive and have an equitable share in the benefits of a healthier planet.

Greenhouse Gas Emissions and Climate Action

We recognize that the retail industry and its supply chain are significant contributors to climate change. How we manage the impacts of climate change provides both a risk and opportunity for our organization. Our Greenhouse Gas Task Force, established in May 2022, is responsible for collecting our emissions inventory, evaluating and actioning on the climate risks and opportunities to our organization, and developing a climate roadmap aligned with best practices.

We completed our first climate-related risk and opportunity assessment in 2023, analyzing both the physical and transition risks throughout our supply chain and direct business operations. This assessment identified and prioritized vulnerabilities to climate hazards, paving the way to develop targeted strategies to bolster our resilience. In this assessment, we analyzed how climate-related impacts would affect our direct operations, suppliers, processes, and the materials we use to make our products through 2025, 2030, and 2050. Our risk assessment followed a comprehensive approach that utilized climate, regulatory, technological, and market data and internal stakeholder perspectives to understand which areas of climate risk are most impactful to our business.

To address climate risks and reduce our footprint, we actively support our supply chain partners in their climate action efforts, notably through sponsoring participation in the Carbon Leadership Program (“CLP”) administered by the Apparel Impact Institute. This initiative empowers factories to set and pursue their own carbon reduction targets by developing tailored action plans focused on energy efficiency and transitioning to cleaner energy.

Our emissions inventory and IFRS S2 Climate-Related Disclosures are included in our 2023 ESG Report, available under the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co.

Products and Manufacturing

Materials

We are increasing our use of cellulosic fibers from reputable suppliers Lenzing Group and Birla Cellulose, increasing use of recycled alternatives to synthetic materials, and increasing our purchase of cotton directly from women and Black-owned farms. Read more about our cotton sourcing in our Cotton Journey Report on the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co.

Processes

We have a robust chemical management program in place in our lingerie and apparel manufacturing to deliver on two key goals: ensuring our products are safe for our customers and minimizing the environmental impact of manufacturing. To deliver on this, we require our lingerie and apparel suppliers to adhere to several rigorous policies and standards governing chemical management, including the Zero Discharge of Hazardous Chemicals Manufacturing Restricted Substance List (“MRSL”), which is a list of chemical substances, including detergents, dyes and finishing agents, banned from use in textile operations. We actively verify MRSL conformance of the chemicals from wet-processing suppliers (e.g., dyeing mills and laundries) who produce more than 90% of our materials (based on material value). Raw materials used in our lingerie and apparel products must be certified to Oeko-Tex® Standard 100 or tested to VS&Co’s Restricted Substances List by a third-party laboratory to ensure substances used in making our products meet its requirements.

Further, we are partnering with suppliers to move toward renewable or preferred energy sources and are continuing to evaluate opportunities to reduce water impact during production.

Circularity

We understand the imperative of redefining the lifecycle of our products in a system that supports the circular economy. We continue to work toward a product lifecycle where products are reused for as long as possible and then recycled in an effort

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DRIVING POSITIVE CHANGE WITH WOMEN, FOR WOMEN — ESG AT VS&CO

to reduce waste, reduce emissions and protect nature. In support of this, we are piloting four key circularity initiatives: Take Back Program in U.S. stores to explore effective end-of-life product management for returned and damaged products; launching products designed for circularity, like the recyclable Forever Bra and the 360 Circular Collection to learn how we can better integrate circularity principles into product design; implementing Digital IDs to enhance product traceability and customer information sharing; and repurposing and reselling deadstock material to prevent waste and support our VS&Co Essentials donation program. These efforts mark significant steps towards embedding circularity into our operations.

Packaging

Packaging plays a vital role in safeguarding our products during transport and enhancing our customers’ experience, yet we acknowledge its substantial role in generating waste and emissions. Over the past year, we have developed a strategy to reduce our packaging impact across the organization. We began by evaluating our use of primary, secondary, and tertiary packaging throughout our retail, e-commerce, logistics, and merchandise functions. This enabled us to identify key areas for improvement and establish a set of guiding principles for our packaging sustainability efforts.

Our first priority is to eliminate unnecessary packaging. For essential packaging, we focus on five principles to improve our environmental impact: weight-optimized, mono-material, fully recyclable, reusable and free of virgin content. Read more about our packaging efforts underway in our 2023 ESG Report on the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co.

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HUMAN CAPITAL MANAGEMENT

We believe that the way we view human capital management is a strength, and we are committed to continuing to build a responsible and inclusive business based on uncompromising transparency, fairness, diversity, and integrity, consistent with our values.

Diversity, Equity, and Inclusion

Diversity, equity, and inclusion (“DEI”) are key components of our culture and fundamental in achieving our strategic priorities and goals. We know that when we have diverse voices at the table, we have more creativity, better solutions and better connections to the customers we serve, which drives positive business results and value creation for our stockholders.

At VS&Co, our DEI vision is to celebrate, honor and reflect the diversity of our customers, our associates and the communities where we engage. Our mission is to inspire and empower all by reflecting experiences, expanding access, and recognizing diversity. We pledge to welcome and celebrate every associate, partner and customer—from all backgrounds, all abilities and all life stages.

As we strive to create a better future for our organization and our world, we are committed to consciously and continuously learning and growing from our past and present. For us, it is not just about selling products—it is about using our scale and platform to champion every voice and drive forward inclusion and equity for every individual.

Our DEI Strategic Framework

We believe that integrating DEI into everything we do is not just the right thing to do but is critical to driving performance, building stockholder value, and doing well for our associates, customers and communities. We are committed to bringing this to life through strategic actions with measurable goals, focused on three key pillars: People, Experience, and Purpose.

People

More than stores, more than products, VS&Co is a community of people with different backgrounds, qualities, abilities, and talents. Embracing and fostering that diversity is what makes us strong. Our DEI People work is focused on:

• Retaining associates of all backgrounds, including those in underrepresented groups
• Increasing diversity within our workforce
• Enabling the growth and advancement of all our talent
Experience

When our people are at their best, our company is at its best. We are committed to creating a workplace where everyone can bring their whole selves to work and thrive. Our DEI Experience work is focused on:

• Increasing associate engagement on our DEI journey
• Driving inclusive leadership across our organization
• Fostering a happy and healthy culture
Purpose

We don’t just sell products, we inspire and uplift. We are passionate about creating products that meet our customers’ diverse needs and telling stories that reflect their journeys while empowering the communities where we live and work. Our DEI Purpose work is focused on:

• Reaching and serving more diverse customers
• Investing in more women-, BIPOC-, LGBTQIA+-, Veteran- and People With Disabilities-owned businesses and suppliers
• Using our platform and resources to empower our communities, advance racial and ethnic equity and promote social justice

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HUMAN CAPITAL MANAGEMENT

To strengthen our workforce and better reflect and serve our customers, it’s critical that we have diverse voices at the table.

We believe that diverse teams that feel included are in a position to bring their very best every single day—and this is a catalyst for success and building long-term stockholder value. We are committed to retaining associates of all backgrounds, including those in underrepresented groups, attracting diverse talent and empowering the growth and advancement of all our associates.

The following data relative to associates’ gender identity reflects our global workforce; all data regarding race or ethnicity reflects only U.S.-based associates. All representation data is self-disclosed by our associates.

We are excited to share that in 2023, nearly 85 percent of associates were women and nearly 61 percent were people of color. Looking deeper, in our stores, more than 95 percent of associates were women and nearly 65 percent were people of color. In our distribution centers, more than 54 percent of our associates were women and more than 70 percent were people of color. In our home office, more than 59 percent of associates were women and nearly 29 percent were people of color.

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HUMAN CAPITAL MANAGEMENT

Diversity in leadership drives innovation, fosters inclusion and ensures a brighter future for our organization and our world. Our Board is 78 percent women and 44 percent people of color. In 2023, of our director and above roles, nearly 61 percent were filled by women and more than 16 percent were filled by people of color. Women of color make up more than 7 percent of these leadership positions.

We recognize we have opportunity to increase our workforce and leadership representation in certain groups, and will drive progress by:

•	Being intentional about ensuring opportunities for promotion and advancement for women and people of color

•	Recommending diverse interview slates

•	Tapping into talent pipelines from stores and distribution centers to the home office

•	Offering equitable learning and development opportunities for all, including sending women and people of color to programs dedicated to the development and advancement of diverse leaders

•	Evolving our full life cycle recruiting process to address any barriers to entry

•	Forming new partnerships and relationships with organizations that cultivate a diverse talent pipeline, including persons from underrepresented groups

•	Holding leaders accountable for supporting the growth of all talent, including talent from underrepresented groups

As of February 3, 2024, we employed approximately 30,000 associates, approximately 17,000 of whom were part-time. In addition, temporary associates are hired during peak periods, such as the holiday season. Approximately 73% of our associates work in our stores, 12% in distribution centers, with the remaining balance working in our home office and call center.

Learning and Development and Inclusion Resource Groups

We are committed to investing in our associates by providing diverse learning and development opportunities, challenging work experiences, and offering Inclusion Resource Groups (“IRGs”). We believe that associates can reach their career goals through multiple roles, career paths and locations around the world. We offer a variety of enrichment experiences for those joining us as interns, new graduates, in mid-career or as a capstone to a career. Examples include:

•	Development Days: Dedicated time to advance technical, creative, or business skills

•	Leadership Development: Courses for associates in management positions to build critical skills and grow as effective leaders

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HUMAN CAPITAL MANAGEMENT

•	Onboarding: Dedicated time to learn the business and to form important relationships for mentoring and development

•	Tuition Assistance: Reimbursement of 100% of eligible tuition expenses, up to $5,250 per calendar year

Our IRGs create an opportunity for associates to connect with one another around their shared passion for the important role DEI plays in our organization and for creating an inclusive and equitable workplace for all associates. Our IRGs provide professional development for associates and opportunities to volunteer in our communities, as well as support the needs of the business and help shape the culture of our company. Membership is open to all eligible associates and we currently have more than 1,000 members across the following six IRGs:

•	Asian Learning, Leadership & Innovation Network (All In): Asian American and/or Pacific Islander associates and their allies and advocates

•	Conexión: Hispanic and Latino/a/x associates and their allies and advocates

•	Evolve: LGBTQIA+ associates and their allies and advocates

•	Mosaic: Black and African American associates and their allies and advocates

•	Women Inclusion Network (WIN): Associates who identify as women and their allies and advocates

•	ADAPT: Associates who identify as People With Disabilities, their caregivers, and their allies and advocates

Associate Engagement and Well-Being

Associate engagement and well-being are key components of our culture and fundamental to achieving our strategic priorities and goals.

Culture

We are committed to associate engagement by striving to foster a happy, healthy, and inclusive culture where everyone can bring their whole selves to work. At VS&Co, our purpose goes beyond selling product. We strive to provide a community of smart, passionate, and dedicated associates whose creativity, innovation and hard work fuel the world’s most recognized lingerie, apparel, and beauty brand. We also strive to provide a community in which all associates are treated fairly and respectfully, with equal access to opportunities and resources, allowing associates to contribute fully to our success. As our world evolves, we evolve with it by embracing social change, taking action, and holding ourselves accountable for creating a happy, healthy, and safe place to work.

We are focused on retaining, recruiting and advancing talent that reflects the customers we serve and the communities where we live and work. By encouraging a workplace environment where diversity, equity and inclusion are valued, we believe we can serve our customers better, as well as retain highly talented associates, suppliers and vendors of different backgrounds and experiences.

In addition, we maintain an Ethics Hotline where associates may anonymously report potential instances of unethical conduct and potential violations of law or company policies 24 hours a day, 7 days a week. We have a written Code of Conduct that is based on our values and provides a resource where associates can find information that defines behaviors that are acceptable and those that are not. We conduct an annual Code of Conduct compliance process which requires associates to certify that they have read and agree to abide by the Code of Conduct and to complete a separate training course.

Benefits

We are committed to associate well-being by providing quality benefits and offering equitable and competitive wages. We support our associates to be their best—at work and at home.

Our benefits programs are designed to be comprehensive, cost-effective and competitive to help our associates and their families be well and stay well. We offer competitive compensation, company-matched savings and contributions to the retirement plan, and flexible and affordable health, wellness, and lifestyle benefits to eligible associates. Eligible associates

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HUMAN CAPITAL MANAGEMENT

can choose benefits and access resources that fit their lifestyle, including, but not limited to, 14 weeks paid maternity leave, 6 weeks paid paternity leave, adoption assistance, tuition reimbursement, free access to life planning and health advocate services and generous merchandise discounts. We also provide a worldwide Employee Assistance Program for all associates and anyone in their household to support mental health well-being. In addition, we offer paid time off to eligible part-time associates.

We are committed to equal opportunity and treatment for all associates which includes equal career advancement opportunities and equitable and competitive wages. Our compensation programs are designed to link annual changes in compensation to VS&Co’s overall performance. At the individual level, we strive to assess performance on both an associate’s contributions as well as behaviors displayed to achieve them. The emphasis on VS&Co’s overall performance is intended to align our associates’ financial interests with the interests of our stockholders. All salaried associates in the home office, distribution and call centers participate in our short-term cash incentive compensation program. We encourage associate stock ownership with the ability to purchase VS&Co shares at a discount through our associate stock purchase plan.

Ensuring Equal Pay for Equal Work

The heart of our business is our talented workforce. We offer competitive pay and benefits to our associates around the world and pay all associates equitably regardless of gender, race, ethnicity or background.

We conduct an annual, rigorous and transparent review of 100 percent of our worldwide workforce that is verified by an independent third party to ensure that all salaries and incentive compensation targets are fair and unbiased. If we find any differences in pay between men and women globally or by race and ethnicity in the United States, we make upward adjustments. Our process reviews gender, race, ethnicity and the intersection of these identities. (Many jurisdictions outside the United States limit our ability to collect information on race and ethnicity and also what we can do with that information.)

We are pleased to report that our 2023 internal review as well as analysis by our third-party partner, the non-profit Fair Pay Workplace, revealed that 99 percent of our workforce was paid equitably. For the remaining 1 percent, we have made adjustments to processes and compensation to address inconsistencies.

Because workforces are dynamic and ever-changing, so is the work to ensure pay equity. We believe that pay equity is a journey, not a destination. VS&Co engages in an ongoing analysis and is committed to continued transparency relative to our metrics on pay equity, and we plan to report to our associates and to the public on an annual basis.

Health and Safety

Health and safety of our associates, customers, and vendors are key components of our culture and fundamental in achieving our strategic priorities and goals. We strive to provide safe and clean facilities, comply with all applicable workplace safety laws and have global safety policies and procedures to protect from avoidable injury.

Model Engagement and Photo Shoot Compliance

At VS&Co, our values define who we are and what we stand for, including treating everyone with dignity and respect. To support these values, we have established compliance processes and protocols which apply to all VS&Co associates and third parties participating in photo shoots, public relations events, fit sessions and other internal meetings where models are present.

Our Global Ethics and Compliance team is responsible for the day-to-day administration and management of the model engagement and photo shoot compliance protocols. Responsibilities include, but are not limited to, executing certain compliance processes related to the Photo Shoot Procedures and Fit Session Protocol, training new and existing associates, and escalating allegations of misconduct for investigation by the appropriate teams. For photo shoots, all external crew is required to certify to the VS&Co Anti-Harassment and Civility Policy and authorized compliance monitors are assigned to every photo shoot to provide oversight and ensure compliance with the Photo Shoot Procedures and Fit Session Protocol.

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DIRECTOR COMPENSATION

Our 2023 compensation plan for non-employee directors remained unchanged since the spin-off and is outlined in the following chart. The Board has reviewed and assessed the program relative to the VS&Co executive compensation peer group, in partnership with the Human Capital and Compensation Committee and its independent compensation consultant, and approved the program for 2024.

	Cash	Stock (fair market value of VSCO stock on grant date)

Board Fees	$111,900	$111,900

Committee Member Fees

Audit	$12,500	$12,500

Human Capital and Compensation	$12,500	$12,500

Nominating and Governance	$10,000	$10,000

Committee Chair Fees

Audit	$20,000	—

Human Capital and Compensation	$15,000	—

Nominating and Governance	$15,000	—

Board Chair Fees	$80,000	$80,000

The Chair fees are paid in addition to any Board and committee member fees. All cash retainers are paid quarterly in arrears. The equity retainers are granted under the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan (the “VS 2021 Stock Plan”) and delivered in the form of unrestricted VS&Co shares generally on the date of our annual meeting of stockholders.

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DIRECTOR COMPENSATION

2023 Director Compensation

In 2023, compensation earned by our non-employee directors was as follows. Mr. Waters’ compensation is disclosed in the 2023 Summary Compensation Table in the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)	Total ($)

Irene Chang Britt	151,900	136,900	288,800

Sarah Davis	154,400	134,400	288,800

Jacqueline Hernández	134,400	134,400	268,800

Donna James	214,400	214,400	428,800

Rod Little(2)	62,200	124,400	186,600

Mariam Naficy	121,900	121,900	243,800

Lauren Peters	136,900	136,900	273,800

Anne Sheehan	149,400	134,400	283,800

(1)	Stock awards were granted under the VS 2021 Stock Plan. We valued the stock awards by multiplying the closing price of our common shares on the NYSE on the grant date by the number of shares awarded.

(2)	Rod Little was appointed to the Board on August 29, 2023. As a result, his cash retainer was prorated based on his period of service.

Stock Ownership Guidelines

Our Board and Human Capital and Compensation Committee believe it is important for our named executive officers, key members of our senior management team, and our non-employee directors to build and maintain ownership in VS&Co common stock. We believe this further aligns their financial interests with those of our stockholders, creating long-term value. The Human Capital and Compensation Committee has established stock ownership guidelines for our non-employee directors, our named executive officers, and other members of our senior management team.

Non-employee directors must retain ownership of at least the number of shares, net of taxes at an assumed rate of 40 percent, of VS&Co common stock received as board compensation over the previous four years. As of April 15, 2024, all of our non-employee directors were in compliance with our stock ownership guidelines.

For further details on the guidelines as it relates to our executive officers, including our named executive officers, please see “Stock Ownership Guidelines” in the Compensation Discussion and Analysis section below.

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COMPENSATION

DISCUSSION AND ANALYSIS

Fiscal 2023 Overview

In fiscal 2023, we remained committed to our strategic priorities: 1) Accelerate Our Core; 2) Ignite Growth; and 3) Transform the Foundation. We have made progress on our strategic initiatives to ignite growth and transform the foundation, including progress around our supply chain initiative and international business. Progress related to accelerating our core business in North America was challenged throughout 2023 as the macroeconomic environment continued to put pressure on the consumer and the overall intimates market in North America was pressured throughout the year. We continue to focus on delivering on multiple initiatives in support of our strategic priorities, such as our multi-tender loyalty program, new customer experience enhancements in our digital business, product improvements and launches to enhance the Victoria’s Secret brand and a reimagined merchandise strategy for our PINK brand. In fiscal 2023:

•	We delivered net sales and adjusted operating income results within our guidance range each quarter.(1)

•	Adjusted net income per diluted share was $2.27 compared to adjusted net income per diluted share of $4.95 in 2022.(1)

•

Net sales were $6.182 billion, a decrease of 3% compared to 2022, and adjusted operating income was $327 million compared to adjusted operating income of $566 million in 2022. The adjusted operating income rate for the year was 5.3%.(1)

•

The adjusted gross profit rate was 36.8%, an increase of 40 basis points compared to 2022, primarily driven by a decrease in supply chain costs and reductions in costs of goods sold related to our supply chain initiative, partially offset by increased promotional activity as a result of the challenging macroeconomic environment.(1)

•

Adjusted general, administrative and store operating expense dollars increased 12%, or $204 million, compared to 2022, primarily due to the inclusion of Adore Me general, administrative and store operating expenses beginning in 2023 and strategic marketing investments in 2023.(1)

•	We exited the year with inventory levels down 6% compared to 2022, which reflects our disciplined inventory management.

•	We invested $125 million to repurchase 3.7 million shares of our common stock and generated free cash flow of $133 million in 2023.(2)

•	We paid down our debt $151 million compared to the end of 2022.

(1)

Net income per diluted share and operating income determined in accordance with GAAP were $1.39 and $246 million, respectively, for fiscal 2023 and $4.14 and $478 million, respectively, for fiscal 2022. Operating income rate, expressed as a percentage of net sales, in fiscal 2023 and fiscal 2022 determined in accordance with GAAP was 4.0% and 7.5%, respectively. The gross profit rate, expressed as a percentage of net sales, for fiscal 2023 increased 70 basis points to 36.3% and general, administrative and store operating expenses for fiscal 2023 increased 12%, or $216 million, in each case when calculated in accordance with GAAP. See Appendix A for a reconciliation of adjusted financial measures to the most directly comparable GAAP financial measures.

(2)	See Appendix A for a reconciliation of free cash flow to the most directly comparable financial measure determined in accordance with GAAP.

Our focus as leaders, and as a company, is on ensuring we continue to be a future facing business that becomes even more culturally relevant in this shifting consumer environment. We are committed to delivering long-term sustainable value for our stockholders and optimizing our performance in the current environment by focusing on elements within our control and executing against our strategic plan.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview and Highlights

When VS&Co separated from L Brands in 2021, the compensation programs in place at L Brands remained in effect at VS&Co for the balance of the year. In late 2021 and early 2022, the Human Capital and Compensation Committee (the “HCCC”), in partnership with its independent compensation consultant and management, began the design and implementation of the new compensation programs for 2022, with further changes for 2023 as described below—including a redesigned short-term incentive program and a new long-term incentive program.

The HCCC reviews all aspects of our executive compensation program and is actively engaged in making any adjustments that it believes are appropriate for structuring executive compensation arrangements for VS&Co executives (including our NEOs) to promote stockholder and broader pay-for-performance alignment.

As a specialty retailer, our business is constantly changing, and we are focused on speed and agility as key enablers to performance and growth. Our compensation program reflects this philosophy, increasing compensation when performance is strong and decreasing compensation when performance does not meet our expectations. The HCCC oversees our compensation program, ensuring that pay is aligned with performance. VS&Co’s executive compensation program is biased meaningfully towards variable pay elements that are tied to objective performance criteria. The program is structured to deliver pay opportunities to executives if they drive value for stockholders. The annual cash incentive is linked to achievement of seasonal and annual operating income and revenue goals. The long-term incentive plans include performance share units that are tied to three-year operating income goals and relative total shareholder return. As an example of the linkage between pay and performance, the incentive compensation plan payout for 2023 was 35% of target.

In 2023, we focused on successfully managing the business through a macroeconomic environment that remained challenging on the customer, and we continued to focus on our strategic growth plan and the three priorities of our strategy: accelerating our core, igniting growth and transforming the foundation. We believe our performance demonstrates the progress we are making on the turnaround of our business, despite a challenging environment. For a summary of our financial results in fiscal 2023, see “Fiscal 2023 Overview” above. For detailed information on our 2023 financial results, please refer to our 2023 Annual Report.

Named Executive Officers (“NEOs”)

This Compensation Discussion and Analysis section (“CD&A”) explains our executive compensation programs for the following individuals, all of whom were deemed to be NEOs for fiscal 2023. As a result of a reorganization in July 2023, Gregory Unis took on greater responsibility; the titles shown below represent the NEOs’ titles as of the end of 2023.

Name	Title

Martin Waters	Chief Executive Officer

Timothy Johnson	Chief Financial and Administrative Officer

Melinda McAfee	Chief Human Resources and Chief Legal Officer

Christine Rupp	Chief Customer Officer

Gregory Unis(1)	Brand President, Victoria’s Secret & PINK

(1)	Gregory Unis’s role expanded in July 2023 and he became the Brand President of Victoria’s Secret and PINK while maintaining responsibility over Victoria’s Secret Beauty and New Business Development.

Stockholder Engagement

We are committed to healthy and recurrent engagement with our stockholders regarding our executive compensation practices and philosophy. The HCCC and management welcome and value dialogue with stockholders on this topic. Members of the HCCC and executive management team are available to meet with stockholders at their request and convenience to discuss our executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS

Say-on-Pay

We held an advisory vote on executive compensation at our 2023 annual meeting of stockholders (referred to as the “say-on-pay” vote), pursuant to which the majority of the votes cast (84.6%) approved the compensation of our NEOs. The HCCC carefully considered the results of this vote—including feedback received in direct dialogue with stockholders—in making decisions about our executive compensation program.

Say-on-Frequency

We held an advisory vote on the frequency of future “say-on-pay” advisory votes (referred to as the “say-on-frequency” vote) at our 2022 annual meeting of stockholders, pursuant to which the majority of the votes cast voted to hold our “say-on-pay” votes every year. The HCCC considered the outcome of this advisory vote and determined that future “say-on-pay” votes will be conducted every year. The HCCC will re-evaluate this determination after the next stockholder advisory “say-on-frequency” vote, which will be at the Company’s 2028 annual meeting of stockholders unless presented earlier.

Compensation Program

Executive Compensation Guiding Principles and Philosophy

VS&Co, in partnership with the HCCC, rolled out a new compensation philosophy in 2022. Six guiding principles frame our compensation philosophy.

The Guiding Principles are to:

•	Support the customers’ experience through pay design and delivery

•	Drive VS&Co’s intended vision, values and culture through what is measured and rewarded

•	Foster collaboration in business objective achievement through a foundational “One VS&Co” mindset

•	Facilitate an organizational culture of pay-for-performance

•	Allow for appropriate flexibility and agility to meet ongoing talent attraction, retention and motivation needs

•	Deliver compensation that is simple to communicate, operate and understand

Our Executive Compensation Philosophy

Purpose of the Executive Compensation Programs

• Provide a roadmap for aligning executive interests with the development and growth of VS&Co’s customer base—existing, lapsed and future.

• Enable the attraction, retention and motivation of executive talent by establishing compensation design and opportunities that provide a compelling and affordable value proposition.

• Establish a clear linkage between pay outcomes and both annual and sustained, long-term results that drive long-term stockholder value—measured against both internal goals and external evaluation.

• Support collaboration in the achievement of business, talent and culture objectives to promote a One VS&Co culture anchored in the mission to create positive change for women through the power of VS&Co products, platform and advocacy, and to inspire women around the world with products and experiences that uplift and champion them and their journey.

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COMPENSATION DISCUSSION AND ANALYSIS

Role and Mix of Pay Elements

• Base Salary. Provide fixed pay commensurate with an individual’s level/grade, internal equity, criticality of role, experience, skills (and external market for such skills), and/or performance; serve as baseline attraction and retention tool for a talent strategy aimed to recruit top talent.

• Short-Term Incentive Plan (“STIP”). Provide a variable, at-risk pay element that aligns pay outcomes, behavior and decision making with short-term financial, operational and/or strategic goals and performance. Performance should contemplate enterprise-wide measurement to drive collaboration and re-enforce the One VS&Co mindset.

• Long-Term Incentive Plan (“LTIP”). Provide a variable, at-risk pay element that aligns pay outcomes, behavior and decision making with the long-term financial, operational and/or strategic business objectives of VS&Co and its stockholders. The LTIP drives retention, ownership mentality, and accountability to external market evaluation of VS&Co.

• Pay Mix. Fixed components (base salary) should comprise a minority of the pay mix for executives. Variable components (STIP and LTIP) should comprise the majority of the pay mix. LTIP should make up the largest component of pay at the top levels of the organization.

• Rigor of Goal-Setting. Our STIP and LTIP goals are designed to challenge executives to achieve a high level of performance and are calibrated to deliver value creation to stockholders in order for our executives to earn cash and equity incentives at target levels.

Market Position

• Publicly disclosed pay data from the executive compensation peer group serves as the primary market reference for our executive officers.

• VS&Co does not specifically set its executive compensation against its peer group. Instead, it considers peer group comparisons as one of several factors in making executive compensation decisions as described below.

• Pay outcomes will flex up and down commensurately with performance, such that above target performance will generally yield above median compensation and below target performance will generally yield below median compensation.

Internal vs External Focus

• Guideline pay structures and incentive targets will be informed by external market data—primarily from the retail industry.

• An individual’s placement within those structures will be influenced by internal considerations (e.g., internal equity, skill, performance and potential).

• Goal: deliver compensation that is fair, consistent and enables VS&Co to achieve its talent strategy.

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COMPENSATION DISCUSSION AND ANALYSIS

Diversity, Equity and Inclusion

• Diversity, equity and inclusion (“DEI”) plays an integral part of our overall employee value proposition.

• Our executive pay programs are designed to align with and support our DEI strategies and facilitate inclusivity but we do not use quantitative DEI performance metrics in our executive compensation program.

• We’ve also established robust policies and practices to ensure equity across the organization and to ensure that our programs are non-discriminatory in nature.

Communication and Transparency

• Actively promote education, understanding and transparency through multiple communication channels and media.

• Provide regular updates to participants on progress against business goals and specifically incentive plan goals.

• Communication will be aligned with DEI strategy and objectives—i.e., be thoughtful, inclusive and representative in nature.

These Principles in Practice — 2023 Pay Mix

VS&Co has evolved our executive compensation philosophy and programs this year to enhance our pay for performance orientation. As described below, the new plans drive pay for performance through meaningful at-risk compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Governance Practices

VS&Co seeks to maintain high standards with respect to the governance of our executive compensation programs. Key features of our policies and practices that motivate and drive performance and align with stockholder interests are as follows:

What we do	What we don’t do

✔	Put meaningful compensation at risk: On average, approximately 80% of our NEOs’ pay is dependent upon company performance, thus aligning the interests of our executives with those of our stockholders.

✔	Set stock ownership guidelines: Set at six times base salary for our CEO and three times base salary for other named executive officers.

✔	Require double-trigger vesting of equity awards upon a change in control under our long-term incentive plan.

✔	Enforce our Clawback Policy as described under “Compensation Governance—Recovery of Compensation.”

✔	Include fixed share authorization: Long-term incentive plan does not provide for an evergreen feature that would automatically replenish the shares authorized for issuance.

✔	Regularly review share utilization: We regularly evaluate share utilization levels and review the dilutive impact of stock compensation.

✔	Independent compensation committee: Our HCCC is composed solely of independent directors.

✔	Work with an independent compensation consultant retained by the HCCC.

✔	Cap our incentive plans: The maximum payout for our short- and long-term incentive compensation is 200% of target.

✔	Grant stock with vesting period of at least one year (subject to certain exceptions).

✔	Conduct an annual review of the pay programs to ensure we reward executives for performance against clear metrics that align with our long-term strategic plan and stockholder interests, retain top talent, and discourage unnecessary risk taking by our executives.

×	No tax gross-ups upon a change in control.

×	No hedging or pledging is permitted under our Insider Trading Policy.

×	No re-pricing or cash-out of underwater stock options without stockholder approval.

×	No discounted equity grants.

×	No guaranteed increases to pay.

×	No excise tax gross-ups under our long-term incentive plan.

Compensation Governance Processes

Human Capital and Compensation Committee

The HCCC is composed entirely of independent directors and oversees our programs, policies, practices, and strategies relating to culture, talent, DEI, and executive compensation. All HCCC members meet independence and other NYSE requirements. HCCC members were selected based on their knowledge and experience in human capital and compensation matters from both their professional experience and their roles on other boards.

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COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant

As permitted by its charter, the HCCC retained Semler Brossy as its independent executive compensation consultant. The HCCC has the sole authority to retain and terminate any independent executive compensation consultant.

The HCCC, considering recommendations from VS&Co management, determines the work to be performed by Semler Brossy. Semler Brossy works with management to gather data required in preparing analyses for HCCC review. Specifically, the services the consultant provides include:

•	Assisting in the evaluation of and providing recommendations for the CEO and other executives’ compensation

•	Informing the HCCC of evolving market practices

•	Consulting on executive compensation strategy and program design

•	Analyzing the competitiveness of executive pay

•	Assisting in the selection of our executive compensation peer group

•	Assisting with and reviewing our CD&A disclosure

The HCCC has analyzed whether the work of Semler Brossy raised any conflict of interest and has concluded that it has not created any conflict of interest.

Compensation Comparison

VS&Co compares its executive compensation with publicly available data, including the executive compensation paid by its peer companies, in order to ensure its pay programs remain competitive with market practices.

In consultation with management and with advice of its advisors, the HCCC reviewed and affirmed the prior year’s executive compensation peer group again for fiscal 2023.

Abercrombie & Fitch Co.	lululemon athletica inc.

American Eagle Outfitters, Inc.	PVH Corp.

Bath and Body Works, Inc.	Ralph Lauren Corporation

Big Lots, Inc.	Ross Stores, Inc.

Burlington Stores, Inc.	Tapestry, Inc.

Capri Holdings Limited	Ulta Beauty, Inc.

Gap, Inc.	Under Armour, Inc.

G-III Apparel Group, Ltd.	Urban Outfitters, Inc.

Hanesbrands Inc.	V.F. Corporation

Levi Strauss & Co.	Williams-Sonoma, Inc.

The HCCC reaffirmed this peer group for fiscal 2024.

The HCCC used the following criteria to select the peer group:

•	Businesses that are generally similar to VS&Co in:

•	industry classification,

•	size (generally falling in the range of 0.5 to 2x our revenue and 0.25 to 4x our market capitalization),

•	global footprint,

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COMPENSATION DISCUSSION AND ANALYSIS

•	business and/or merchandise focus;

•	Retailers that compete with VS&Co for executive talent; and

•	Similar business model, i.e., specialty store retailers.

VS&Co does not specifically set its executive compensation against the peer group. Instead, we consider peer group comparisons provided by the HCCC’s independent compensation consultant as one of several factors in making executive compensation decisions.

Compensation Setting Process

The HCCC, in consultation with its independent compensation consultant and with input from the full Board, approves the compensation structure for the CEO. The HCCC, with the input of the full Board, also oversees the evaluation process for the CEO. The HCCC then reviews and approves the compensation structure for all of VS&Co’s named executive officers and other officers (collectively, “Section 16 officers”) subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including the approval of grants of equity awards to such executives.

Target compensation for VS&Co’s executives is reviewed annually and is designed to reward performance, incentivize future performance and be competitive with the external market for talent.

NEO Compensation Components

Base Salary

The table below reflects the base salaries for each NEO as of the end of fiscal 2023.

NEO	2023 Base Salary ($)

Mr. Waters	1,250,000

Mr. Johnson	800,000

Ms. McAfee	725,000

Ms. Rupp	985,000

Mr. Unis	1,065,000

Mr. Waters’ base salary has not changed since the spin-off from L Brands. The other NEOs received a 3% market adjustment on average during the annual review process at the beginning of 2023. During 2023, Mr. Unis took on additional responsibility as Brand President of Victoria’s Secret Lingerie and PINK, in addition to keeping his role as Head of Victoria’s Secret Beauty and New Business Development. In recognition of the increased scope of his role and responsibilities, his base salary was increased by 17.7% from $905,000, effective June 2023.

The following factors were considered by the HCCC in determining executive base salary adjustments:

•	Scope and responsibility of the executive’s position

•	Achievement of seasonal and annual business goals

•	Level of overall compensation paid by competitors for comparable positions

•	Recruitment, retention and development of leadership talent

•	Expectations for future growth

•	The appropriate balancing of the executive’s base salary against their incentive compensation

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COMPENSATION DISCUSSION AND ANALYSIS

Short-Term Performance-Based Cash Incentive Compensation

For 2023, the short-term incentive plan (the “STIP”) was paid pursuant to the Victoria’s Secret & Co. 2021 Cash Incentive Compensation Performance Plan (the “VS 2021 IC Plan”).

For 2023, the STIP performance metrics applicable to executives, including our NEOs, now has a carveout of 25% of the award based on annual performance with seasonal performance (described below) representing 75% of the award. Beginning in 2023, we also introduced a revenue metric to the STIP to align with our growth priorities. Operating income remains the most important metric in the STIP, weighted at 75% with revenue weighted at 25%.

The seasonal component of the STIP focuses on achievement of six-month goals, reflecting VS&Co’s two selling seasons: Spring (the first and second quarters) and Fall (the third and fourth quarters). The Fall season, which includes holiday sales, is weighted more heavily than Spring because of its importance to VS&Co’s profitability. The use of seasonal performance periods in the plan design reflects the belief that achievement of short-term goals season after season aligns with the business strategy and helps drive and maintain long-term value for stockholders. Beginning in 2023, an annual performance period was added to measure achievement of goals over the full fiscal year. The annual component now comprises 25% of the total bonus for our NEOs and other executives. The Spring and Fall seasonal components were subsequently adjusted to 30% and 45%, respectively, to accommodate the new annual component.

In addition to the modification to the measurement periods, the HCCC added an additional metric, revenue, to the existing financial metric of adjusted operating income. Adjusted operating income is used because it is considered a performance measure over which executives can have significant impact and is also directly linked to the long-term strategic plan and performance that drives long-term stockholder value. In line with our strategic plan to be a profitable growth company, revenue was added as a balance to the adjusted operating income metric.

While the plans provide for adjustment due to extraordinary items, Spring, Fall and annual payouts reflect the actual, quantitative results, without retroactive adjustments.

At the beginning of the fiscal year and each six-month season, operating income and revenue goals are set by the HCCC with recommendations from management. The goals are based on:

•	An analysis of historical performance

•	Income goals

•	Overall economic environment including financial results of other comparable businesses

•	Progress toward achieving our long-term strategic plan

The table below shows the operating income (“OI”) goals for VS&Co for each performance period required to earn short-term performance-based incentive compensation at target and actual performance. The full performance bands are shown along with corresponding payout per the plan design for threshold, target and maximum performance.

	Fiscal 2023 Spring Season				Fiscal 2023 Fall Season				Fiscal 2023 Annual

	Threshold	Target(1)	Maximum	Actual(2)	Threshold	Target(1)	Maximum	Actual(2)	Threshold	Target(1)	Maximum	Actual(2)

Revenue $ ($ millions)	2,760	2,935	3,070	2,688	3,090	3,285	3,520	3,215	6,455	6,750	6,965	6,182

OI $ Performance ($ millions)	155	230	305	98	130	230	330	205	455	590	725	327

Plan Payout	20%	100%	200%	0%	20%	100%	200%	77.9%	20%	100%	200%	0%

(1)	Revenue and operating income goals and performance for VS&Co reflect goals and performance for the total segment, including international operations and North America operations.

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COMPENSATION DISCUSSION AND ANALYSIS

(2)

Actual performance presents operating income on an adjusted basis that removes certain non-recurring, infrequent or unusual items that are not indicative of ongoing operations due to their size and nature. VS&Co uses adjusted financial information as key performance measures of results for purposes of evaluating performance internally, which may not correspond to amounts reported externally.

Performance between threshold and target and target and maximum is interpolated to determine payout percentage beginning at 20% for threshold performance up to 200% at maximum performance.

Fall 2023 seasonal financial targets for VS&Co were set below prior year actual results to reflect macroeconomic pressure on our business observed in Spring 2023. When evaluating financial goals, the HCCC compares the change in operating income relative to the change in the incentive payments to associates to analyze the reasonableness of the potential payout.

Short-term performance-based cash incentive compensation targets are set as a percentage of base salary with the amount earned ranging from zero to double the target incentive, based on the extent to which financial goals are achieved or exceeded.

Payouts for fiscal 2023 performance are set forth below and in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table. Spring, Fall and annual payouts reflect the actual, quantitative results originally set at the beginning of each period.

Total Fiscal 2023 Short-Term Incentive Payout

	Target (% of Base Salary) (%)	Fiscal 2023 Target Incentive ($)	Fiscal 2023 Spring Incentive Payout(1) ($)	Fiscal 2023 Fall Incentive Payout(2) ($)	Fiscal 2023 Annual Incentive Payout(3) ($)	Total Fiscal 2023 Payout ($)	Percent of Fiscal 2023 Target (%)

Mr. Waters	180	2,250,000	—	788,738	—	788,738	35

Mr. Johnson	100	800,000	—	280,440	—	280,440	35

Ms. McAfee	100	725,000	—	254,149	—	254,149	35

Ms. Rupp	170	1,674,500	—	586,996	—	586,996	35

Mr. Unis(4)	170	1,717,018	—	634,671	—	634,671	37

(1)	Spring payout awarded at 0% based on achievement against operating income and revenue goals.

(2)	Fall payout awarded at 77.9% based on achievement against operating income and revenue goals.

(3)	Annual payout awarded at 0% based on achievement against operating income and revenue goals.

(4)	Mr. Unis’s payout was pro-rated based on the number of days his base salary increase was in effect before and after his promotion.

The HCCC, in consultation with its compensation consultant, reviews performance metrics, performance periods, vesting and other terms and conditions as appropriate for VS&Co considering our business goals and objectives.

Long-Term Equity Compensation

Equity awards granted to certain of our NEOs in fiscal 2021 were granted under L Brands’ equity compensation program prior to the spin-off. L Brands’ long-term equity compensation program for executive officers had historically been comprised of a mix of three types of awards: performance stock units (“PSUs”), time-vested restricted stock units (“RSUs”) and stock options, providing a balance of performance-based incentives, alignment with stockholders, and retention. Only Martin Waters was an executive officer of L Brands prior to the spin-off. Mr. Unis was a division leader and participated in an L Brands equity compensation program comprised of time-vested RSUs and stock options.

For fiscal 2023, the HCCC, in consultation with its compensation consultant, reviewed the long-term performance metrics, vesting and other terms and conditions of our long-term incentive (“LTI”) compensation structure and approved the following terms of VS&Co’s LTI program, which were consistent with 2022:

•	The CEO and other executive officers receive a mix of both PSUs and RSUs.

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•	The CEO’s award is more heavily weighted to PSUs—at 70% for 2023.

•	The other executive officers have an equal portion of their LTI award in PSUs and time-vested RSUs.

The HCCC believes it is important that all executive officers of VS&Co receive performance based LTI compensation to align the interests of the executive with our stockholders. The PSU metrics are comprised of three-year operating income goals and three-year relative total shareholder return compared to the S&P 1500 Specialty Retail Index. The two PSU metrics are weighted equally. The two metrics strike a balance between an internal directly controllable metric and a metric that acts as a measure of our success compared to other specialty retail peers.

For the portion of the PSU measured by VS&Co total shareholder return percentile ranking against the S&P 1500 Specialty Retail Index, the payout is earned as follows:

Performance	Payout

Below 25th Percentile	—%

25th Percentile	50%

50th Percentile	100%

75th Percentile and above	200%

Interpolation for payout is used for achievement between 25th and 50th percentile and 50th and 75th percentile.

The 2023 PSU operating income goals were set to drive meaningful growth in profit and stockholder value. Through a combination of higher sales and savings through transforming our foundation, the compound annual operating income growth rate for threshold, target and maximum were low single digit, low double digit and greater than 20% growth, respectively.

In determining the size of any grants of equity awards, the HCCC takes into account the applicable executive’s individual performance (including contribution to the achievement of business goals, execution of retail fundamentals and accomplishment of talent and cultural objectives), company performance, competitive practice, VS&Co’s overall equity compensation expense budget, stockholder dilution, internal equity, and retention risk.

The table below shows the long-term incentive awards made in the March 2023 annual grant.

	RSUs ($)	PSUs ($)	Total ($)

Mr. Waters	2,400,000	5,600,000	8,000,000

Mr. Johnson	800,000	800,000	1,600,000

Ms. McAfee	725,000	725,000	1,450,000

Ms. Rupp	985,000	985,000	1,970,000

Mr. Unis	905,000	905,000	1,810,000

In addition to Mr. Unis’s annual grant, the HCCC approved a $1,500,000 grant in July 2023, split evenly between RSUs and PSUs, in connection with his promotion to Brand President of Victoria’s Secret Lingerie and PINK.

Inducement Cash Bonus Awards

As part of Ms. Rupp’s compensation arrangement made at her hire, to offset anticipated near-term future payments at her then-current employer, VS&Co agreed to pay Ms. Rupp a one-time hire-on bonus paid on the first anniversary of her hire date if she was actively employed at the date. There are no other cash bonus arrangements with Ms. Rupp or any other executive officer.

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NEO	Total Cash Retention Bonus Award Amount ($)

Ms. Rupp	960,000

Retirement and Other Post-Employment Benefits

Retirement and other post-employment benefits consist of qualified retirement plan benefits and termination benefits. VS&Co does not have a non-qualified deferred compensation plan for executives but may create one in the future.

401(k) Plan

VS&Co’s qualified plan (the “401(k) Plan”) is available to all VS&Co associates who meet certain age and service requirements. Associates can contribute up to the amounts allowable under Section 401 of the Internal Revenue Code. VS&Co matches associates’ contributions according to a predetermined formula and contributes additional amounts based on a percentage of the associates’ eligible annual compensation and years of service. Associates’ contributions and VS&Co’s matching contributions to the 401(k) Plan vest immediately. Additional VS&Co contributions and the related investment earnings are subject to vesting based on years of service.

Termination Benefits: Severance and Change in Control Agreements

VS&Co has entered into severance and change in control agreements with certain executives, including Messrs. Waters, Johnson, and Unis and Mses. McAfee and Rupp. For additional information regarding these arrangements, see “Estimated Post-Employment Payments and Benefits” below.

Upon a change in control of VS&Co, VS&Co equity awards will only vest if the executive’s employment is terminated by the executive for good reason or by VS&Co other than for cause within 24 months of the change in control.

None of VS&Co’s executives (including our NEOs) is entitled to a tax gross-up for any excise taxes on compensation paid in connection with a change in control.

Perquisites

VS&Co provides its executives with perquisites that the HCCC has determined are reasonable and in the best interests of VS&Co and its stockholders. These perquisites may include the reimbursement of financial planning costs of up to $9,500 per year for our CEO and supplemental disability and life insurance coverage provided by VS&Co for associates at the Vice President level and above, including our NEOs.

The cost of providing these perquisites to the named executive officers is included in the amounts shown in the “All Other Compensation” column of the 2023 Summary Compensation Table and detailed in the footnotes to the table.

We reviewed our perquisites for our executives in 2022, including our NEOs, and added executive physicals through select providers. VS&Co pays the cost of the physical and the executive is responsible for any associated tax.

Compensation Governance

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers that is more than $1 million during the tax year. Section 162(m) of the Internal Revenue Code provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” However, as part of the Tax Cuts and Jobs Act of 2017, this exemption was repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain “grandfathered” arrangements in effect as of November 2, 2017.

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In the exercise of its business judgment, the HCCC retains the flexibility to award and pay compensation even if the compensation is not deductible by VS&Co for tax purposes if it believes it is in the Company’s best interests.

Stock Ownership Guidelines

The HCCC encourages VS&Co stock ownership by our executives through stock ownership guidelines that promote a long-term focus on performance, discourage inappropriate risk-taking and align the interests of our executives with those of our stockholders. Stock ownership guidelines can be met through direct or beneficial ownership of VS&Co common stock, including VS&Co common stock held under stock incentive and retirement plans.

VS&Co’s Chief Executive Officer is required to achieve and maintain beneficial ownership of VS&Co common stock with a value of six times his base salary. VS&Co’s other covered executives, including the NEOs, are required to achieve and maintain beneficial ownership of VS&Co common stock with a value of three times such executive’s base salary within five years of becoming subject to the stock ownership guidelines. Members of the Board of Directors are required to maintain at least the number of net shares received as compensation for their service on the Board over the previous four years. All of our executive officers and directors are currently on track for compliance with the ownership guidelines by the required deadlines.

Recovery of Cash Bonus and Stock Compensation

In 2022, the HCCC adopted a new incentive compensation Clawback Policy in line with corporate governance best practice. The policy was further revised in 2023 to comply with SEC rules and NYSE listing requirements. Our Clawback Policy includes a cause-related clawback provision that applies to all cash-based performance or incentive compensation and any equity compensation granted, awarded, issued, paid or payable for all Senior Vice Presidents and above. The HCCC determines if a cause-related clawback trigger exists. The triggers are defined as:

•	an executive was grossly negligent in the performance of duties;

•	an executive has pled “guilty” or “no contest” to, or has been convicted of, an act which is defined as a felony under applicable federal or state law;

•	an executive has engaged in misconduct in bad faith that could reasonably be expected to materially harm the Company’s business or its reputation; or

•

an executive has violated a material provision of the Company’s Code of Conduct, including, but not limited to, committing Subject Conduct or other violations of the Company’s Discrimination, Anti-Harassment, Sexual Harassment and Non-Retaliation policies. “Subject Conduct” means sexual harassment (including creation of a hostile work environment), gender discrimination and retaliation.

Our Clawback Policy is filed as an exhibit to our 2023 Annual Report.

Policy Regarding Hedging or Pledging

The VS&Co Insider Trading Policy prohibits our directors and executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VS&Co securities, transactions hedging the risk of ownership of VS&Co securities and short sales of VS&Co securities. In addition, directors and executives are prohibited from holding VS&Co securities in margin accounts or pledging VS&Co securities as collateral for loans.

Risk Assessment

The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. VS&Co’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for short-term incentive payouts and the equity compensation

58	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

programs, share ownership guidelines for named executive officers, as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short-and long-term view with respect to Company performance.

Compensation Committee Report

The Human Capital and Compensation Committee of the Board of Directors is composed of five directors who are independent, as defined under the NYSE listing standards. Additionally, each member of the Human Capital and Compensation Committee is a “non-employee director” within the meaning of Section 16b-3 under the Securities Exchange Act of 1934, as amended.

The Human Capital and Compensation Committee has reviewed and discussed the CD&A with management. Based on that review and discussion, the Human Capital and Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and in the Annual Report on Form 10-K for the fiscal year ended February 3, 2024.

Human Capital and Compensation Committee

Irene Chang Britt, Chair

Jacqueline Hernández

Rod Little

Lauren Peters

Anne Sheehan

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Tables

2023 Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to our NEOs for the fiscal year ended February 3, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Martin Waters Chief Executive Officer	2023	1,250,000	–	8,851,198	–	788,738	35,315	10,925,251
	2022	1,250,000	1,000,000	9,450,415	–	788,400	31,097	12,519,912
	2021	1,250,000	1,600,000	6,500,029	–	3,395,700	125,956	12,905,231

Timothy Johnson Chief Financial and Administrative Officer	2023	795,755	–	1,721,602	–	280,440	34,973	2,832,770
	2022	770,673	–	2,315,465	–	271,560	14,542	3,372,240
	2021	498,626	–	1,500,025	–	656,732	213	2,655,596

Melinda McAfee Chief Human Resources and Legal Officer	2023	720,755	–	1,560,183	–	254,149	29,695	2,564,782

Christine Rupp Chief Customer Officer	2023	980,755	960,000	2,119,695	–	586,996	18,291	4,665,737
	2022	382,418	–	4,248,661	–	455,597	585,286	5,671,962

Gregory Unis(6) Brand President, Victoria’s Secret and PINK	2023	997,358	–	3,561,545	–	634,671	36,385	5,229,959
	2022	880,000	700,000	2,617,456	–	524,198	31,281	4,752,935
	2021	874,808	1,400,000	660,002	220,001	2,257,763	179,144	5,597,399

(1)	The amounts reported for 2023 represent a sign on bonus paid on the one-year anniversary of Ms. Rupp’s start date.

(2)

The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of PSUs (at target) and RSUs granted during the fiscal year. The amounts reported do not represent amounts paid to or realized by the NEOs. Assumptions used in the calculation of the stock awards included in this column are included in Note 19 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 3, 2024. The accounting values of the PSUs granted during fiscal 2023 assuming that the highest level of performance conditions will be achieved are: Mr. Waters—$12,902,377; Mr. Johnson—$1,843,198; Ms. McAfee—$1,670,382; Ms. Rupp—$2,269,409; Mr. Unis—$3,813,104.

(3)	The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock options granted to our NEOs.

(4)

The amounts reported represent the aggregate value of the non-equity performance-based incentive compensation paid for the applicable Spring and Fall selling seasons and the annual performance period based on the full fiscal year, as applicable. Incentive compensation targets are set based on a percentage of base salary and are paid both seasonally and annually based on the achievement of adjusted operating income and revenue results.

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COMPENSATION DISCUSSION AND ANALYSIS

(5)	The elements of compensation included in the “All Other Compensation” column for fiscal 2023 are set forth in the table below.

Name	Company Contributions to the Executive’s Qualified and Non-Qualified Retirement Plan Account ($)	Incremental Company Cost to Provide Supplemental Life and Disability Insurance Coverage ($)	Other ($)	Total ($)

Martin Waters	34,685	630	–	35,315

Timothy Johnson	34,301	672	–	34,973

Melinda McAfee	29,086	609	–	29,695

Christine Rupp	17,464	827	–	18,291

Gregory Unis	35,600	785	–	36,385

(6)

Mr. Unis took on additional responsibility as Brand President of Victoria’s Secret Lingerie and PINK, in addition to keeping his role as Head of Victoria’s Secret Beauty and New Business Development. In addition to his annual long-term incentive award grant, the amount shown includes $750,000 of RSUs and $864,000 of PSUs granted in connection with his expanded role.

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COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards for Fiscal 2023

The following table provides information relating to plan-based awards and opportunities granted to the NEOs during fiscal 2023.

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name/Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)

Martin Waters

Annual Incentive			450,000	2,250,000	4,500,000

PSUs	3/16/2023	3/14/2023				90,968	181,936	363,872		6,451,189

RSUs	3/16/2023	3/14/2023							77,973	2,400,009

Timothy Johnson

Annual Incentive			160,000	800,000	1,600,000

PSUs	3/16/2023	3/14/2023				12,996	25,991	51,982		921,599

RSUs	3/16/2023	3/14/2023							25,991	800,003

Melinda McAfee

Annual Incentive			145,000	725,000	1,450,000

PSUs	3/16/2023	3/14/2023				11,777	23,554	47,108		835,191

RSUs	3/16/2023	3/14/2023							23,554	724,992

Christine Rupp

Annual Incentive			334,900	1,674,500	3,349,000

PSUs	3/16/2023	3/14/2023				16,001	32,001	64,002		1,134,705

RSUs	3/16/2023	3/14/2023							32,001	984,991

Gregory Unis

Annual Incentive			343,404	1,717,018	3,434,036

PSUs	3/16/2023	3/14/2023				14,701	29,402	58,504		1,042,553

RSUs	3/16/2023	3/14/2023							29,402	904,994

PSUs(5)	7/3/2023	6/15/2023				20,903	41,806	83,612		864,000

RSUs(5)	7/3/2023	6/15/2023							41,806	750,000

(1)

“Non-Equity Incentive Plan Awards” represent the threshold, target and maximum opportunities for the fiscal 2023 Spring and Fall seasons and the annual performance period based on the full fiscal year. The actual amount earned under this plan is disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

“Equity Incentive Plan Awards” are PSUs granted during the fiscal year pursuant to the VS 2021 Stock Plan. PSUs are eligible to vest at the end of the three-year performance period, with the number of shares to be awarded determined based on the achievement of (i) 3-year cumulative operating income goals and (ii) 3-year cumulative total shareholder return relative to the S&P 1500 Specialty Retail Index.

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COMPENSATION DISCUSSION AND ANALYSIS

(3)

“All Other Stock Awards” are RSUs granted during the fiscal year pursuant to the VS 2021 Stock Plan. Awards vest 30% on the first and second anniversary of the grant date and 40% on the third anniversary of the grant date.

(4)

We valued the RSUs, and the portion of the PSUs based on 3-year cumulative operating income results, by multiplying the closing price of our common shares on the NYSE on the grant date by the number of units awarded. We valued the portion of the PSUs based on 3-year cumulative total shareholder return relative to the S&P 1500 Specialty Retail Index results using a Monte Carlo simulation valuation model which applies a risk-free interest rate and volatility assumptions. The risk-free interest rate is based on treasury constant maturity yields as reported in the H.15 Federal Reserve Statistical Release on the grant date with a term corresponding to the length of the remaining performance period. Due to our limited trading history, the volatility assumption was set equal to the average volatility for the companies in the S&P 1500 Specialty Retail Index and VS&Co was excluded from the correlation calculation. The assumed per-share value is 130.4% of the closing stock price on the date of the grant, using a risk-free interest rate of 4.01% and volatility of 47.1%. The accounting values differ from the compensation values of the PSU awards disclosed in the CD&A.

(5)	PSUs and RSUs granted in connection with a reorganization in July 2023 in which Mr. Unis took on greater responsibility.

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COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2023

The table below shows the number of shares underlying exercisable and unexercisable stock options and unvested PSUs and RSUs held by our NEOs on February 3, 2024. For awards granted prior to our spin-off from L Brands, the number of options, PSUs and RSUs represent the adjusted number of outstanding awards. The awards and grant price were adjusted in a manner intended to preserve the overall intrinsic value of the converted equity awards by taking into account the relative value of L Brands common stock before the spin-off and the value of VS&Co common stock after the spin-off.

	Option Awards						Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)

Martin Waters	3/31/2014	35,697	–		32.56	3/31/2024

	4/2/2015	23,285	–		54.76	4/2/2025

	3/31/2016	14,221	–		52.74	3/31/2026

	3/31/2017	23,861	–		28.29	3/31/2027

	3/21/2018	29,302	–		23.68	3/21/2028

	3/28/2019	42,459	–		16.78	3/28/2029

							110,601	(3)	2,988,439	345,878	(4)	9,345,624

Timothy Johnson							55,962	(5)	1,512,093	36,932	(6)	997,903

Melinda McAfee							46,372	(7)	1,252,971	35,544	(8)	960,399

Christine Rupp							102,209	(9)	2,761,687	47,838	(10)	1,292,583

Gregory Unis	3/31/2017	17,895	–		28.29	3/31/2027

	3/21/2018	23,757	–		23.68	3/21/2028

	3/28/2019	37,990	–		16.78	3/28/2029

	3/16/2021	9,118	9,115	(11)	36.20	3/16/2031

							92,287	(12)	2,493,595	86,583	(13)	2,339,473

(1)	The market value is the product of $27.02, the closing price of our common shares on the NYSE on February 2, 2024, and the number of shares subject to unvested stock awards.

(2)	Based on current performance in accordance with the SEC rules, PSUs granted in fiscal 2021 and fiscal 2022 assume threshold payout level and PSUs granted in fiscal 2023 assume target payout level.

(3)	Reflects RSUs that vest as follows: 37,376 shares on March 16, 2024; 42,036 shares on March 16, 2025; and 31,189 shares on March 16, 2026.

(4)	Subject to achievement of performance conditions; 109,562 shares vest on February 5, 2024, 54,380 shares vest on March 16, 2025 and 181,936 shares vest on March 16, 2026.

(5)

Reflects RSUs that vest as follows: 12,313 shares on March 16, 2024; 14,655 shares on June 2, 2024; 2,048 shares on August 1, 2024; 13,818 shares on March 16, 2025; 2,732 shares on August 1, 2025; and 10,396 shares on March 16, 2026.

(6)	Subject to achievement of performance conditions; 10,941 shares vest on March 16, 2025 and 25,991 shares vest on March 16, 2026.

(7)

Reflects RSUs that vest as follows: 10,270 shares on March 16, 2024; 5,195 shares on May 19, 2024; 837 shares on August 18, 2024; 3,990 shares on October 31, 2024; 11,339 shares on March 16, 2025; 5,319 shares on October 31, 2025; and 9,422 shares on March 16, 2026.

(8)	Subject to achievement of performance conditions; 11,990 shares vest on March 16, 2025 and 23,554 shares vest on March 16, 2026.

(9)

Reflects RSUs that vest as follows: 9,600 shares on March 16, 2024; 30,089 shares on October 3, 2024; 9,601 shares on March 16, 2025; 40,119 shares on October 3, 2025; and 12,800 shares on March 16, 2026.

(10)	Subject to achievement of performance conditions; 15,837 shares vest on March 16, 2025 and 32,001 shares vest on March 16, 2026.

(11)	Options vest on March 16, 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

(12)

Reflects RSUs that vest as follows: 23,064 shares on March 16, 2024; 12,542 shares on July 3, 2024; 15,656 shares on March 16, 2025; 12,542 shares on July 3, 2025; 11,761 shares on March 16, 2026; and 16,722 shares on July 3, 2026.

(13)	Subject to achievement of performance conditions; 15,375 shares vest on March 16, 2025 and 71,208 on March 16, 2026.

Option Exercises and Stock Vested for Fiscal 2023

The table below shows stock options that were exercised and RSUs that vested during fiscal 2023 for each of our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Martin Waters	–	–	77,914	2,224,590

Timothy Johnson	–	–	17,555	400,942

Melinda McAfee	–	–	11,717	281,997

Christine Rupp	–	–	30,089	452,238

Gregory Unis	–	–	37,920	1,185,590

(1)	This column represents the vesting during fiscal 2023 of RSUs granted during fiscal 2018, 2020, 2021 and 2022.

Estimated Post-Employment Payments and Benefits

VS&Co has entered into certain agreements with Messrs. Waters, Johnson and Unis and Mses. McAfee and Rupp that will require VS&Co to provide compensation in the event of a qualifying termination of employment, including a termination following a change in control of VS&Co. In addition, participants in the VS 2021 Stock Plan receive accelerated vesting of equity awards in the event of termination due to death or upon a “change in control” in the event of the participant’s termination of employment (other than for “cause”) within 24 months of the change in control (commonly referred to as “double-trigger” vesting).

However, the HCCC retains discretion to provide additional benefits to NEOs upon termination or resignation if it determines the circumstances so warrant.

The following tables set forth the expected benefits that would be received by each of the NEOs in the event of termination resulting from various scenarios, assuming a termination date of February 3, 2024 and a stock price of $27.02, the price of VS&Co common stock on the last trading day of the fiscal year. Each scenario relates to the single termination event described and amounts are not cumulative in situations where multiple scenarios may apply. The paragraphs following the table explain the general provisions applicable to each termination or change of control situation.

Martin Waters

	Involuntary Without Cause or Voluntary With Good Reason

	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	1,250,000	2,500,000	–	612,500	3,750,000	–

Bonus(3)	–	2,250,000	1,575,000	1,575,000	8,325,000	–

Long-Term Incentive Awards(4)	–	6,265,587	12,334,063	12,334,063	22,662,782	1,469,334

Benefits(5)	16,906	33,811	2,000,000	–	50,717	–

Total	1,266,906	11,049,398	15,909,063	14,521,563	34,788,499	1,469,334

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COMPENSATION DISCUSSION AND ANALYSIS

Timothy Johnson

	Involuntary Without Cause or Voluntary With Good Reason

	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	–	1,600,000	–	500,000	1,600,000	–

Bonus(3)	–	800,000	560,000	560,000	1,310,270	–

Long-Term Incentive Awards(4)	–	1,158,564	2,509,996	2,509,996	3,396,765	295,599

Benefits(5)	–	33,811	1,600,000	–	33,811	–

Total	–	3,592,375	4,669,996	3,569,996	6,340,846	295,599

Melinda McAfee

	Involuntary Without Cause or Voluntary With Good Reason

	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	–	1,450,000	–	481,250	1,450,000	–

Bonus(3)	–	725,000	507,500	507,500	1,842,473	–

Long-Term Incentive Awards(4)	–	909,277	2,213,370	2,213,370	3,185,280	–

Benefits(5)	–	33,811	1,450,000	–	33,811	–

Total	–	3,118,088	4,170,870	3,202,120	6,511,564	–

Christine Rupp

	Involuntary Without Cause or Voluntary With Good Reason

	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	–	1,970,000	–	546,250	1,970,000	–

Bonus(3)	–	1,674,500	1,172,150	1,172,150	1,627,747	–

Long-Term Incentive Awards(4)	–	236,101	427,916	427,916	1,711,609	–

Benefits(5)	–	11,312	1,970,000	–	11,312	–

Total	–	3,891,913	3,570,066	2,146,316	5,320,668	–

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COMPENSATION DISCUSSION AND ANALYSIS

Gregory Unis

	Involuntary Without Cause or Voluntary With Good Reason

	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)	Retirement ($)(2)

Base Salary	–	1,810,000	–	526,250	1,810,000	–

Bonus(3)	–	1,538,500	1,076,950	1,076,950	2,662,112	–

Long-Term Incentive Awards(4)	–	1,819,122	5,079,355	5,079,355	6,325,544	–

Benefits(5)	–	28,060	2,000,000	–	28,060	–

Total	–	5,195,682	8,156,305	6,682,555	10,825,716	–

(1)	Generally, in the event of an NEO’s death, subject to the achievement of any underlying performance conditions, any time-based vesting conditions are deemed satisfied.

(2)

Mr. Waters and Mr. Johnson are eligible for the “vest into retirement” provision of the fiscal 2022 PSU award. PSUs may vest into retirement if the termination occurs more that one year from the grant date, provided the executive has met the 55 years of age and 7 years of service requirement. The fiscal 2022 PSU award will vest and settle in March 2025 based on VS&Co’s achievement of goals for the 3-year period.

(3)

Bonus amounts assumed at target. Under ‘‘Involuntary without Cause or Voluntary with Good Reason’’ termination scenarios, actual bonus payments would be equal to the bonus payment the NEO would have received if he or she had remained employed with VS&Co for a period of one year after the termination date of February 3, 2024. Under a ‘‘Termination following Change in Control’’ scenario, Mr. Waters will receive a bonus payment equal to three times his annual target plus a prorated amount for the season in which his employment is terminated; Mr. Johnson, Ms. McAfee, Ms. Rupp and Mr. Unis will receive bonus payments equal to the sum of the last four seasonal bonus payments received plus a prorated amount for the season in which her or his employment is terminated.

(4)

Reflects the value of unvested RSUs, PSUs and stock options that, subject to achievement of pre-established performance conditions, if applicable, would become vested based on the $27.02 fair market value of a share of VS&Co common stock on the last trading day of the fiscal year (February 2, 2024). PSUs are presented in the table using the same payout assumptions as noted in footnote 2 to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2023 table.

(5)	Includes the continuation of medical and dental benefits or life insurance payment in the event of death.

Mr. Waters’ Employment Agreement

Involuntary Termination

Pursuant to Mr. Waters’ employment agreement effective as of May 2021, in the event of a termination of Mr. Waters’ employment by VS&Co other than for “cause” or by Mr. Waters for “good reason,” other than during the 24-month period following a “change in control” or within the three months preceding or 24 months following a sale or spinoff of VS&Co, VS&Co will provide for a period up to 12 months from the termination date (i) continued payment of his base salary and (ii) medical and dental benefits substantially similar in the aggregate to those provided to Mr. Waters prior to the date of his termination of employment.

If Mr. Waters executes and does not revoke a general waiver and release of claims, he will be entitled to receive:

•	Continued payment of his base salary for 24 months following the termination date;

•	The incentive compensation he would have received if he had remained an associate of VS&Co for one year following the termination date;

•	A pro-rated portion of any outstanding unvested equity awards held by him as of the termination date, vesting according to the original vesting schedule; and

•

For a period of up to 24 months following the termination of employment, Mr. Waters and his beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to the date of his termination of employment.

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COMPENSATION DISCUSSION AND ANALYSIS

Death or Disability

In the event of a termination due to death or disability, the post-termination benefits generally consist of:

•	Pro-rated incentive compensation based on actual performance;

•

Accelerated vesting of stock options and RSUs in the event of death or stock options and RSUs vesting according to the original vesting schedule in the event of termination due to disability, and outstanding stock options remain exercisable within one year of termination, but in no case later than the date of expiration of the original term; and

•	PSUs vest on the original vesting date based on actual performance.

Change of Control

If such termination of Mr. Waters’ employment occurs within the 24-month period following a “change in control” or within the three months preceding or 24 months following a sale or spinoff of VS&Co, subject to Mr. Waters’ execution and nonrevocation of a general waiver and release of claims, he will be entitled to receive:

•	An amount equal to three times his base salary;

•	An amount equal to three times his target incentive compensation plus a pro-rated amount for the season in which the termination occurred based on actual performance;

•

Accelerated vesting of any outstanding unvested equity awards held by him as of the termination date; performance goals will be deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels; and

•

For a period of 36 months following the termination of employment (or earlier if Mr. Waters becomes subsequently employed), Mr. Waters and his beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to the date of his termination of employment.

Messrs. Johnson and Unis and Mses. McAfee and Rupp’s Employment Agreements

Involuntary Termination

Pursuant to Messrs. Johnson and Unis and Mses. McAfee and Rupp’s employment agreements, in the event of a termination of employment by VS&Co other than for “cause” or by the executive for “good reason,” other than during the 24-month period following a “change in control” or within the three months preceding or 24 months following a sale or spinoff of VS&Co, subject to the executive’s execution and nonrevocation of a general waiver and release of claims, the executive will be entitled to receive:

•	Continued payment of the executive’s base salary for 24 months following the termination date;

•	The incentive compensation the executive would have received if he or she had remained an associate of VS&Co for one year following the termination date;

•	A pro-rated portion of any outstanding unvested equity awards held by the executive as of the termination date, vesting according to the original vesting schedule; and

•

For a period of up to 24 months following the termination of employment, the executive and his or her beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided to the executive prior to the date of his or her termination of employment.

Death or Disability

In the event of a termination due to death or disability, the post-termination benefits generally consist of:

•	Pro-rated incentive compensation based on actual performance;

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COMPENSATION DISCUSSION AND ANALYSIS

•

Accelerated vesting of stock options and RSUs in the event of death or stock options and RSUs vesting according to the original vesting schedule in the event of termination due to disability, and outstanding stock options remain exercisable within one year of termination, but in no case later than the date of expiration of the original term; and

•	PSUs vest on the original vesting date based on actual performance.

Change of Control

If such termination of the executive’s employment occurs within the 24-month period following a “change in control” or within the three months preceding or 24 months following a sale or spinoff of VS&Co, subject to the executive’s execution and nonrevocation of a general waiver and release of claims, the executive will be entitled to receive:

•	An amount equal to two times his or her base salary;

•	An amount equal to the sum of the last four bonus payments plus a prorated amount for the season in which his or her employment is terminated, based on actual performance;

•

Accelerated vesting of any outstanding unvested equity awards held by the executive as of the termination date; performance goals will be deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels; and

•

For a period of 24 months following the termination of employment (or earlier if the executive becomes subsequently employed), the executive and his beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to the date of his or her termination of employment.

Definitions of “Cause” and “Good Reason”

The agreements described above contain customary definitions of “cause” and “good reason.” “Cause” generally means that (i) the NEO was grossly negligent in the performance of his or her duties with the company (other than a failure resulting from the NEO’s incapacity due to physical or mental illness); (ii) the NEO has pled “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (iii) the NEO engaged in misconduct in bad faith which could reasonably be expected to materially harm VS&Co’s business or its reputation.

In addition, the NEO has the right to resign for “good reason” in case of certain events. “Good Reason” generally means (i) the NEO’s failure to continue in a capacity originally contemplated in the NEO’s agreement; (ii) the assignment to the NEO of any duties materially inconsistent with the NEO’s position, duties, authority, responsibilities or reporting requirements, as set out in his or her agreement; (iii) a material reduction of or a delay in payment of the NEO’s total cash compensation and benefits from those required to be provided; (iv) the failure by VS&Co to obtain the assumption in writing of its obligation to perform the agreement by a successor; or (v) for Messrs. Johnson and Unis and Mses. McAfee and Rupp, the relocation of their principal place of employment from the current location.

Definition of “Change in Control”

A “change in control” will be deemed to have occurred upon the first of any of the following events to occur: (i) the consummation of any sale of stock, merger, consolidation, spin-off or similar transaction following which L Brands no longer directly or indirectly owns at least fifty percent (50%) of the voting securities of VS&Co then outstanding; (ii) any person (other than an “excluded person,” as defined in the applicable agreement) becomes the “beneficial owner” (as defined under Rule 13d-3 of the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of VS&Co common stock then outstanding other than solely as a result of a stock acquisition by VS&Co; provided that a person whose beneficial ownership increases to fifty percent (50%) or more as a result of a stock acquisition by VS&Co which reduces the VS&Co common stock outstanding and proportionately increases the percentage ownership of the remaining stockholders will not be treated as having an acquisition solely as a result of a stock acquisition by VS&Co unless or until that person later becomes the “beneficial owner” of any additional VS&Co common stock at a time that the person is the “beneficial owner” of fifty percent (50%) or more of the combined voting power of the VS&Co common stock then outstanding; (iii) the sale or other disposition of all or substantially all of the assets of VS&Co; or (iv) the consummation of a complete liquidation or dissolution of VS&Co.

69	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

No Tax Gross-ups

In the event of a termination following a “change in control,” none of our NEOs are entitled to reimbursement or gross-up for any excise taxes that may be imposed under Section 280G of the Internal Revenue Code.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and SEC rules, the following disclosure provides the ratio of the annual total compensation of Mr. Waters, our CEO, to the annual total compensation of our median associate.

For fiscal 2023, the median annual total compensation of our associates, other than the CEO, was $14,774. Mr. Waters’ annual total compensation for fiscal 2023 was $10,925,251. Based on this information, the ratio of the annual total compensation of the CEO to the median annual total compensation of all other associates was estimated to be 739 to 1.

Our median associate was determined based on cash compensation paid during the fiscal year for all associates active as of the last day of the fiscal year, February 3, 2024, including part-time associates. The annual total compensation was calculated for both Mr. Waters and the median associate in accordance with the SEC rules applicable to the Summary Compensation Table.

The SEC’s rules for identifying the median associate and calculating the pay ratio allow companies to use different methodologies, exclusions, estimates and assumptions that reflect their associate populations and compensation practices. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

70	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance
As required by the Dodd-Frank Act and SEC rules, the following disclosure provides the relationship between executive compensation actually paid (as defined by SEC rules) and the financial performance of VS&Co over the applicable time period.

					Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for non-PEO NEOs (1) ($)	Average Compensation Actually Paid to non-PEO NEOs (2) ($)	Total Shareholder Return (3) ($)	Peer Group Total Shareholder Return (3) ($)	Net Income ($)	Operating Income (4) ($)

2023	10,925,251	1,626,259	3,823,312	1,696,135	46	108	116,000,000	246,000,000

2022	12,519,912	(3,313,155)	4,884,890	2,915,978	67	77	338,000,000	478,000,000

2021	12,905,231	27,852,235	4,601,134	9,248,185	96	93	646,000,000	870,000,000

(1)
Mr. Waters was the Principal Executive Officer (“PEO”) for fiscal 2023, 2022 and 2021.
Non-PEO
NEOs include Mr. Johnson, Ms. McAfee, Ms. Rupp and Mr. Unis for fiscal 2023; Mr. Johnson, Ms. Hauk, Ms. Rupp and Mr. Unis for fiscal 2022; and Mr. Johnson, Mr. Boyle, Ms. Hauk, Mr. Unis for fiscal 2021.

(2)	To calculate Compensation Actually Paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:
PEO SCT Total to CAP Reconciliation

Year	Salary ($)	Bonus ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	SCT Total ($)	Deductions from SCT Total (a) ($)	Additions to SCT Total (b) ($)	CAP ($)

2023	1,250,000	–	788,738	35,315	10,925,251	(8,851,198)	(447,794)	1,626,259

2022	1,250,000	1,000,000	788,400	31,097	12,519,912	(9,450,415)	(6,382,652)	(3,313,155)

2021	1,250,000	1,600,000	3,395,700	125,956	12,905,231	(6,500,029)	21,447,033	27,852,235
Non-PEO
NEO SCT Total to CAP Reconciliation

Year	Salary ($)	Bonus ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	SCT Total ($)	Deductions from SCT Total (a) ($)	Additions to SCT Total (b) ($)	CAP ($)

2023	873,656	240,000	439,064	29,836	3,823,312	(2,240,756)	113,579	1,696,135

2022	758,032	375,000	466,226	165,169	4,884,890	(3,119,912)	1,151,000	2,915,978

2021	785,979	950,000	1,731,110	79,702	4,601,134	(1,040,000)	5,687,051	9,248,185

(a)	Represents the grant date fair value of equity-based awards granted each year.

(b)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal 2023, 2022 and 2021 is further detailed in the tables below. “FYE” means fiscal year end.

71	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2023	Fair Value of Current Year Equity Awards at FYE (i) ($)	Fair Value of Current Year Equity Awards that Vested in 2023 ($)	Change in Value of Prior Year Awards Unvested at FYE (i) ($)	Change in Value of Prior Year Awards that Vested in 2023 (i) ($)	Fair Value of Awards Forfeited in 2023 ($)	Equity Value Included in CAP (i) ($)

PEO	4,395,585	–	(3,969,929)	(873,450)	–	(447,794)

Non-PEO NEOs	1,512,258	–	(1,006,822)	(391,857)	–	113,579

2022	Fair Value of 2022 Equity Awards at FYE (i) ($)	Fair Value of 2022 Equity Awards that Vested in 2022 ($)	Change in Value of Prior Year Awards Unvested at FYE (i) ($)	Change in Value of Prior Year Awards that Vested in 2022 (i) ($)	Fair Value of Awards Forfeited in 2022 ($)	Equity Value Included in CAP (i) ($)

PEO	4,435,401	–	(10,211,635)	(606,418)	–	(6,382,652)

Non-PEO NEOs	2,034,300	–	(642,337)	(240,963)	–	1,151,000

2021	Fair Value of 2021 Equity Awards at FYE (i) ($)	Fair Value of 2021 Equity Awards that Vested in 2021 ($)	Change in Value of Prior Year Awards Unvested at FYE (i) ($)	Change in Value of Prior Year Awards that Vested in 2021 (i) ($)	Fair Value of Awards Forfeited in 2021 ($)	Equity Value Included in CAP (i) ($)

PEO	17,324,891	–	3,395,520	726,622	–	21,447,033

Non-PEO NEOs	3,070,976	–	1,597,970	1,018,106	–	5,687,051
(i) PSU awards assume payout performance in alignment with accruals at each fiscal year end. Stock option volatility for Black Scholes valuations pre-spinoff
is based on the historical L Brands volatility measured over a
4.7-year
period (expected life at grant date for the most recent options granted by L Brands). Stock option volatility for Black Scholes valuations post-spinoff is based on the average volatility of peers in the S&P 1500 Specialty Retail Index using 10 years of daily historical stock price data due to the limited stock history for VS&Co. Utilizes an expected life of 4.73 years from stock options granted March 16, 2021, adjusted for time elapsed from grant date to measurement date (e.g., period end date or vesting date) and adjusted for the percentage the award is in-the-money
or
out-of-the-money.
1% dividend yield used for
pre-spinoff
measurement dates consistent with the dividend yield from the March 16, 2021 annual grant. 0% dividend yield used for measurement dates post-spinoff due to VS&Co having no history of granting dividends and no plans to grant dividends in the near future
. The risk-free rate utilized in the Black Scholes valuations is based on treasury constant maturity yields as reported in the H.15 Federal Reserve Statistical Release for the respective valuation date with a term corresponding to the expected life for the award at the measurement date.

(3)
The Company Total Shareholder Return (“TSR”) and the Peer Group
TSR
reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
The peer group used to determine the Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2023 Annual Report pursuant to Item 201(e) of Regulation
S-K:
the S&P 500 Consumer Discretionary Distribution & Retail Index.

(4)
We have selected operating income as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link Compensation Actually Paid to our NEOs to company performance for fiscal 2023.

72	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance Comparative Disclosure
As described in more detail in the Compensation Program section in the CD&A, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid for a particular year (as computed in accordance with Item 402(v) of Regulation
S-K).
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the table above.
Company TSR and Peer Group TSR
The chart below compares VS&Co’s TSR performance to the TSR performance of the S&P 500 Consumer Discretionary Distribution & Retail Index.

73	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Actually Paid and Certain Financial Measures
As shown in the chart below, the PEO and average
non-PEO
NEO’s CAP amounts are aligned with Company TSR, net income and operating income performance. The use of long-term equity compensation is tied directly to the stock price as well as our financial performance.

Pay Versus Performance Tabular List
The three items listed below represent the most important metrics for determining pay in the previous year, as further described in the Short-Term Performance-Based Cash Incentive Compensation and Long-Term Equity Compensation sections in the CD&A. The performance measures in this table are not ranked by relative importance.
Most Important Performance
Measures
Operating Income
Relative TSR
Revenue

74	2024 PROXY STATEMENT

PROPOSAL THREE: ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Proposal Three:

ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires public companies to provide their stockholders with the opportunity to express their view on the compensation of their named executive officers. At our annual meeting of stockholders in 2022, a majority of our stockholders voted, consistent with the recommendation of our Board, to hold an annual stockholder advisory vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote), as required by SEC rules. This annual say-on-pay vote will continue unless our stockholders vote, at our annual meeting of stockholders in 2028, to approve a different frequency of say-on-pay voting. The Board believes that an annual say-on-pay vote allows our stockholders to provide us with regular, direct input on our executive compensation philosophy, policies and practices as disclosed in our annual proxy statement, and is consistent with our practice of frequent engagement with our stockholders on our performance, long-term strategy, governance, and other related topics.

At the 2024 Annual Meeting, the Board is asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as described above in the “Compensation Discussion and Analysis” section of this Proxy Statement by voting “for” this proposal. This proposal gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Although the vote on this proposal is advisory and non-binding, the Board and the Human Capital and Compensation Committee will carefully consider the results of this vote and, if there are a significant number of negative votes, we will seek to understand the concerns that influenced those votes and address them in making future decisions about our executive compensation program.

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

75	2024 PROXY STATEMENT

PROPOSAL FOUR: AMENDMENT TO VS 2021 STOCK PLAN

Proposal Four:

AMENDMENT TO VS 2021 STOCK PLAN

Introduction and Background of the VS 2021 Stock Plan

The purpose of the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan (the “VS 2021 Stock Plan”) is to attract and retain the best available key executives and other employees for VS&Co and to encourage the highest level of performance by such key executives and other employees, thereby enhancing the value of VS&Co for the benefit of its stockholders.

The VS 2021 Stock Plan serves these purposes by making equity-based awards available for grant to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the HCCC may determine to be necessary or desirable: (i) incentive stock options (“ISOs”), (ii) nonstatutory stock options (“NSOs”), (iii) stock appreciation rights (“SARs”) (on a tandem or stand-alone basis), (iv) restricted shares, (v) restricted share units (“RSUs”), (vi) performance share units (“PSUs”), (vii) deferred restricted share units (“DSUs”), (viii) unrestricted common stock, (ix) converted awards, (x) replacement awards and (xi) substitute awards.

At the 2024 Annual Meeting, we are asking our stockholders to approve an amendment to the VS 2021 Stock Plan to increase the number of shares authorized for issuance under the plan by 4,800,000 shares and to allow non-employee directors to defer all or part of their cash retainer into deferred shares (the “Proposed Amendment”).

The VS 2021 Stock Plan is designed to reinforce alignment between equity compensation for key executives and other employees with the interests of our stockholders, and includes a number of provisions that we believe reflect best practices and protect the interests of our stockholders. These provisions include:

•	Minimum vesting period of at least one year (subject to certain limited exceptions)

•	Awards are subject to our Clawback Policy

•	Repricing options or SARs is prohibited without stockholder approval

•	A specific maximum share limitation and no “evergreen” provision providing for automatic increases in the number of shares available for future awards

•	Annual limitation on the value of awards that can be granted to non-employee directors

If the Proposed Amendment is approved by our stockholders at the 2024 Annual Meeting, there will be a total of 15,395,172 shares of our common stock available for the grant of awards under the VS 2021 Stock Plan, which may consist of treasury shares, authorized but unissued shares of common stock not reserved for any other purpose, or shares of common stock purchased by us in the open market. If the Proposed Amendment is not approved by our stockholders, the VS 2021 Stock Plan will continue in effect without giving effect to the Proposed Amendment, and will be subject to the current share limit set forth in the plan, reduced by any shares previously issued pursuant to awards granted under the plan, as well as any shares subject to outstanding awards granted under the plan.

Reasons to Approve the Amendment to the VS 2021 Stock Plan

Additional shares of common stock are needed under the VS 2021 Stock Plan to enable the continuation of grants to key executives and employees of the Company and our subsidiaries. Effective April 22, 2024, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the VS 2021 Stock Plan which would authorize 4,800,000 additional shares of our common stock for delivery in connection with awards under the VS 2021 Stock Plan and allow non-employee directors to defer all or part of their cash retainer into deferred shares. The Board did not authorize, and stockholders are not asked to approve, any other changes to the VS 2021 Stock Plan.

76	2024 PROXY STATEMENT

AMENDMENT TO VS 2021 STOCK PLAN

Historical Information

The VS 2021 Stock Plan provides that the aggregate number of shares of common stock that have been authorized for issuance under the VS 2021 Stock Plan is 10,595,172 shares plus the number of shares issuable upon the exercise or settlement of “substitute awards” (i.e., awards granted in assumption or substitution for any outstanding awards granted by a company acquired by VS&Co or with which VS&Co combines) and “converted awards” (i.e., L Brands equity awards that are converted into VS&Co equity awards under the VS 2021 Stock Plan in connection with our spin-off from L Brands, in accordance with the terms of the Employee Matters Agreement between L Brands and VS&Co (the “Employee Matters Agreement”)).

As of April 15, 2024, 2,837,975 shares of common stock were available for issuance under the VS 2021 Stock Plan, after giving effect to shares previously issued pursuant to awards granted under the plan and shares subject to outstanding awards granted under the plan. The market price per share of our common stock as of April 15, 2024 was $17.48. For additional information regarding share-based compensation previously granted under the VS 2021 Stock Plan, please see pages 86–88 of our Annual Report on Form 10-K for the fiscal year ended February 3, 2024, filed with the SEC on March 22, 2024.

The following table provides certain additional information regarding awards outstanding and unvested under the VS 2021 Stock Plan as of April 15, 2024.

Total Outstanding RSUs	4,984,822

Total Outstanding PSUs at Target	1,563,736

Total Estimated Fair Value of Awards Outstanding	$114,526,268

Total Outstanding Stock Options	832,028

Weighted-Average Exercise Price of Stock Options	$35.36

Weighted-Average Remaining Duration	2.88

Total Outstanding Cash Settled RSUs	3,288

Total Outstanding Shares of Common Stock	78,288,227

Total Number of Shares Available for Issuance under the VS 2021 Stock Plan	2,837,975

Determination of Request for Additional Shares

In determining the number of additional shares to request for authorization for issuance under the VS 2021 Stock Plan, the Board considered numerous factors, including:

•

Historical burn rate. Our burn rate over the last two years has averaged 2.97%. “Burn rate” is calculated by dividing the total number of shares subject to equity awards granted in a given year by the total weighted average number of shares of common stock outstanding during the period, and does not reflect any forfeitures or cancellations.

•

Overhang calculation. Our total overhang as of the fiscal year end is 13.5%. “Overhang” is a measure of potential dilution from equity compensation plans and is calculated by dividing the number of shares of common stock subject to equity awards outstanding at the end of the relevant year plus the number of shares available for future grants under our equity plans by the total number of shares of common stock outstanding at the end of such year.

77	2024 PROXY STATEMENT

AMENDMENT TO VS 2021 STOCK PLAN

Summary of Terms of the VS 2021 Stock Plan, as Proposed to be Amended

The material terms of the VS 2021 Stock Plan, as it is proposed to be amended, are summarized below. The below summary is qualified in its entirety by reference to the complete text of the VS 2021 Stock Plan, which is attached as Appendix C to this Proxy Statement, and the Proposed Amendment, which is attached as Appendix D to this Proxy Statement.

Administration

The VS 2021 Stock Plan is administered by the HCCC. The HCCC has the power, in its discretion, to:

•	Grant awards under the VS 2021 Stock Plan

•	Select eligible participants to receive awards under the VS 2021 Stock Plan

•	Determine the terms and conditions of any award and prescribe the form of each award agreement, which need not be identical for each participant

•

Determine whether, to what extent, under what circumstances and by which methods awards may be settled or exercised in cash, shares, other awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended

•

To determine whether, to what extent and under what circumstances cash, shares, other awards, other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the HCCC

•

Correct any defect, supply any omission and reconcile any inconsistency in the VS 2021 Stock Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the VS 2021 Stock Plan into effect

•

Establish, amend, suspend or waive rules and regulations and appoint agents, trustees, brokers, depositories and advisors and determine the terms of their engagement as the HCCC deems appropriate for the proper administration of the VS 2021 Stock Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules, to the extent permitted under applicable regulations of any stock exchange on which the Company is listed

•

Make any other determination and take any other action that the HCCC deems necessary or desirable for the administration of the VS 2021 Stock Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations

Subject to compliance with applicable law, the HCCC may delegate to one or more members, committees of the Board or any other person (including officers of the Company), such duties and responsibilities as it determines to be appropriate, including the authority to grant awards. At any time, the Board may, in its discretion, grant awards under the VS 2021 Stock Plan or administer the VS 2021 Stock Plan.

Authorized Shares

Subject to certain capitalization adjustments (as described below), the maximum number of shares of VS&Co common stock that may be granted pursuant to awards under the VS 2021 Stock Plan, as amended, will be 15,395,172 shares of VS&Co common stock plus shares of common stock issuable upon the exercise or settlement of converted awards and substitute awards.

Share Recycling

In the event that any award granted under the VS 2021 Stock Plan (other than any substitute award or converted award) expires unexercised or is terminated, surrendered, forfeited or canceled without being exercised or settled for shares of VS&Co common stock for any reason, then the shares of VS&Co common stock to which such award relates may be available for subsequent awards, upon the terms as the HCCC may determine.

78	2024 PROXY STATEMENT

AMENDMENT TO VS 2021 STOCK PLAN

The following shares of common stock may not again be made available for issuance as awards under the VS 2021 Stock Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding SAR or option and (ii) shares used to pay the exercise price or withholding taxes related to an outstanding option or SAR.

Capitalization Adjustments

The number and class of shares available under the VS 2021 Stock Plan or subject to outstanding awards may be adjusted by the HCCC to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company, including adjustments in the event of changes in the number of shares of outstanding VS&Co common stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

Certain Limitations

Awards granted under the VS 2021 Stock Plan will be subject to a minimum one-year vesting period following the grant date of such award, except for: (i) the acceleration of awards in connection with certain corporate transactions; (ii) the grant of substitute awards, converted awards or “replacement awards” (i.e., awards granted under the VS 2021 Stock Plan in respect of L Brands equity awards forfeited by certain service providers who transfer to VS&Co following the spin-off, in accordance with the terms of the Employee Matters Agreement); (iii) the grant of awards relating to 5% of the shares available for issuance under the VS 2021 Stock Plan; or (iv) the provision for accelerated exercisability or vesting of an award in cases of involuntary termination without cause, retirement, death or disability.

The maximum number of shares of VS&Co common stock that may be granted pursuant to awards of incentive stock options under the VS 2021 Stock Plan is equal to 10,595,172 shares of VS&Co common stock.

Non-Employee Director Limitations

Non-employee directors of the Board may not receive compensation for any fiscal year in excess of $1,000,000 in the aggregate, including cash payments and awards under the VS 2021 Stock Plan, with the value of any award under the VS 2021 Stock Plan for purposes of this limitation determined based on the grant date fair value of such award. However, this limitation will not apply with respect to converted awards or replacement awards. For purposes of clarity, the fiscal year limit shall apply based on the fiscal year in which the award is granted and not the year of payment.

Eligibility and Participation

Eligibility to participate in the VS 2021 Stock Plan is limited to associates, consultants, directors and other advisors or individuals who provide services to VS&Co, any of its subsidiaries or affiliates, or any joint venture in which VS&Co or any of its subsidiaries or affiliates holds at least a 20% interest, and who, in each case, are selected to participate in the VS 2021 Stock Plan by the HCCC. Participation in the VS 2021 Stock Plan is at the discretion of the HCCC and will be based upon the person’s present and potential contributions to the success of VS&Co and its subsidiaries and such other factors as the HCCC deems relevant, and the HCCC’s determination that the grant of an award to such person is in furtherance of the VS 2021 Stock Plan’s stated purpose (as described above).

As of February 3, 2024, there were approximately 1,064 associates, 17 consultants, 8 non-employee directors, and zero other advisors eligible to participate in the VS 2021 Stock Plan.

Awards

The VS 2021 Stock Plan provides that the HCCC may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the HCCC may determine to be necessary or desirable: (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights (on a tandem or stand-alone basis), (iv) restricted shares, (v) restricted share units, (vi) performance units, (vii) deferred restricted share units, (viii) unrestricted common stock, (ix) converted awards, (x) replacement awards and (xi) substitute awards.

•

ISOs/NSOs. The VS 2021 Stock Plan allows for the grant of stock options, which may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options. Stock options must have an

79	2024 PROXY STATEMENT

AMENDMENT TO VS 2021 STOCK PLAN

exercise price of no less than 100% of the fair market value of a share of VS&Co common stock on the date of grant (except in the case of substitute awards and converted awards). Stock options expire ten years after grant, or earlier if the participant terminates employment before that time, unless otherwise provided by the HCCC. Subject to the provisions of the 2021 VS Stock Plan, stock options may be exercised, in whole or in part, at such time or times as determined by the HCCC; provided that, except as otherwise provided in the VS 2021 Stock Plan, each stock option granted under the plan will have a minimum vesting period of one year.

•

SARs. A SAR represents the right to receive any appreciation in a share of VS&Co common stock over a particular time period, either in the form of common stock or cash, and may be granted either on a tandem or stand-alone basis.

•

Restricted Shares. An award of restricted shares is a grant of outstanding shares of VS&Co common stock which are subject to vesting conditions, including service conditions and/or performance objectives, and transfer restrictions.

•

RSUs. An RSU represents the right to receive a share of VS&Co common stock (or cash equivalent, if applicable) in the future, provided that the restrictions and conditions designated by the HCCC at the time of the grant are satisfied (including service conditions and/or performance objectives, if applicable).

•

PSUs. The HCCC may award performance share units that represent the right to receive a number of shares of VS&Co common stock based on the attainment of performance goals during a specified performance period. The HCCC will determine the performance periods and performance-based goals applicable to each grant of PSUs. Vesting of awards of PSUs will occur upon achievement of the applicable performance objectives within the applicable performance period. Payment of vested PSUs may be made in cash, common stock or any combination thereof, as determined by the HCCC.

•

DSUs. Participants may file elections made in compliance with Section 409A of the Internal Revenue Code to defer RSUs and PSUs that may be awarded under the plan and, under the amendment, cash retainers that would otherwise be payable to non-employee directors. Any deferred cash retainers shall be converted into DSUs by dividing the amount of the cash retainer by the fair market value of a share of common stock on the retainer payment date. Shares will be issued in connection with vested DSUs on the date of the participant’s separation from service, with a 6 month settlement day for specified employees as required under Section 409A of the Internal Revenue Code. DSUs shall be credited with dividend equivalent rights that credits additional DSUs calculated by multiplying the number of DSUs allocated to the participant by the per share dividend rate and dividing by the fair market value of a share of common stock on each dividend payment date between the award grant date and the issuance date. DSUs granted in connection with a deferred RSU or PSU will be subject to the same restrictions, conditions and forfeiture provisions as the deferred RSU or PSU award would have had.

•	Unrestricted Shares. Shares of VS&Co common stock that are fully vested and not subject to any vesting or transfer restrictions.

•

Converted Awards and Replacement Awards. The VS 2021 Stock Plan provides for the grant of converted awards as a result of the adjustment and conversion of L Brands equity awards into VS&Co equity awards in connection with the spin-off, pursuant to the Employee Matters Agreement. The VS 2021 Stock Plan also provides for the grant of replacement awards granted in replacement for L Brands equity awards that are forfeited by certain service providers who transfer to VS&Co following the spin-off, pursuant to the Employee Matters Agreement. The terms and conditions of the VS 2021 Stock Plan will apply to converted awards and replacement awards only to the extent that such terms and conditions are not inconsistent with the terms of the Employee Matters Agreement and the terms of the applicable converted awards and replacement awards.

No Transferability of Awards

Awards granted under the VS 2021 Stock Plan may not be transferred, assigned, pledged or hypothecated except by will or applicable laws of descent and distribution, except that the HCCC may determine that NSOs may be transferred to or for the benefit of members of a participant’s immediate family or certain family trusts.

80	2024 PROXY STATEMENT

AMENDMENT TO VS 2021 STOCK PLAN

Tax Withholding

The HCCC may, in its discretion, permit a participant to satisfy the participant’s tax withholding obligation either by surrendering shares of VS&Co common stock owned by the participant or having the Company withhold shares otherwise deliverable to the participant.

Effect of Change in Control

In the event a participant’s employment or service is terminated by the Company other than for cause or, to the extent provided in the participant’s employment agreement, the participant resigns for good reason, in either case during the 24-month period beginning on the date of a change in control of VS&Co:

•	Options and SARs granted to the participant which are not yet exercisable shall become fully exercisable

•

Any restrictions applicable to any restricted shares and RSUs awarded to such participant shall be deemed to have been satisfied at target and the restricted period, if any, applicable to such restricted shares and RSUs shall be deemed to have expired

•

Any performance-based vesting criteria applicable to any PSUs awarded to such participant shall be deemed to have been satisfied at target and the performance period, if any, applicable to such PSUs shall be deemed to have expired

Term of the 2021 Plan

Unless earlier terminated by the Board, the VS 2021 Stock Plan will terminate on July 19, 2031, the tenth anniversary of the effective date of the plan.

Clawback of Awards

The HCCC may terminate without payment all outstanding awards under the VS 2021 Stock Plan or claw back compensation paid out under the VS 2021 Stock Plan if (1) required by applicable law or (2) (i) a participant engaged in fraudulent conduct or activities relating to VS&Co, (ii) a participant has knowledge of such conduct or activities, or (iii) a participant, based upon the participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities. In addition, any awards granted under the VS 2021 Stock Plan are subject to the Clawback Policy and any other clawback or recoupment arrangements or policies we have in place from time to time, and the HCCC may, to the extent permitted by applicable law and stock exchange rules or any applicable VS&Co policy or arrangement, and will, to the extent required, cancel or require reimbursement of any awards granted to the participants or any shares of common stock issued or cash received upon vesting, exercise or settlement of any such award or sale of shares of common stock underlying such awards.

No Repricing

Other than in connection with a corporate transaction involving VS&Co, the terms of outstanding awards may not be amended to reduce the exercise price of options or SARs or cancel options or SARs in exchange for cash, other awards or options or SARs with an exercise price less than the original option or SAR without stockholder approval.

Amendment and Termination

The Board may suspend, amend, modify or terminate the VS 2021 Stock Plan, except that VS&Co stockholders will be required to approve any amendment that would constitute a “material revision” under applicable NYSE rules. Awards granted prior to a termination of the VS 2021 Stock Plan will continue in accordance with their terms following such termination. No amendment, suspension or termination of the VS 2021 Stock Plan will adversely affect the rights of a participant in an award previously granted without such participant’s consent, except to the extent any such action is required by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

81	2024 PROXY STATEMENT

AMENDMENT TO VS 2021 STOCK PLAN

New Plan Benefits under the VS 2021 Stock Plan

All awards made under the 2021 VS Stock Plan are made within the discretion of the HCCC. Therefore, the individuals who will become participants of the VS 2021 Stock Plan in the future, and the benefits and amounts that will be received or allocated under the VS 2021 Stock Plan in the future, are not determinable at this time.

Existing Plan Benefits

The table below reflects the number of shares granted under the VS 2021 Stock Plan as of February 3, 2024 (whether or not outstanding, vested, or forfeited, as applicable). Dollar values were calculated based on the share price of VS&Co common stock as of close of market on February 2, 2024 of $27.02.

Name and Position	Dollar Value ($)	Number of Shares

Martin Waters, Chief Executive Officer	11,220,839	415,279

Timothy Johnson, Chief Financial and Administrative Officer	2,586,949	95,742

Melinda McAfee, Chief Human Resources Officer and Chief Legal Officer	2,625,263	97,160

Christine Rupp, Chief Customer Officer	5,295,163	195,972

Gregory Unis, Brand President	5,140,690	190,255

Executive Group (all current executive officers as a group)	28,036,600	1,037,624

Non-Executive Director Group (all current non-employee directors and director nominees as a group)	2,527,100	93,527

Non-Executive Officer Employee Group (all employees as a group, excluding executive officers)	104,030,837	3,850,142

United States Federal Income Tax Consequences

The following is a brief summary of the general United States federal income tax consequences relating to participation in the VS 2021 Stock Plan. This summary is based on United States federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the United States federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her tax advisor concerning the United States federal income tax and other tax consequences of participating in the 2021 VS Stock Plan.

Incentive Stock Options

The Company intends for ISOs to qualify for the special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an ISO is granted, and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO, provided that the participant was, without a break in service, an associate of the Company or a subsidiary of the Company during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability or death).

If a participant does not sell or otherwise dispose of the shares of common stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the shares, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

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AMENDMENT TO VS 2021 STOCK PLAN

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of common stock in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. We will be entitled to a corresponding deduction (subject to the limitation described under “Section 162(m)” below). Any amount realized in excess of the value of the shares of common stock on the date of exercise will be taxed as a capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonstatutory Stock Options

A participant will not recognize any income when an NSO is granted, and we will not receive a deduction at that time. However, when an NSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of common stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of common stock or a combination of shares and cash to pay the exercise price of an NSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When an NSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognized (subject to the limitation described under “Section 162(m)” below).

If the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising an NSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NSO. Conversely, if the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising an NSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NSO.

Stock Appreciation Rights

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of common stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction (subject to the limitation described under “Section 162(m)” below). If the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising an SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising an SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when restricted stock is granted, and we will not receive a deduction

83	2024 PROXY STATEMENT

AMENDMENT TO VS 2021 STOCK PLAN

at that time. Instead, a participant will recognize ordinary income when the restricted stock vests (i.e., when the underlying shares of common stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of common stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the restricted stock. We generally will be entitled to a deduction equal to the income that the participant recognized (subject to the limitation described under “Section 162(m)” below).

If the amount a participant receives upon disposition of these shares of common stock is greater than the fair market value of the shares when the restricted stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the restricted stock vested. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the shares when the restricted stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the restricted stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of common stock subject to the restricted stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognized at that time (subject to the limitation described under “Section 162(m)” below). However, the participant will not recognize income when (and if) the restricted stock vests. If a participant who has made a Section 83(b) Election earns the shares of common stock subject to a restricted stock award, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the grant date. Also, if a participant forfeits his or her restricted stock, the participant cannot take a tax deduction in connection with the forfeiture of the restricted stock subject to a Section 83(b) Election.

Restricted Share Units, Performance Share Units and Deferred Restricted Share Units

A participant will not recognize taxable income when an RSU, PSU or DSU is granted, and we will not receive a deduction at that time. When an RSU, PSU or DSU vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares of common stock the participant receives at the time of settlement, and we will be entitled to a corresponding deduction (subject to the limitation described under “Section 162(m)” below).

If the amount a participant receives upon disposition of the shares of common stock received upon settlement of an RSU, PSU or DSU is greater than the fair market value of the shares of common stock at the time the participant recognized ordinary income with respect to the RSU, PSU or DSU, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after that time. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the shares of common stock at the time the participant recognized ordinary income with respect to the RSU, PSU or DSU, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after that time.

Section 162(m)

Section 162(m) generally disallows a tax deduction to publicly-traded companies for compensation, including equity-based awards, in excess of $1,000,000 for certain “covered employees” in any year. The Company expects that a portion of the compensation expense related to awards under the VS 2021 Stock Plan will not be deductible.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A.

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AMENDMENT TO VS 2021 STOCK PLAN

Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the VS 2021 Stock Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

Equity Compensation Plan Information

The following table provides certain information regarding plans and other arrangements as of February 3, 2024.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(1)	5,295,061	$35.31	6,263,562

Equity compensation plans not approved by security holders	–	–	–

Total	5,295,061	$35.31	6,263,562

(1)	Includes the 2021 VS Stock Plan.

(2)	Does not include outstanding rights to receive common stock upon the vesting of restricted share awards.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of common stock under the VS 2021 Stock Plan, as it is proposed to be amended, with the SEC, pursuant to the Securities Act of 1933, as amended, as soon as practicable after stockholder approval of the Proposed Amendment.

The Board unanimously recommends a vote “FOR” the approval of the Amendment to the VS 2021 Stock Plan to increase the number of shares available for issuance thereunder by 4,800,000 shares and to permit deferral of cash retainers for non-employee directors.

85	2024 PROXY STATEMENT

BENEFICIAL OWNERSHIP OF SHARES

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2024, unless otherwise noted, by (i) each person known by us to beneficially own more than 5% of our outstanding common stock based on publicly available information, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Except as otherwise noted, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. SEC rules consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power, as well as any securities that person has the right to acquire beneficial ownership of within 60 days, including through exercise of an option or similar right.

Name of Beneficial Owner	Common Stock	Right to Acquire(1)	Total Beneficial Ownership	Percent of Class(2)

5% or More Beneficial Owners

BlackRock, Inc.(3)	10,553,549	–	10,553,549	13.5%

The Vanguard Group(4)	8,567,148	–	8,567,148	10.9%

BBRC International Pte Limited(5)	7,603,019	–	7,603,019	9.7%

The WindAcre Partnership, LLC(6)	5,588,190	–	5,588,190	7.1%

FMR LLC(7)	5,058,784	–	5,058,784	6.5%

Morgan Stanley(8)	5,019,574	–	5,019,574	6.4%

Directors and Named Executive Officers

Irene Chang Britt	11,875	–	11,875	*

Sarah Davis	11,658	–	11,658	*

Jacqueline Hernández	11,658	–	11,658	*

Donna James	34,973	–	34,973	*

Rod Little	7,727	–	7,727	*

Mariam Naficy	8,480	–	8,480	*

Lauren Peters	11,875	–	11,875	*

Anne Sheehan	14,461	–	14,461	*

Martin Waters	210,172	103,826	313,998	*

Timothy Johnson	47,626	14,655	62,281	*

Melinda McAfee	19,657	5,195	24,852	*

Christine Rupp	23,237	–	23,237	*

Gregory Unis	93,642	97,875	191,517	*

Directors and executive officers as a group (14 persons)	555,429	291,117	846,546	1.1%

*	Represents less than 1% of our outstanding common stock.

86	2024 PROXY STATEMENT

BENEFICIAL OWNERSHIP OF SHARES

(1)

Includes (i) shares subject to options that are or may become exercisable within 60 days of April 15, 2024 and (ii) shares underlying unvested restricted stock units that are scheduled to vest within 60 days of April 15, 2024.

(2)	Percent is based on 78,288,227 shares outstanding as of April 15, 2024, and the shares that such executive officer has the right to acquire within 60 days of April 15, 2024.

(3)

Based solely on information set forth in the Schedule 13G/A filed January 23, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 10,130,118 shares and sole investment power over 10,553,549 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(4)

Based solely on information set forth in the Schedule 13G/A filed February 13, 2024 by The Vanguard Group (“Vanguard”). Vanguard reported shared voting power over 28,184 shares, shared investment power over 106,775 shares, and sole investment power over 8,460,373 shares. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(5)

Based solely on information set forth in the Schedule 13D filed February 1, 2024 by BBFIT Investments Pte Ltd (“BBFIT”), The BB Family International Trust (the “BB Trust”), BBRC International Pte Limited (“BBRC”), and Bretty Blundy (“Mr. Blundy,” and collectively with BBFIT, the BB Trust, and BBRC, the “BBRC Reporting Persons”). BBFIT reported shared voting power and shared investment power over 3,801,510 shares. Each of the Trust, BBRC and Mr. Blundy reported shared voting power and shared investment power over 7,603,019 shares. The address of the principal office of each of the BBRC Reporting Persons is 3 Phillip Street #11-01, Royal Group Building, Singapore 048693. BBRC, as trustee of the Trust, may be deemed to beneficially own the shares owned by BBFIT and the Trust, together with the shares it beneficially owns directly, and Mr. Blundy, as director and sole shareholder of BBRC, may be deemed to beneficially own the shares owned by BBFIT and the Trust. Each of the BBRC Reporting Persons disclaimed beneficial ownership of any shares that he or it does not directly own.

(6)

Based solely on information set forth in the Schedule 13G/A filed February 14, 2024 by The WindAcre Partnership, LLC (“WindAcre”), The WindAcre Partnership Master Fund, LP (the “Master Fund”) and Snehal Rajnikant Amin (“Mr. Amin”) (each, a “WindAcre Reporting Person”). Each WindAcre Reporting Person reported shared voting power and shared investment power over 5,588,190 shares. WindAcre’s address is 2200 Post Oak Boulevard, Suite 1580, Houston, TX 77056. The Master Fund’s address is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands. WindAcre serves as the investment manager of the Master Fund. Mr. Amin is the managing member of WindAcre. By virtue of these relationships, each of WindAcre and Mr. Amin may be deemed to beneficially own the Company shares directly owned by the Master Fund.

(7)

Based solely on information set forth in the Schedule 13G/A filed February 9, 2024 by FMR LLC (“Fidelity”) and Abigail P. Johnson (“Ms. Johnson”). Fidelity reported sole voting power over 4,993,183 shares and sole investment power over 5,058,784 shares. Ms. Johnson reported shared investment power over 5,058,784 shares. Fidelity’s address is 245 Summer Street, Boston, MA 02210. Ms. Johnson is a director, the chairman and the chief executive officer of Fidelity. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of Fidelity, representing 49% of the voting power of Fidelity. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to Fidelity.

(8)

Based solely on information set forth in the Schedule 13G filed February 9, 2024 by Morgan Stanley and Morgan Stanley Capital Services LLC (“Morgan Stanley Capital”). Morgan Stanley reported shared voting power over 4,985,052 shares and shared investment power over 5,019,574 shares. Morgan Stanley Capital reported shared voting power and shared investment power over 4,324,349 shares. The address of Morgan Stanley and Morgan Stanley Capital is 1585 Broadway, New York, NY 10036. The shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Capital, a wholly-owned subsidiary of Morgan Stanley.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and stockholders owning more than 10% of our outstanding common stock (“reporting persons”) to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and to provide us with copies of those forms. To our knowledge, based solely on review of the Section 16(a) forms received by us, we believe that all reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2023 were timely filed, other than Forms 4 filed on June 7, 2023 by each of Irene Chang Britt, Sarah Davis, Jacqueline Hernández, Donna James, Mariam Naficy, Lauren Peters and Anne Sheehan to report the grant of annual equity compensation.

87	2024 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of VS&Co’s financial statements, (ii) VS&Co’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of VS&Co’s independent auditors and (iv) the performance of VS&Co’s internal audit function, as set forth and required by our written charter.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that VS&Co’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Furthermore, while we are responsible for reviewing VS&Co’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and our senior management team to determine the appropriate level of VS&Co’s exposure to risk.

We have reviewed and discussed VS&Co’s audited financial statements as of and for the year ended February 3, 2024 and met with both management and our independent auditors to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed with the internal auditors and independent auditors the overall scope and plans for their respective audits. We also met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations.

We have also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. VS&Co’s independent auditors also provided to us the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and we discussed with the independent auditors their independence from VS&Co. We considered whether the provision of non-audit services by the independent auditors to VS&Co is compatible with maintaining their independence.

Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended to the Board that VS&Co’s audited financial statements be included in its 2023 Annual Report for filing with the SEC.

We have appointed Ernst & Young LLP as VS&Co’s independent registered public accounting firm for fiscal year 2024.

Audit Committee

Sarah Davis, Chair

Irene Chang Britt

Donna James

Lauren Peters

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PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Five:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has been VS&Co’s independent registered public accounting firm since the spin-off from L Brands in 2021, including for purposes of performing an audit of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024. On March 19, 2024, the Audit Committee approved the engagement of Ernst & Young LLP to serve as our independent registered public accounting firm and to perform the audit of our financial statements and internal control over financial reporting for the fiscal year ending February 1, 2025. Representatives of Ernst & Young LLP are expected to be present at the 2024 Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although ratification of the Audit Committee’s appointment of Ernst & Young LLP is not required by law or our governing documents, the Board is submitting the appointment of Ernst & Young LLP as our independent registered public accounting firm to our stockholders for ratification because we value our stockholders’ views on this matter. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons behind the rejection and reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of VS&Co and its stockholders.

Fees of Independent Registered Public Accounting Firm

During our 2023 fiscal year, Ernst & Young LLP served as VS&Co’s independent registered public accounting firm and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended February 3, 2024. The Audit Committee has selected Ernst & Young LLP as VS&Co’s independent registered public accounting firm for the current fiscal year.

Audit Fees

The aggregate audit fees payable to Ernst & Young LLP by VS&Co for fiscal 2023 and 2022 were approximately $5,163,000 and $4,822,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP in connection with the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements, as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including consultation regarding financial accounting and/or reporting standards. These amounts also include fees for services rendered in connection with the audit of our internal control over financial reporting and fees for services rendered in connection with statutory audits of our international subsidiaries’ financial statements.

Audit Related Fees

The aggregate fees for assurance and related services rendered by Ernst & Young LLP that were reasonably related to the audit of our consolidated financial statements for fiscal 2023 and 2022 were approximately $141,000 and $937,000, respectively. The fees under this category are for assurance and related services that are traditionally performed by the independent auditor and include audits of employee benefit plans and other attest engagements. Fees associated with the financial due diligence associated with the Adore Me acquisition are included in the 2022 fees.

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PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tax Fees

The aggregate fees for tax related services rendered by Ernst & Young LLP for fiscal 2023 and 2022 were approximately $225,000 and $410,000, respectively. Tax fees include tax compliance and advisory services.

All Other Fees

No fees for other services were paid to Ernst & Young LLP for fiscal 2023 and 2022.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services to be provided by Ernst & Young LLP in a given fiscal year.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.

90	2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Requirements for Stockholder Nominations and Proposals

If a stockholder intends to present a proposal at the 2025 annual meeting of stockholders and desires to have us include that proposal in our proxy materials for that meeting under Rule 14a-8 under the Exchange Act, then the stockholder must ensure that we receive the proposal by January 3, 2025. For additional information, see “Proxy Access” below.

If a stockholder wants to nominate a person for election as director or bring other business before an annual meeting of stockholders that is not the subject of a proposal timely submitted for inclusion in our proxy materials, the stockholder must follow procedures outlined in our Bylaws. Our Bylaws provide that stockholders of record are able to nominate persons for election as a director or submit other proposals constituting a proper matter for stockholder action only by providing proper written notice to our Corporate Secretary. Proper notice generally must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. For the annual stockholder meeting in 2025, the first anniversary date of the 2024 Annual Meeting is June 13, 2025, meaning proper notice must be delivered no earlier than February 13, 2025 and no later than March 15, 2025. However, a stockholder may deliver notice prior to the time period specified above if earlier delivery is required under Rule 14a-8 under the Exchange Act. Further, if the date of the annual meeting is advanced by more than 30 days prior to such anniversary or delayed more than 90 days after such anniversary, then to be timely, proper notice must be received no earlier than 120 days prior to the date of the annual meeting and no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which announcement of the date of the meeting was first made. The notice must include, among other information, the name and address of the stockholder giving the notice, information about the stockholder’s ownership of VS&Co common stock, certain information relating to each person whom the stockholder proposes to nominate for election as a director, and a brief description of any business the stockholder proposes to bring before the meeting and the reasons for bringing such proposal. Any nomination or other proposal must also meet the other requirements of our Bylaws, Delaware law, Rule 14a-8 under the Exchange Act, and other applicable SEC rules relating to stockholder proposals. In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Stockholder nominations and proposals must be mailed to: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068.

Proxy Access

Under our Bylaws, up to 20 stockholders owning 3% or more of VS&Co’s outstanding common stock continuously for at least three years may nominate the greater of two directors or up to 20% of the Board, and include those nominees in our proxy materials. Proper notice of stockholder nominations for persons for election as a director that are to be included in our proxy materials must be mailed and received at our principal executive offices, addressed to: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068, not less than 120 days nor more than 150 days prior to the first anniversary of the date that the proxy statement was first distributed to stockholders for the immediately preceding annual meeting of stockholders. For the annual stockholder meeting in 2025, the first anniversary of the date that the proxy statement for the 2024 Annual Meeting was distributed to stockholders is May 3, 2025. Accordingly, proper notice must be delivered no earlier than December 4, 2024 and no later than January 3, 2025.

91	2024 PROXY STATEMENT

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

When is the 2024 Annual Meeting?

The 2024 Annual Meeting will be held virtually, via live audio webcast, on Thursday, June 13, 2024, at 8:30 a.m. Eastern Time.

How can I attend the 2024 Annual Meeting?

In an effort to encourage all of our stockholders to attend the 2024 Annual Meeting virtually from any location convenient to them, as well as reduce the expense and environmental impact of traveling to an in-person meeting, the 2024 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2024 Annual Meeting in person.

To participate in the 2024 Annual Meeting, please visit www.proxydocs.com/VSCO.

If you are a stockholder of record, in order to attend the 2024 Annual Meeting, you must register in advance at www.proxydocs.com/VSCO using the 12 digit control number found on your Notice of Internet Availability of Proxy Materials or your proxy card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and to vote and submit questions during the meeting.

If you are a beneficial owner of shares (that is, you hold your shares through a bank, broker, or other nominee in “street name”) you may use the control number given by your bank, broker or other nominee to register to attend the meeting in advance at www.proxydocs.com/VSCO. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and submit questions during the meeting. To vote, you may be required to obtain a legal proxy and you must follow the instructions you receive from your bank, broker, or other nominee as well as the instructions you receive via email upon your successful registration for the meeting.

How can I request technical assistance during the 2024 Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the live audio webcast. Please be sure to log into the meeting at least 15 minutes prior to the start of the meeting so that any technical difficulties can be addressed before the meeting begins. Technical assistance will be available on the day of the meeting to anyone that is registered to attend the meeting. Instructions on how to access technical support will be provided in the confirmation email a stockholder receives upon registering for the meeting.

How can I ask a question at the 2024 Annual Meeting?

Stockholders can submit questions either before or during the meeting. Stockholders can submit questions in advance when registering for the meeting at www.proxydocs.com/VSCO. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting in advance using the 12 digit control number found on their Notice of Internet Availability of Proxy Materials or proxy card (or in the case of beneficial or “street name” stockholders, the control number given to them by their bank, broker or other nominee). Stockholders can submit questions during the virtual meeting in the meeting portal. During the formal business of the meeting, we will limit questions and statements to those relevant to the business of the meeting. After the 2024 Annual Meeting is adjourned, we will hold a live webcast Q&A session and address questions and comments of a general nature. During the live Q&A session, we intend to answer questions as they come in and address those asked in advance, to the extent time permits. This live Q&A session will be conducted in accordance with certain Rules of Conduct that will be posted in the meeting portal.

92	2024 PROXY STATEMENT

QUESTIONS AND ANSWERS

Who may vote at the 2024 Annual Meeting?

Only holders of record of VS&Co common stock at the close of business on April 15, 2024, the Record Date of the 2024 Annual Meeting, are entitled to notice of, and to vote at, the 2024 Annual Meeting and any adjournments or postponements thereof. As of the Record Date, VS&Co had 78,288,227 shares of common stock issued and outstanding. Holders of shares of common stock are entitled to one vote per share.

What constitutes a quorum?

The transaction of business at any meeting of stockholders cannot occur unless a quorum is present. At the 2024 Annual Meeting, the presence in person or by proxy of stockholders holding at least one-third of VS&Co’s outstanding common stock will constitute a quorum.

If a meeting cannot be organized because a quorum is not present, a majority of the stockholders present in person or by proxy or the chair of the meeting may adjourn the meeting to such date and time (but not more than 30 days after the previously adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

In order to reduce the expense and environmental impact of mailing proxy materials, we have elected to use the SEC’s Notice and Access model, which allows us to make the Proxy Statement, our 2023 Annual Report, and other proxy materials available on the Internet as the primary means of furnishing the proxy materials to stockholders. On or about May 3, 2024, we mailed to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to gain access, free of charge, to the proxy materials and how to request a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended February 3, 2024, and Notice of Annual Meeting of Stockholders are available at www.proxydocs.com/VSCO.

If you receive a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials in the mail unless you request it. If you would like to receive a printed copy of the proxy materials by mail, please follow the instructions for requesting such materials included in the Notice.

How does the Board recommend I vote on these proposals?

The Board unanimously recommends a vote:

•	FOR the election of the nine nominees for director presented in this Proxy Statement

•	FOR the approval of an amendment to our Certificate of Incorporation to permit the exculpation of our officers as permitted by Delaware law

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers

•	FOR the approval of an amendment to the VS 2021 Stock Plan to increase the number of shares available for issuance thereunder by 4,800,000 shares

•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024

If you submit a proxy without giving voting instructions, your shares will be voted as recommended by the Board.

As of the date of this Proxy Statement, we do not know of any other matters that will be considered at the 2024 Annual Meeting other than those described in this Proxy Statement. If any matter other than the proposals described in this Proxy Statement is properly presented at the 2024 Annual Meeting, by submitting your proxy for the 2024 Annual Meeting, you instruct the Board-designated proxy holders to vote your shares in their discretion in accordance with the recommendations of the Board.

93	2024 PROXY STATEMENT

QUESTIONS AND ANSWERS

How do I vote my shares?

Stockholders are encouraged to vote their shares before the 2024 Annual Meeting, even if they plan on attending the virtual meeting. Please read the Proxy Statement and vote right away.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (in other words, you are a “stockholder of record”), you can vote using any of the following methods:

•	by Internet at www.proxydocs.com/VSCO

•	by telephone at 1-866-977-5067

•	by mail by requesting a printed set of proxy materials and then completing, signing, and returning the proxy card you receive in response to your request

If your shares are registered in the name of your bank, broker, or other nominee (in other words, you are a “beneficial stockholder”), you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

Can I change or revoke my proxy?

Yes. All proxies delivered pursuant to this Proxy Statement are revocable at any time before they are voted. If you are a stockholder of record, you can revoke your proxy by mailing written notice of revocation to: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068. You may also change or revoke your proxy by submitting a properly executed proxy bearing a later date or by attending the virtual meeting and voting online during the meeting. If you are a beneficial stockholder, you may revoke your proxy by submitting new voting instructions to your bank, broker, or other nominee or, if you have obtained legal proxy from your bank, broker, or other nominee, by attending the virtual meeting and voting online during the meeting. If you are revoking your proxy by sending a notice of revocation or new proxy card or voting instruction form, you should ensure that you send your notice of revocation or new proxy card or voting instruction form in sufficient time for it to be received prior to the taking of the vote at the 2024 Annual Meeting.

What vote is required to approve each proposal?

Proposal	Voting Options	Vote Required for Approval	Is Broker Discretionary Voting Allowed?

1. Election of Nine Directors	“FOR,” “AGAINST,” or “ABSTAIN” for each nominee	Majority of votes cast for each nominee	No

2. Amendment to Certificate of Incorporation	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of the outstanding shares entitled to vote at the 2024 Annual Meeting	No

3. Advisory Vote on Executive Compensation	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of votes cast	No

4. Amendment to VS 2021 Stock Plan	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of votes cast	No

5. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of votes cast	Yes

94	2024 PROXY STATEMENT

QUESTIONS AND ANSWERS

For all proposals other than the Proposal 2, abstentions and broker non-votes do not count as votes cast, and therefore will have no effect on vote outcomes. For Proposal 2, abstentions and broker non-votes will have the effect of a vote cast against the proposal.

The vote to approve the compensation of our named executive officers is advisory in nature and non-binding. The Board and the Human Capital and Compensation Committee will carefully consider the voting results on this proposal and, if there are a significant number of negative votes, seek to understand the concerns that influenced those votes and address them in future decisions about our executive compensation program.

Who bears the costs of this solicitation?

All expenses incurred in connection with the solicitation of proxies for the 2024 Annual Meeting will be borne by VS&Co. We will reimburse brokers, fiduciaries, and custodians for their costs in forwarding our proxy materials to beneficial stockholders.

We may solicit proxies by mail, telephone, electronic means, and personal contact by our directors, officers, and associates, who will not receive additional compensation for these services.

Who will count the votes?

Representatives of Mediant Communications Inc. will tabulate the votes and act as inspectors of election for the 2024 Annual Meeting.

When and where will the voting results be published?

The official results of the voting at the 2024 Annual Meeting will be available on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting.

95	2024 PROXY STATEMENT

APPENDIX A

APPENDIX A

Non-GAAP Financial Measures

In addition to our results provided in accordance with U.S. generally accepted accounting principles (“GAAP”), this Proxy Statement provides non-GAAP financial measures that present gross profit rate, general, administrative, and store operating expenses, operating income, operating income rate, net income per diluted share and free cash flow in fiscal 2023 and fiscal 2022 on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. The table below reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

VICTORIA’S SECRET & CO.

NON-GAAP FINANCIAL INFORMATION

(Unaudited)

(In millions except per share amounts)

	Fiscal Year

	2023	2022

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Net Cash Provided by Operating Activities	$389	$437

Capital Expenditures	(256)	(164)

Free Cash Flow	$133	$273

Reconciliation of Reported to Adjusted Gross Profit

Reported Gross Profit—GAAP	$2,242	$2,258

% Net Sales	36.3%	35.6%

Adore Me Acquisition-Related Items(a)	29	–

Restructuring Charges(c)	3	14

Occupancy-Related Legal Matter(d)	–	22

Happy Nation Restructuring Charge(e)	–	15

Adjusted Gross Profit	$2,274	$2,309

% Net Sales	36.8%	36.4%

Reconciliation of Reported to Adjusted General, Administrative and Store Operating Expenses

Reported General, Administrative and Store Operating Expenses—GAAP	$1,996	$1,780

% Net Sales	32.3%	28.1%

Adore Me Acquisition-Related Items(a)	(16)	(15)

A-1	2024 PROXY STATEMENT

APPENDIX A

	Fiscal Year

	2023	2022

Amortization of Intangible Assets(b)	(25)	–

Restructuring Charges(c)	(8)	(21)

Happy Nation Restructuring Charge(e)	–	(1)

Adjusted General, Administrative and Store Operating Expenses	$1,947	$1,743

% Net Sales	31.5%	27.5%

Reconciliation of Reported to Adjusted Operating Income

Reported Operating Income—GAAP	$246	$478

% Net Sales	4.0%	7.5%

Adore Me Acquisition-Related Items(a)	45	15

Amortization of Intangible Assets(b)	25	–

Restructuring Charges(c)	11	35

Occupancy-Related Legal Matter(d)	–	22

Happy Nation Restructuring Charge(e)	–	16

Adjusted Operating Income	$327	$566

% Net Sales	5.3%	8.9%

Reconciliation of Reported to Adjusted Net Income Attributable to Victoria’s Secret & Co.

Reported Net Income Attributable to Victoria’s Secret & Co.—GAAP	$109	$348

Adore Me Acquisition-Related Items(a)	50	15

Amortization of Intangible Assets(b)	25	–

Restructuring Charges(c)	11	35

Occupancy-Related Legal Matter(d)	–	22

Happy Nation Restructuring Charge(e)	–	16

Tax Effect of Adjusted Items	(17)	(20)

Adjusted Net Income Attributable to Victoria’s Secret & Co.	$178	$416

Reconciliation of Reported to Adjusted Net Income Per Diluted Share Attributable to Victoria’s Secret & Co.

Reported Net Income Per Diluted Share Attributable to Victoria’s Secret & Co.—GAAP	$1.39	$4.14

Adore Me Acquisition-Related Items(a)	0.53	0.16

Amortization of Intangible Assets(b)	0.24	–

Restructuring Charges(c)	0.11	0.31

Occupancy-Related Legal Matter(d)	–	0.19

Happy Nation Restructuring Charge(e)	–	0.14

Adjusted Net Income Per Diluted Share Attributable to Victoria’s Secret & Co.	$2.27	$4.95

Adjusted results exclude the following items:

(a)

In 2023, we recognized pre-tax charges of $50 million ($42 million after-tax) within net income, $29 million included in costs of goods sold, buying and occupancy expense, $16 million included in general, administrative and store operating expense and $5 million included in interest expense, related to the financial impact of purchase accounting items and professional service costs related to the acquisition of Adore Me. In 2022, we recognized a pre-tax charge of $15 million ($14 million after-tax), included in general, administrative and store operating expense, related to professional services and other transaction-related costs associated with the acquisition of Adore Me.

A-2	2024 PROXY STATEMENT

APPENDIX A

(b)	In 2023, we recognized $25 million ($19 million after-tax) included in general, administrative and store operating expense related to the acquisition of Adore Me.

(c)

In 2023, we recognized a pre-tax charge of $11 million ($8 million after-tax), $8 million included in general, administrative and store operating expense and $3 million included in buying and occupancy expense, related to restructuring activities to continue to reorganize and improve our organizational structure. In 2022, we recognized pre-tax charges of $35 million ($26 million after-tax), $21 million included in general, administrative and store operating expense and $14 million included in buying and occupancy expense, related to restructuring activities to continue to reorganize and improve our organizational structure.

(d)

In 2022, we recognized a pre-tax charge of $22 million ($16 million after-tax), included in buying and occupancy expense, related to a legal matter with a landlord regarding a high-profile store that we surrendered to the landlord prior to the spinoff from L Brands.

(e)

In 2022, we recognized a $16 million charge ($12 million after-tax), $15 million included in costs of goods sold, buying and occupancy expense and $1 million included in general, administrative and store operating expense, for inventory and other costs related to restructuring actions associated with Happy Nation.

A-3	2024 PROXY STATEMENT

APPENDIX B

APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VICTORIA’S SECRET & CO.

FIRST. The name of the Corporation is: Victoria’s Secret & Co.

SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle 19801, and the name of its registered agent at that address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

FOURTH.

Section 1. Capital Stock. The Corporation shall be authorized to issue two classes of stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares which the Corporation shall have authority to issue is One Billion Ten Million (1,010,000,000); the total number of shares of Preferred Stock shall be Ten Million (10,000,000) and each such share shall have a par value of $0.01; and the total number of shares of Common Stock shall be One Billion (1,000,000,000) and each such share shall have a par value of $0.01.

Section 2. Preferred Stock.

2.1 Series and Limits of Variations between Series. Any unissued or treasury shares of the Preferred Stock may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors and each share of a series shall be identical in all respects with the other shares of such series, except that, if the dividends thereon are cumulative, the date from which they shall be cumulative may differ. Before any shares of Preferred Stock of any particular series shall be issued, a certificate shall be filed with the Secretary of State of Delaware setting forth the designation, rights, privileges, restrictions, and conditions to be attached to the Preferred Stock of such series and such other matters as may be required, and the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the particulars of the shares of such series (so far as not inconsistent with the provisions of this Article applicable to all series of Preferred Stock), including, but not limited to, the following:

2.1.1 the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

2.1.2 the annual rate of dividends payable on shares of such series, the conditions upon which such dividends shall be payable and the date from which dividends shall be cumulative in the event the Board of Directors determines that dividends shall be cumulative;

2.1.3 whether such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

2.1.4 whether such series shall have conversion privileges and, if so, the terms and conditions of such conversion, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the Board of Directors shall determine;

2.1.5 whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

B-1	2024 PROXY STATEMENT

APPENDIX B

2.1.6 whether such series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

2.1.7 the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

2.1.8 any other relative rights, preferences and limitations of such series.

Section 3. Common Stock.

3.1 Issuance and Consideration. Any unissued or treasury shares of the Common Stock may be issued for such consideration as may be fixed in accordance with applicable law from time to time by the Board of Directors.

3.2 Voting Rights. At every meeting of the stockholders every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in the name of such stockholder on the books of the Corporation, on each matter on which the stockholders generally are entitled to vote.

3.3 Dividends. Subject to the rights of holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock and the holders of the Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock).

3.4 Rights in Event of Dissolution. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, either voluntarily or involuntarily, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Stock shall be entitled, to share ratably in the remaining assets of the Corporation to the exclusion of the Preferred Stock (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock). Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.4.

FIFTH. Amendment of Bylaws by Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

SIXTH.

Section 1. Election of Directors. Subject to the right of the holders of any class or series of Preferred Stock to elect one or more directors of the Corporation, each director shall be elected for a term expiring at the next annual meeting, and shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Section 2. Election by Holders of Preferred Stock. During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of divided arrearages or other provisions giving them the right to do so, then and during such time as such right continues (i) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (ii) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; and (iii) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

Section 3. Cumulative Voting. There shall be no cumulative voting in the election of directors.

B-2	2024 PROXY STATEMENT

APPENDIX B

Section 4. Elimination of Certain Personal Liability of Directors. A director or officer of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for directors under Section 174 of the DGCL, (iv) for any transaction from which the director derives an improper personal benefit, or (v) for an officer in any action by or in the right of the Corporation. If the DGCL is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The foregoing limitation on liability shall not apply to acts or omissions occurring prior to the effective date of this Section.

SEVENTH. No action shall be taken by the stockholders except at an annual or special meeting of stockholders.

EIGHTH. Any director may be removed at any annual or special stockholders’ meeting, with or without cause, upon the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation at that time entitled to vote generally in the election of directors, voting together as a single class; provided, that directors who shall have been elected by the holders of a series or class of Preferred Stock, voting separately as a class, shall be removed only pursuant to the provisions establishing the rights of such series or class to elect such directors.

NINTH. Amendments Generally. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

B-3	2024 PROXY STATEMENT

APPENDIX C

APPENDIX C

VICTORIA’S SECRET & CO.

2021 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

EFFECTIVE JULY 19, 2021

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.01. Establishment and Effective Date. Effective on July 19, 2021 (the “Effective Date”), Victoria’s Secret & Co., a Delaware corporation (including any successor in name or interest thereto, the “Company”), hereby establishes this stock incentive plan known as the “Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan” (the “Plan”).

1.02. Purpose. The Company desires to attract and retain the best available executive and key management associates, consultants and other advisors, for itself and its subsidiaries and affiliates and to encourage the highest level of performance by such individuals in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates, consultants and other advisors the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum effort for the success of the Company and its subsidiaries.

1.03. Definitions. Unless otherwise defined elsewhere in the Plan, all capitalized terms used in the Plan shall have the meanings set forth in Article XXI.

ARTICLE II

AWARDS

2.01. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: 1) incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code; 2) nonstatutory stock options (“Nonstatutory Stock Options”) (unless otherwise indicated, references in the Plan to Options shall include both Incentive Stock Options and Nonstatutory Stock Options); 3) stock appreciation rights (“Stock Appreciation Rights”), as described in Article VII, which may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”); 4) shares of Common Stock which are subject to certain restrictions as provided in Article X (“Restricted Shares”); 5) units representing shares of Common Stock which are restricted as provided in Article XI (“Restricted Share Units” or “RSUs”); 6) units representing shares of Common Stock, as described in Article XII (“Performance Units”), and 7) shares of unrestricted Common Stock (“Unrestricted Shares”), as described in Article XIII. In addition, Awards may be granted as (i) “Substitute Awards,” which are Awards granted in assumption of, or in substitution for, any outstanding awards previously granted by a company acquired by the Company (or a subsidiary or affiliate thereof) or with which the Company (or a subsidiary or affiliate thereof) combines, (ii) “Converted Awards”, which are awards originally granted under an L Brands Equity Plan (as defined in the Employee Matters Agreement) that are converted into Awards with respect to shares of Common Stock pursuant to Section 8.01, 8.02 or 8.03 of the Employee Matters Agreement or (iii) “Replacement Awards,” which are “Replacement VS Awards” (as defined under the Employee Matters Agreement) granted pursuant to Section 8.05(a) of the Employee Matters Agreement. Substitute Awards shall be granted in accordance with procedures complying with Section 409A of the Code and the regulations thereunder.

2.02. Maximum Shares Available. Subject to adjustment pursuant to Article XVI, the maximum aggregate number of shares of Common Stock available for issuance pursuant to Awards (including any Replacement Awards) as of the Effective Date is (i) 10,595,172 shares of Common Stock, plus (ii) the number of shares of Common Stock issuable upon the exercise or settlement of Substitute Awards and Converted Awards.

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2.03. Share Recycling. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that any Award (including any Replacement Award) expires unexercised or is terminated, surrendered or canceled without being exercised or settled for shares for any reason, or any Restricted Share Award under the Plan is forfeited, then the shares of Common Stock to which any such Award relates may be made available for subsequent Awards, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Substitute Awards or Converted Awards. The following shares of Common Stock may not again be made available for issuance as Awards: 1) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, or 2) shares of Common Stock used to pay the exercise price or withholding taxes related to settlement of an outstanding Award.

2.04. ISO Limit. Notwithstanding anything to the contrary in the Plan, a maximum of 10,595,172 shares of Common Stock are available for award under the Plan in the form of Incentive Stock Options.

ARTICLE III

ADMINISTRATION

3.01. Committee. The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards under the Plan or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

3.02. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority 1) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; 2) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; 3) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; 4) to grant Restricted Shares and Restricted Share Units and to determine the term of the Restricted Period (as described in Section 11.02) and other conditions and restrictions applicable to such grants; 5) to grant Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such units; 6) to grant Unrestricted Shares (subject to the limitation contained in this plan); 7) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Units and Unrestricted Shares shall be granted; 8) to determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; 9) to determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, shares, other awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; 10) to determine whether, to what extent and under what circumstances cash, shares, other awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; 11) to correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement, in the manner and to the extent it shall deem desirable to carry the Plan into effect; 12) to establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and extent permitted under applicable regulations of any stock exchange on which the Company is listed; and 13) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

3.03. Delegation. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more of its members, one or more committees of the Board (which may consist of solely one director) or any other person or persons, including, without limitation, the officers of the Company or such administrator as it deems appropriate, such duties and responsibilities (including any ministerial duties), including

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the authority to grant Awards, as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause transactions under the Plan to fail to comply with any intended exemption under Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

3.04. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received Awards and all other interested persons.

3.05. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Award Agreements made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time.

ARTICLE IV

ELIGIBILITY

4.01. Eligibility. Any associate, consultant, director or other advisor of, or any other individual who provides services to (x) the Company or any subsidiary or affiliate or (y) any joint venture in which the Company or any subsidiary or affiliate holds at least a 20% interest, shall be eligible to be selected to receive a compensatory award under or to be a “participant” in the Plan. In determining the individuals to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the nature of the services rendered by such individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. The Committee shall ensure that Common Stock underlying any Award hereunder qualifies as “service recipient stock,” within the meaning of Section 409A of the Code and the regulations thereunder. Notwithstanding anything to the contrary herein, Converted Awards and Replacement Awards may be granted under the Plan in accordance with the terms of the Employee Matters Agreement.

4.02. Certain Limitations. Awards granted under the Plan shall be subject to a minimum one year vesting period following the grant date of such Award; provided that the following actions and Awards shall not be subject to the foregoing minimum vesting requirement: 1) the acceleration of Awards pursuant to Section 19.01, 2) the grant of Substitute Awards, Converted Awards or Replacement Awards or 3) the grant of Awards relating to 5% of the shares of Common Stock available for issuance under the Plan pursuant to Section 2.02; and, provided further, that the foregoing restriction does not apply to the provision for accelerated exercisability or vesting of an Award in cases of involuntary termination without Cause, Retirement, death or Disability.

4.03. Non-Employee Director Limitations. No non-employee director of the Company may receive compensation for any fiscal year in excess of $1,000,000 in the aggregate, including cash payments and Awards under the Plan (with the value of any Award for purposes of the limit in this Section 4.03 determined based on the grant date fair value of such Award for financial reporting purposes); provided that the limit in this Section 4.03 shall not apply with respect to any Converted Awards or Replacement Awards.

ARTICLE V

STOCK OPTIONS

5.01. Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine. On or before the

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date of grant of an Option, the Committee shall designate the number of shares of Common Stock covered by such Option, the option price of such Option, and the recipient of the Option.

5.02. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee not later than the date of the grant, but (except in the case of Converted Awards and Substitute Awards) shall not be less than 100 percent of the Fair Market Value of the Common Stock subject to such Option on the date of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option.

5.03. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X, except as otherwise provided in Section 6.01 with respect to ten (10) percent stockholders of the Company.

5.04. Exercise of Options. Subject to the provisions of Article XIX, an Option may be exercised, in whole or in part, at such time or times as the Committee shall determine; provided, however, that, except to the extent provided in Section 4.02 and Section 19.01, each Option granted under the Plan shall have a minimum vesting period of one year. Subject to the forgoing, the Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by a Participant by giving notice in such manner as the Committee may permit, stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the shares of Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at Fair Market Value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the Participant, shall be delivered to the Participant. Until the issuance of the shares of Common Stock upon the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock that are subject to the Option.

5.05. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, any related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

ARTICLE VI

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

6.01. Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, any associates who are full-time employees of the Company and its present and future subsidiaries, shall be eligible for Awards of Incentive Stock Options. However, no such associate may receive an Incentive Stock Option under the Plan if such associate, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless 1) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to such Incentive Stock Option on the date of grant and 2) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

6.02. Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.

6.03. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.01. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, at the time the Option is granted, and shall be subject to the same terms

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and conditions as the related Option, except that the medium of payment may differ. Nontandem Stock Appreciation Rights may be granted by the Committee at any time. On or before the date of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right, the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.05 below, and the recipient of the Award. Except in the case of a Converted Award or a Substitute Award, the base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine. Until the issuance of shares of Common Stock upon the surrender or exchange of Tandem Stock Appreciation Rights or exercise of Nontandem Stock Appreciation Right, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock that are subject to the Tandem or Nontandem Stock Appreciation Right.

7.02. Limitations on Exercise. Subject to the provisions of Articles IX, X and XX, a Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be subject to the same exercise period as the related Option, which shall be set forth in the applicable agreement on or before the date of grant. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent Awards. Subject to the provisions of Article XX, a Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine, which shall be set forth in the applicable agreement on or before the date of grant.

7.03. Term of Stock Appreciation Rights. The term of each Stock Appreciation Right granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X.

7.04. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the Participant to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of 1) the Fair Market Value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over 2) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

7.05. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the Participant to receive from the Company that number of shares of Common Stock having an aggregate Fair Market Value equal to (A) the excess of 1) the Fair Market Value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over 2) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

7.06. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall 1) issue, in the name of the Participant, stock certificates representing the total number of full shares of Common Stock to which the Participant is entitled pursuant to Section 7.04 or 7.05 hereof, and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares and 2) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.07, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

7.07. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

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ARTICLE VIII

NONTRANSFERABILITY OF AWARDS

8.01. Nontransferability of Awards. Except to the extent permitted under Section 8.02, no Award may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Award shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award not specifically permitted herein shall be null and void and without effect. An Award may be exercised by a Participant, or otherwise settle, only during the Participant’s lifetime, or following the Participant’s death, pursuant to Article X.

8.02. Limited Exception to Nontransferability. Notwithstanding Section 8.01, the Committee may determine that a Nonstatutory Stock Option may be transferred by a Participant to one or more members of such Participant’s immediate family, to a partnership of which the only partners are members of such Participant’s immediate family, or to a trust established by a Participant for the benefit of one or more members of such Participant’s immediate family. For this purpose, immediate family means a Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this Section 8.02 may not further transfer such Nonstatutory Stock Option. A trust described in this Section 8.02 may not be amended to benefit any person other than a member of the Participant’s immediate family. A Nonstatutory Stock Option transferred pursuant to this Section 8.02 shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Articles 9 and 10 relating to the effect on the Nonstatutory Stock Option of the Termination of Service, Total Disability or death of the Participant, and shall be subject to such other rules as the Committee shall determine.

ARTICLE IX

TERMINATION OF SERVICE

9.01. Exercise after Termination of Service. Except as the Committee may at any time provide, in the event that the employment of a Participant shall be terminated either by the Participant or by the Participant’s employer (for reasons other than death, Total Disability or Cause), any Option or Stock Appreciation Right granted to such Participant may be exercised (to the extent that the Participant was entitled to do so at the time of Participant’s Termination of Service) at any time within one (1) year after such Termination of Service, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right; provided, however, that if an Incentive Stock Option is not exercised within three (3) months following Termination of Service, it shall be treated as a Nonstatutory Stock Option. If the Participant’s employment is terminated by the Participant’s employer for Cause, except as the Committee may at any time provide, any Option or Stock Appreciation Right may be exercised (to the extent that the Participant was entitled to do so at the time of the Termination of Service) at any time within thirty (30) days after such Termination of Service, but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right. Except to the extent otherwise set forth herein, any Options or Stock Appreciation Rights that are not exercisable on the date of a Termination of Service for any reason shall lapse. In no event may an Option or Stock Appreciation Right be exercised after the expiration of the original term of the Option or Stock Appreciation Right.

9.02. Total Disability. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall have incurred a Total Disability, such Option or Stock Appreciation Right, to the extent not vested on the date of such Participant’s Termination of Service due to Total Disability (it being understood that such termination occurs after nine (9) months of absence from work due to the Total Disability), shall continue to vest during the period of such Participant’s Total Disability, and, upon becoming vested, such Award shall be exercisable within the one (1) year period after the applicable vesting date, but in no event later than the date of expiration of the original term of the Option or Stock Appreciation Right. To the extent that an Option or Stock Appreciation Right held by a Participant is vested on the date of such Participant’s Termination of Service due to Total Disability, such Option or Stock Appreciation Right shall be exercisable within the one (1) year period after the date of such Termination of Service, but in no event later than the date of expiration of the original term of the Option or Stock Appreciation Right. In the event of the death of a Participant following such Participant’s Termination of Service due to Total Disability, any unvested Option or Stock Appreciation Right shall be fully

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vested on the date of such Participant’s death and shall be exercisable within the one (1) year period after the date of such Participant’s death, but in no event later than the expiration of the original term of the Option or Stock Appreciation Right.

Notwithstanding the foregoing, for purposes of exercising Incentive Stock Options, a Participant shall be deemed to have a Termination of Service if the Participant is absent from work for three (3) months due to Total Disability, where the date of such Termination of Service shall be the last date of active employment before the three (3) month period; in this event, if such Participant fails to exercise his or her Incentive Stock Option within three (3) months following such deemed Termination of Service, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option.

ARTICLE X

DEATH OF PARTICIPANT

10.01. Death of Participant While Employed. If a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by or otherwise providing services to the Company or one of its subsidiaries or affiliates, such Option or Stock Appreciation Right shall become fully exercisable by the Participant’s beneficiary (as designated by the Participant on the appropriate form provided by the Company), or if no beneficiary is so designated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the Participant’s death (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.

10.02. Death of Participant Following Termination of Service. Except in the case of death during the period of Total Disability, which shall be governed by Section 9.02, if a Participant to whom an Option or Stock Appreciation Right has been granted under the Plan shall die after the date of the Participant’s Termination of Service, but before the end of the period provided under the Plan by which a terminated Participant may exercise such Option or Stock Appreciation Right, such Option or Stock Appreciation Right may be exercised, to the extent that the Participant was entitled to do so at the time of the Participant’s death, by the Participant’s beneficiary (as designated by the Participant on the appropriate form provided by the Company), or if no beneficiary is so designated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon the Participant’s death by bequest or inheritance. Such exercise may occur at any time within the period in which the terminated Participant could have exercised such Option or Stock Appreciation Right if the Participant had not died (or such other period as the Committee may at any time provide), but in no case later than the date of expiration of the original term of the Option or Stock Appreciation Right.

ARTICLE XI

RESTRICTED SHARES

AND

RESTRICTED SHARE UNITS

11.01. Grant of Restricted Shares and Restricted Share Units. The Committee may from time to time cause the Company to grant Restricted Shares and RSUs under the Plan to Participants, subject to such restrictions, conditions and other terms as the Committee may determine. Restricted Shares are shares of Common Stock which are subject to such conditions and restrictions as determined by the Committee, including conditions and restrictions relating to transferability. RSU Awards represent an unfunded promise to pay the Participant a specified number of shares of Common Stock (or cash equivalent, as applicable) in the future if the conditions of the RSU Award are satisfied and the RSU Award is not otherwise forfeited prior to the stated date of delivery, under the terms and conditions applicable to such Award.

11.02. Restrictions. At the time a grant of Restricted Shares or RSUs is made, the Committee shall establish the Restricted Period applicable to such Restricted Shares or RSUs. Each grant of Restricted Shares or RSUs may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual service or performance objectives, which shall be applicable to all or any portion of the Restricted Shares or RSUs. The Committee may also, in its sole discretion, waive any performance-based restrictions applicable to all or a portion of such Restricted Shares

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or RSUs, provided that the applicable terms and conditions are set forth on or before the date of grant of the Award to the extent required to comply with Section 409A of the Code and the regulations thereunder. In the event of a Participant’s Termination of Service for Total Disability, Restricted Shares or RSUs held by such Participant shall continue to vest during the period of Total Disability. Unless otherwise provided under the terms of the Award, upon the death of a Participant, including during a Participant’s Total Disability, any performance conditions applicable to Restricted Shares or RSUs which have been granted to such Participant will be deemed to have been satisfied at target, if applicable, and the Restricted Period, if any, applicable to Restricted Shares or RSUs held by such Participant, will be deemed to have expired. At the discretion of the Committee (including as provided in any applicable Award Agreement), upon the Retirement of a Participant, the service restrictions and conditions, if any, applicable to any Restricted Shares or RSUs which have been granted to such Participant will be deemed to have been satisfied with respect to that percentage of the Restricted Shares or RSUs equal to 1) the number of complete months between the first day of the Restricted Period and the date of the Participant’s Retirement, divided by 2) the number of complete months in the Restricted Period. Any Restricted Shares or RSUs granted to a Participant for which the restrictions and conditions are not deemed to have expired pursuant to the preceding sentence shall be forfeited in accordance with Section 11.03. Subject to Section 4.02 and Section 19.01, an Award may also provide for full or pro-rata vesting upon other events, such as upon a Change in Control or for other reasons, provided that any such applicable terms and conditions are set forth on or before the date of grant of the Award.

11.03. Rights of Holders of Restricted Shares. Participants to whom Restricted Shares have been granted shall not have the right to vote such shares or the right to receive any dividends with respect to such Restricted Shares. In the event of the payment of a dividend or other distribution in connection with the shares of Common Stock, Participants may, at the discretion of the Committee, receive such dividend or distribution equivalent subject to the same restrictions and vesting conditions as the underlying Restricted Shares. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend or other distribution equivalents paid on Restricted Shares prior to vesting be credited to the Participant in cash or in a number of additional Restricted Shares having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of Restricted Shares credited to the Participant’s account at the time the dividend was declared, subject to such terms and conditions, including such restrictions, of the applicable Restricted Shares. Such cash right or additional Restricted Shares credited to a Participant in relation to dividend or other distribution equivalents with respect to a Restricted Share shall be subject to the same restrictions as such Restricted Share. All distributions or credits in respect of such distributions, if any, received by a Participant with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI and the adjustment provisions of Article XVI.

11.04. Rights of Holders of Restricted Share Units. Participants to whom RSUs have been granted shall not have the right to vote the shares of Common Stock subject to such RSUs or the right to receive any dividends with respect to the shares of Common Stock subject to such RSUs. In the event of the payment of a dividend or other distribution in connection with the shares of Common Stock, Participants may, at the discretion of the Committee, receive such dividend or distribution equivalent subject to the same restrictions and vesting conditions as the underlying RSUs. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend or other distribution equivalents paid on the shares of Common Stock underlying a Participant’s RSUs prior to the vesting of the Participant’s RSUs be credited to the Participant in cash or in a number of additional RSUs having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of RSUs credited to the Participant’s account at the time the dividend was declared. Such cash right or additional RSUs credited to the Participant in relation to dividend or other distribution equivalents paid with respect to an RSU shall be subject to the same restrictions as such RSU. All distributions or credits in respect of such distributions, if any, received by a Participant with respect to RSUs as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI and the adjustment provisions of Article XVI.

11.05. Forfeiture Upon Termination of Service. Except as provided in Section 11.02 and Section 19.01, and as the Committee may at any time provide, any Restricted Shares or RSUs granted to a Participant pursuant to the Plan shall be forfeited if the Participant experiences a Termination of Service either by the Participant or by the Participant’s employer for reasons other than death or Total Disability prior to the expiration of the Restricted Period and the satisfaction of any other

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conditions applicable to such Restricted Shares or RSUs. In addition, if the Participant’s Termination of Service occurs as a result of Retirement, any Restricted Shares or RSUs which do not vest in accordance with Section 11.02 (any such vesting to be determined by the Committee in its discretion) shall be forfeited.

11.06. Delivery of Shares. Delivery of shares of Common Stock in respect of Restricted Shares shall be made promptly following lapse or termination of the Restricted Period and satisfaction of any related conditions. Unless, in the case of RSUs, an election is made under Section 11.08 to defer the settlement of RSUs, and unless otherwise provided in the terms of any Award Agreement, upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, RSUs shall be settled by delivery of a stock certificate for the number of shares of Common Stock associated with the Award with respect to which the restrictions have expired or the terms and conditions have been satisfied to the Participant or the Participant’s beneficiary or estate, as the case may be. Such payment in settlement of RSUs shall be made promptly, but in any event not later than 1) the end of the year in which the Restricted Period ended and the conditions were satisfied or 2) if later, the 15th day of the third calendar month following the date on which the Restricted Period ended, provided that the Award holder will not be permitted, directly or indirectly, to designate the taxable year of settlement. The Participant may be required to execute a release of claims against the Company and its subsidiaries in this event. If an election is made under Section 11.08 to defer the settlement of RSUs, delivery shall occur as described here but upon the date or dates of delivery in accordance with Section 11.09 and the deferral election. Notwithstanding the above, if the Participant is a Specified Employee, and is entitled to receive a payment in respect of RSUs upon Termination of Service or on a date determinable based on the date of Termination of Service (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Service, such payment shall be delayed by at least six (6) months after the date of such Participant’s Termination of Service to the extent required by Section 409A of the Code and the regulations thereunder.

11.07. Performance-Based Objectives. At the time of the grant of Restricted Shares or RSUs to a Participant, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on criteria selected by the Committee, including, without limitation, any one or more of the following, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: price of Common Stock, or the common stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on, among other things, an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee shall determine how any performance objectives shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction. To the extent that the Award is subject to Section 409A of the Code, and to the extent intended and necessary to comply with change in control payment or toggle rules under Section 409A of the Code, payment in connection with a Change in Control must be made in respect of a Change in Control that satisfies the definition of “change in control event” in Section 409A of the Code and the regulations thereunder, unless otherwise permitted in satisfaction of the alternative payment rules under Section 409A of the Code and the regulations thereunder.

11.08. Deferred Restricted Share Units. The Committee may permit a Participant who has been designated to receive an RSU Award to elect to defer the receipt of the shares in settlement of such RSU Award as well as the form of payment of such deferred RSUs.

All elections under this Section 11.08 to defer the settlement of an RSU Award must be made in accordance with the requirements of Section 409A of the Code and the regulations thereunder. Any election not in compliance with such

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requirements shall be treated as invalid and the deferral election shall be disregarded and distribution of the shares of Common Stock upon settlement of the Award shall be made as though the Participant did not elect to defer. For this purpose, an invalid deferral election shall include (but is not limited to) a deferral election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date or (iii) cannot otherwise become effective under applicable rules. If a valid deferral election is incomplete, the deferral election shall be honored and distribution of the shares of Common Stock attributable to the Award shall be made as though the Participant elected a deferred lump sum payment. For this purpose, a valid but incomplete deferral election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments. Unless the Award Agreement and terms and conditions accompanying specific Awards indicate otherwise, or as otherwise provided in the Plan, the deferred RSUs shall be subject to the same restrictions, conditions and forfeiture provisions as the associated nondeferred RSUs.

During the Restricted Period with respect to RSUs, Participants shall not have the right to receive any dividends. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the Participant, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding RSU in an amount equal to the amount the Participant would have received as dividends if the RSUs were actual shares of Common Stock. Such dividend equivalents will be converted into additional RSUs based on the Fair Market Value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying RSUs.

At no time shall any assets of the Company be segregated for payment of RSUs hereunder. Participants who have elected to defer the settlement of RSUs shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments attributable to RSUs in the future, in accordance with the applicable terms and conditions.

11.09. Payment of Deferred Restricted Share Units. RSUs are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 11.06 and this Section 11.09. Shares attributable to deferred RSUs that are vested in accordance with the terms and conditions applicable to such Awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such Awards, which shall be either in a single payment or in up to ten (10) installment payments.

If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the Award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the Award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares of Common Stock have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the RSU Award. If Termination of Service occurs during the Restricted Period, the terms and conditions shall set forth the rights of the Participant to payment, as well as the time and form of distribution of such Awards, if any, to the Participant. A participant shall have no rights as a shareholder with respect to deferred RSUs until such time, if any, as shares of Common Stock are transferred to the Participant (or the Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a Specified Employee and is entitled to receive payment upon Termination of Service or on a date determinable based on the date of Termination of Service (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Service, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Service, to the extent required by Section 409A of the Code and the regulations thereunder; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.

Provided that the terms and conditions applicable to a deferred RSU Award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election is made not less than 12 months before the date the payment (or in the case of installments, the first payment) is scheduled to be made, and is irrevocable after this

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date. Such an election may be made to change payment(s) from a single lump sum payment to installment payments, from installment payments to a single lump sum payment, or from one number of installment payments to another number of installment payments, by submitting such election to the Company; provided, (i) such election does not become effective until at least twelve (12) months after the date on which the election is made and (ii) except in the case of payment permissible upon the Participant’s death, the payment (or in the case of installments the first payment) must be deferred for a period of not less than five (5) years from the date such payment would have been made or commenced if there had been no election to change the form of payment. For this purpose, all installment payments are treated as a single payment. Any election not made in accordance with such procedures shall be treated as invalid, and the change in distribution election shall be disregarded and distribution of the shares of Common Stock attributable to the Awards shall be made as though the Participant did not elect to change the time and form of distribution. For this purpose, an invalid change in distribution election shall include (but is not limited to) an election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date or (iii) cannot otherwise become effective under applicable rules. If a valid change in distribution election is incomplete, the change in distribution election shall be honored and distribution of the shares attributable to the Awards shall be made as though the Participant elected a change in distribution to a deferred lump sum payment. For this purpose, a valid but incomplete change in distribution election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments.

ARTICLE XII

PERFORMANCE UNITS

12.01. Award of Performance Units. For each Performance Period, Performance Units may be granted under the Plan to such Participants as the Committee shall determine. The Award Agreement covering such Performance Units shall specify the Ending Value. If necessary to make the calculation of the amount to be paid to the Participant pursuant to Sections 12.03 and 12.04, the Committee shall also state in the Award Agreement the Initial Value. The Award Agreement may also specify that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock. Performance Units granted to a Participant shall be credited to a Performance Unit Account established and maintained for such Participant.

12.02. Performance Period. Different Performance Periods may be established for different Participants receiving Performance Units. Performance Periods may run consecutively or concurrently.

12.03. Right to Payment of Performance Units. All applicable terms and conditions shall be set forth in the Award Agreement and/or in accompanying terms and conditions on or before the date of grant of Performance Units. With respect to each Award of Performance Units under this Plan, the Committee shall specify the Performance Objectives. If the Performance Objectives established for a Participant for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested but such determination shall not change the date of payment of the Awards. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the Participant. Except as provided in Section 19.01, on or before the date of grant, the Committee may also determine, in its sole discretion, that Performance Units awarded to a Participant shall become partially or fully vested upon the Participant’s death, Total Disability or Retirement, or upon the Participant’s Termination of Service prior to the end of the Performance Period but such determination shall not change the date of payment of the Awards. Performance Unit Awards represent an unfunded promise to pay the Participant the value specified in the Award Agreement and/or applicable terms and conditions in the future if the conditions associated with the Performance Unit Award are satisfied and the Performance Units are not otherwise forfeited prior to the stated date of payment, under the terms and conditions applicable to such Award.

12.04. Payment for Performance Units. As soon as practicable following the end of a Performance Period but not later than 90 days after the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.03). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the Participant pursuant

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to Section 12.03. Within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, if the Award Agreement specifies that each Performance Unit is deemed to be equivalent to one (1) share of Common Stock, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Fair Market Value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to 1) the Fair Market Value of a share of Common Stock on the payment date less 2) the Fair Market Value of a share of Common Stock on the date of grant of the Performance Unit. If the Award Agreement specifies a value for each Performance Unit or sets forth a formula for determining the value of each Performance Unit at the time of payment, then within 90 days after the end of a Performance Period, provided the Committee determines the Performance Objectives have been achieved or partially achieved pursuant to Section 12.03, the Company shall pay to the Participant an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock or in such combination of cash and Common Stock as the Committee shall determine. The Committee may, in its discretion, permit the deferral of settlement of vested Performance Units pursuant to procedures consistent with those applicable to the deferral of settlement of RSUs under Sections 11.08 and 11.09 above, subject to any exceptions or requirements under Section 409A of the Code and the regulations thereunder.

12.05. Voting and Dividend Rights. No Participant shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Unit Account credited or increased as a result of any dividends or other distribution with respect to shares of Common Stock. In the event of the payment of a dividend or other distribution in connection with the shares of Common Stock, Participants may, at the discretion of the Committee, receive such dividend or distribution equivalent subject to the same restrictions and vesting conditions as the underlying Performance Units. The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend or other distribution equivalents paid on the shares of Common Stock underlying a Participant’s Performance Units prior to the vesting of the Participant’s Performance Units be credited to the Participant in cash or in a number of additional Performance Units having an aggregate Fair Market Value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Units credited to the Participant’s account at the time the dividend was declared. Such cash right or additional Performance Units credited to the Participant in relation to dividend or other distribution equivalents paid with respect to a Performance Unit shall be subject to the same restrictions and satisfaction of the same Performance Objectives as applicable to such Performance Unit. All distributions or credits in respect of distributions, if any, received by a Participant with respect to Performance Units as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XII and the adjustment provisions of Article XVI.

ARTICLE XIII

UNRESTRICTED SHARES

13.01. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. Except to the extent required by applicable law, no payment shall be required for Unrestricted Shares.

13.02. Delivery of Unrestricted Shares. The Company shall issue, in the name of each Participant to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the Participant, and shall deliver such certificates to the Participant on a fixed or objectively determinable date of payment, which shall be set forth at the time of grant.

13.03. Deferred Share Units. The Committee may permit a Participant who has been designated to receive an Unrestricted Share Award to elect to receive such Unrestricted Share Award in the form of Deferred Share Units.

Any such election must be made on or before December 31 of the calendar year prior to the year the compensation attributable to such Award (or any portion of such Award) is earned, and shall be irrevocable after such date, and further shall comply with the rules set forth in Section 11.08, which apply to deferral elections, including such rules relating to invalid and valid but incomplete deferral elections. At no time shall any assets of the Company be segregated for payment of Deferred

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Share Units hereunder. Participants who have elected to receive Unrestricted Shares in the form of Deferred Share Units shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments on Deferred Share Units in the future.

After the Award of Deferred Share Units to the Participant and prior to the time that shares of Common Stock are transferred to the Participant pursuant to Section 13.04, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding Deferred Share Unit in an amount equal to the amount the Participant would have received as dividends if the Deferred Share Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Deferred Share Units based on the Fair Market Value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying Deferred Share Units.

13.04. Payment of Deferred Share Units. Deferred Share Units are payable solely in shares of unrestricted Common Stock, and shall be paid in accordance with the terms of delivery under Section 13.03 and this Section 13.04. Shares applicable to such Awards shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such Awards, which shall be either in a single payment or in up to ten (10) installment payments.

If a lump sum distribution is elected, the payment shall be made on the date provided in, and in accordance with, the terms and conditions applicable to the Award. If installment distributions are elected, the initial installment shall be paid on the date provided in, and in accordance with, the terms and conditions applicable to the Award. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the Participant dies prior to the time all shares have been distributed, distribution shall be made to the Participant’s beneficiary or estate on the payment date provided in, and in accordance with, the terms and conditions applicable to the Award. A Participant shall have no rights as a shareholder with respect to Deferred Share Units until such time, if any, as shares of Common Stock are transferred to the Participant (or the Participant’s beneficiary or estate, if applicable). Notwithstanding the above, if the Participant is a Specified Employee and is entitled to receive payment upon Termination of Service or on a date determinable based on the date of Termination of Service (and not a pre-determined fixed date or schedule), then, except in the event of the Participant’s death after such Termination of Service, such payment (or in the case of installments, the first payment) shall be delayed by at least six (6) months after the date of such Participant’s Termination of Service, to the extent required by Section 409A of the Code and the regulations thereunder; in this event, subsequent installment payments shall occur on the anniversary of the first delayed installment payment.

Provided that the terms and conditions applicable to a Deferred Share Unit Award permit it, a Participant may change the Participant’s distribution election, provided such change in distribution election shall comply with the procedures and rules set forth in Section 11.09 which apply to change in distribution elections, including such rules relating to invalid and valid but incomplete change in distribution elections.

ARTICLE XIV

CONVERTED AWARDS AND REPLACEMENT AWARDS

14.01. Converted Awards and Replacement Awards. Notwithstanding anything in the Plan to the contrary, Converted Awards and Replacement Awards shall be granted under the Plan in accordance with the terms of the Employee Matters Agreement, and may be granted under the Plan in the form of any type of Award, as determined in accordance with the Employee Matters Agreement. Notwithstanding anything in the Plan to the contrary, the terms and conditions of the Plan will apply to Converted Awards and Replacement Awards only to the extent that such terms and conditions are not inconsistent with the terms of the Employee Matters Agreement and the terms of the applicable Converted Awards and Replacement Awards as contemplated by the Employee Matters Agreement.

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ARTICLE XV

CLAWBACK

15.01. Clawback. If the Committee determines in good faith either that: 1) if required by applicable law with respect to a Participant or 2) (x) a Participant engaged in fraudulent conduct or activities relating to the Company, (y) a Participant has knowledge of such conduct or activities or (z) a Participant, based upon the Participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities, the Committee shall have the power and authority under the Plan to terminate without payment all of such Participant’s outstanding Awards. If required by applicable law with respect to a Participant or if a Participant described in (ii) above has received any compensation pursuant to an Award that is based on or results from such conduct or activities, such Participant shall promptly reimburse to the Company a sum equal to either an amount required by such law or the amount of such compensation paid in respect of the year in which such conduct or activities occurred, as applicable. Notwithstanding anything to the contrary contained herein, any Awards (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, as may be adopted or amended by the Board or the Committee at any time in its discretion, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any shares of Common Stock issued or cash received upon vesting, exercise or settlement of any such Awards or sale of shares of Common Stock underlying such Awards.

ARTICLE XVI

ADJUSTMENTS; REPRICING

16.01. Adjustments. Notwithstanding any other provision of the Plan, the Committee shall make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares, RSUs, Performance Units or other Awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. However, any such adjustment with respect to Options and Stock Appreciation Rights shall satisfy the requirements of Treas. Reg. §1.409A-1(b)(5)(v)(D) and shall otherwise ensure that such Awards continue to be exempt from Section 409A of the Code, and any such adjustment to Awards that are subject to Section 409A of the Code, including RSUs and Performance Units, shall be made to the extent compliant with Section 409A of the Code and the regulations thereunder.

16.02. Repricing. Except as provided above in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

ARTICLE XVII

AMENDMENT AND TERMINATION

17.01. Amendment and Termination. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would constitute a “material revision” of the Plan within the meaning of New York Stock Exchange Rule 303A(8) shall be subject to the approval of the Company’s stockholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Participant to whom an Award shall theretofore have been granted, materially adversely affect the rights of such Participant under such Award, except to the extent any such action is undertaken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

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ARTICLE XVIII

WRITTEN AGREEMENT

18.01. Written Agreements. Each Award shall be evidenced by a written agreement, contract or other instrument (which may be in electronic form), executed or acknowledged by the Participant and the Company in the manner (if any) as determined by the Committee, and containing such restrictions, terms and conditions, if any, as the Committee may require (the “Award Agreement”). In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

ARTICLE XIX

CHANGE IN CONTROL

19.01. Effect of Change in Control. In the event that a Participant’s employment or service is terminated by the Company other than for Cause or, to the extent provided in an employment agreement between the Company and a Participant, a Participant resigns for Good Reason, in either case during the 24-month period beginning on the date of a Change in Control, 1) Options and Stock Appreciation Rights granted to such Participant which are not yet exercisable shall become fully exercisable; 2) any restrictions applicable to any Restricted Shares and RSUs awarded to such Participant shall be deemed to have been satisfied at target and the Restricted Period, if any, as applicable to such Restricted Shares and RSUs held by such Participant shall be deemed to have expired; and 3) any Performance Objectives applicable to any Performance Units awarded to such Participant shall be deemed to have been satisfied at target and the Performance Period, if any, as applicable to such Performance Units held by such Participant shall be deemed to have expired. Notwithstanding the foregoing, or the provisions of Sections 11.06 or 12.04, if the accelerated settlement of any RSU or Performance Unit would cause the application of additional taxes under Section 409A of the Code, such RSU or Performance Unit will be settled on the date it would otherwise have been settled in the absence of a Change in Control, unless the transaction constituting the Change in Control falls within the definition of a Change in Control Event within the meaning of Section 409A of the Code and the regulations thereunder. Notwithstanding the foregoing, for the avoidance of doubt, the Committee in place prior to a Change in Control may in its discretion provide for alternative treatment of Awards in connection with the Change in Control.

ARTICLE XX

MISCELLANEOUS PROVISIONS

20.01. Awards to Participants Outside the United States. The Committee may modify the terms of any outstanding or new Award granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then resident or primarily employed. An Award may be modified under this Section 20.01 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation

20.02. Tax Withholding. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit a Participant to satisfy the Participant’s tax withholding obligation either by 1) surrendering shares of Common Stock owned by the Participant or 2) having the Company withhold from shares of Common Stock otherwise deliverable to the Participant. Shares of Common Stock surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an Award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the Participant at the time of such Award.

20.03. Compliance With Section 16(b). In the case of Participants who are or may be subject to Section 16 of the Act, it is the intent of the Company that the Plan and any Award granted hereunder satisfy and be interpreted in a manner that

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satisfies the applicable requirements of Rule 16b-3 under the Act, so that such persons will be entitled to the benefits of Rule 16b-3 under the Act or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any Award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Act.

20.04. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding Awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law and the provisions of Article XVI.

20.05. General Creditor Status. Participants shall have no right, title or interest whatsoever in or to any investments which the Participant may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or legal representative of such Participant. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

20.06. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article XVIII, nor the grant of any Award, shall confer upon any Participant any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such Participant’s employment at any time.

20.07. No Rights to Awards; No Rights to Additional Payments. No Participant shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. All grants of Awards and deliveries of Common Stock, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing any contributions to or any benefits under any retirement, profit-sharing, severance or other benefit plan of the Company or any subsidiary or affiliate, unless the Committee expressly provides otherwise in writing.

20.08. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Participant at the Participant’s address set forth in the books and records of the Company or its subsidiaries or (b) to the Company or the Committee at the principal office of the Company.

20.09. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.10. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

20.11. Term of Plan. Unless earlier terminated pursuant to Article XVII hereof, the Plan shall terminate on the tenth anniversary of the Effective Date (such period from the Effective Date to such termination or expiration of the Plan, the “Plan Term”). Following the end of the Plan Term, no additional Awards may be granted under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

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APPENDIX C

ARTICLE XXI

DEFINITIONS

21.01. As used in the Plan, the following terms shall have the respective meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Award” means any award contemplated by Section 2.01, including, for the avoidance of doubt, any Substitute Award, Converted Award and Replacement Award.

(c) “Board” means the Company’s Board of Directors.

(d) “Cause” has the meaning set forth in the Participant’s Service Agreement, if any (whether defined as “cause” or a term of similar import), or if not so defined, means, unless otherwise provided in the applicable Award Agreement, that the Participant (1) was grossly negligent in the performance of the Participant’s duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness); (2) has plead “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (3) engaged in misconduct in bad faith which could reasonably be expected to materially harm the Company’s business or its reputation. The Participant shall be given written notice by the Company of a termination for Cause, which shall state in detail the particular act or acts or failures to act that constitute the grounds on which the termination for Cause is based.

(e) “Change in Control” means, and shall be deemed to have occurred upon, the occurrence of any of the following events:

1) Any Person (other than an Excluded Person) becomes, together with all “affiliates” and “associates” (each as defined under Rule 12b-2 of the Act) the “beneficial owner” (as defined under Rule 13d-3 of the Act) of securities representing 50% or more of the combined voting power of the Voting Stock of the Company then outstanding, unless such Person becomes the “beneficial owner” of 50% or more of the combined voting power of such Voting Stock then outstanding solely as a result of an acquisition of such Voting Stock by the Company which, by reducing the Voting Stock of the Company outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all “affiliates” and “associates” of such Person) to 50% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided that if a Person shall become the “beneficial owner” of 50% or more of the combined voting power of the Voting Stock of the Company then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the “beneficial owner” of any additional Voting Stock of the Company which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 50% or more of the combined voting power of the Voting Stock of the Company then outstanding, such Person shall, upon becoming the “beneficial owner” of such additional Voting Stock of the Company, be deemed to have become the “beneficial owner” of 50% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

2) During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new Director, whose election by such Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting such Board;

3) A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of the Company outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 50%

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APPENDIX C

or more of the voting power of the outstanding Voting Stock of the Company) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

4) The consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of the Company outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the voting power of the outstanding Voting Stock of the Company) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of such corporation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board of Directors of the Company at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company or (ii) with respect to a Participant, if the Participant is part of a “group,” within the meaning of Section 13(d)(3) of the Act as in effect on the Plan’s effective date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a Person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

(f) “Change in Control Event” has the meaning set forth in Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Human Capital and Compensation Committee of the Board, or such other committee as designated by the Board.

(i) “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

(j) “Deferred Share Unit” means the right to receive a share of Common Stock in the future.

(k) “Employee Matters Agreement” means the Employee Matters Agreement by and between L Brands, Inc., a Delaware corporation, and Victoria’s Secret & Co., dated as of August 2, 2021, as may be amended from time to time in accordance with its terms.

(l) “Ending Value” means the value for each Performance Unit or formula for determining the value of each Performance Unit at the time of payment, in each case as provided for in the applicable Award Agreement.

(m) “Excluded Person” means (i) the Company; (ii) any of the Company’s subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv).

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APPENDIX C

(n) “Fair Market Value” means the closing price of the Common Stock as reported on the principal exchange on which the shares of Common Stock are listed for the date on which the grant, exercise or other transaction occurs, or if there were no sales on such date, the most recent prior date on which there were sales.

(o) “Good Reason” has the meaning set forth in the Participant’s Service Agreement, if any, or in the applicable Award Agreement, to the extent applicable.

(p) “Holding Company” means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then-outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners,” respectively, of the Voting Stock of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock of the Company.

(q) “Incentive Stock Option” has the meaning set forth in Section 2.01 of the Plan.

(r) “Initial Value” means the initial value for each Performance Unit as provided for in the applicable Award Agreement and as necessary to make the calculation of the amount to be paid to a Participant pursuant to Sections 12.03 and 12.04 of the Plan.

(s) “Nonstatutory Stock Option” has the meaning set forth in Section 2.01 of the Plan.

(t) “Nontandem Stock Appreciation Right” has the meaning set forth in Section 2.01 of the Plan.

(u) “Participant” means any individual who receives an Award pursuant to Section 4.01 of the Plan.

(v) “Performance Objectives” means the performance objectives, as specified by the Committee, which must be satisfied in order for the Participant to vest in the Performance Units which have been awarded to the Participant for the Performance Period.

(w) “Performance Period” means the period of time, as established by the Committee in its sole discretion, applicable to Performance Units.

(x) “Performance Unit Account” means an account established and maintained for a Participant who is granted Performance Units.

(y) “Performance Units” has the meaning set forth in Section 2.01 of the Plan.

(z) “Person” means any individual composition, partnership, limited liability company, associations, trust or other entity or organization.

(aa) “Restricted Period” means the period of time, as established by the Committee, applicable to Restricted Shares and RSUs.

(bb) “Restricted Share Unit” or “RSU” has the meaning set forth in Section 2.01 of the Plan.

(cc) “Restricted Share” has the meaning set forth in Section 2.01 of the Plan.

(dd) “Retirement” means, unless otherwise provided in any applicable Award Agreement, a Participant’s Termination of Service other than for Cause following the date on which a Participant has attained age 55 and completed seven years of service with the Company.

(ee) “Service Agreement” means any employment, severance, consulting or similar agreement between an applicable Participant and the Company or any of its subsidiaries or affiliates.

(ff) “Specified Employee” has the meaning set forth in Section 409A of the Code and the regulations thereunder.

(gg) “Stock Appreciation Rights” has the meaning set forth in Section 2.01 of the Plan.

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APPENDIX C

(hh) “Tandem Stock Appreciation Rights” has the meaning set forth in Section 2.01 of the Plan.

(ii) “Termination of Service” means, in the case of a Participant who is an employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any of its subsidiaries or affiliates, or, in the case of a Participant who is a consultant or director, the date the performance of services for the Company and subsidiaries and affiliates has ended; provided, however, that in the case of a Participant who is an employee, the transfer of employment from the Company to a subsidiary or affiliate, from a subsidiary or affiliate to the Company, from one subsidiary or affiliate to another subsidiary or affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a subsidiary or affiliate as a director or consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that, unless otherwise determined by the Committee, a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a subsidiary or affiliate of the Company when such subsidiary or affiliate ceases to be a subsidiary or affiliate of the Company, respectively, unless such Participant’s employment or service continues with the Company or another subsidiary or affiliate of the Company. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation from service” (as such term is defined under Section 409A of the Code and the regulations thereunder).

(jj) “Total Disability” has the meaning set forth in the Victoria’s Secret & Co. Long-Term Disability Plan or any successor thereto.

(kk) “Unrestricted Shares” has the meaning set forth in Section 2.01 of the Plan.

(ll) “Voting Stock” means securities of the Company entitled to vote generally in the election of the Company’s Board.

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APPENDIX D

APPENDIX D

AMENDMENT TO THE

VICTORIA’S SECRET & CO.

2021 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

WHEREAS, Victoria’s Secret & Co. (the “Company”) sponsors the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan (the “Plan”); and

WHEREAS, the Company wishes to amend the Plan to increase the number of shares authorized for issuance under the Plan by 4,800,000 shares and to expand the deferral features under the Plan, subject to the consent of the Company’s stockholders; and

NOW THEREFORE, effective as of the date this amendment is approved by the Company’s stockholders, the Plan is amended to provide as follows:

1. Section 2.02 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

2.02. Maximum Shares Available. Subject to adjustment pursuant to Article XVI, the maximum aggregate number of shares of Common Stock available for issuance pursuant to Awards (including any Replacement Awards) as of the Effective Date is (i) 15,395,172 shares of Common Stock, plus (ii) the number of shares of Common Stock issuable upon the exercise or settlement of Substitute Awards and Converted Awards.

2. Section 4.03 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

4.03. Non-Employee Director Limitations. No non-employee director of the Company may receive compensation for any fiscal year in excess of $1,000,000 in the aggregate, including cash payments and Awards under the Plan (with the value of any Award for purposes of the limit in this Section 4.03 determined based on the grant date fair value of such Award for financial reporting purposes); provided that the limit in this Section 4.03 shall not apply with respect to any Converted Awards or Replacement Awards. For purposes of clarity, the fiscal year limit shall apply based on the fiscal year in which the award is granted and not the year of payment.

3. Section 11.08 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

11.08. Deferred Restricted Share Units. The Committee may permit a Participant who has been designated to receive an RSU Award to elect to defer the receipt of the shares in settlement of such RSU Award as well as the form of payment of such deferred RSUs. In addition, the Committee may permit non-employee directors of the Company to elect to defer cash retainers that would otherwise be payable in connection with such director’s services into deferred RSUs.

All elections under this Section 11.08 to defer the settlement of an RSU Award or cash retainers must be made in accordance with the requirements of Section 409A of the Code and the regulations thereunder. Any election not in compliance with such requirements shall be treated as invalid and the deferral election shall be disregarded. In the event of an invalid election, payment of cash retainers or distribution of the shares of Common Stock upon settlement of the Award shall be made as though the Participant did not elect to defer. For this purpose, an invalid deferral election shall include (but is not limited to) a deferral election that (i) is not executed (regardless of when received), (ii) is executed but received after the applicable irrevocable date or (iii) cannot otherwise become effective under applicable rules. If a valid deferral election is incomplete, the deferral election shall be honored and distribution of the shares of Common Stock attributable to the Award shall be made as though the Participant elected a deferred lump sum payment. For this purpose, a valid but incomplete deferral election is one that has been received and executed on or before the applicable irrevocable date, but does not indicate the form of payment (lump sum versus installments), or indicates an election for installment payments but not the number of installment payments. Unless the Award Agreement and terms and conditions accompanying specific Awards indicate otherwise, or as otherwise provided in the Plan, the deferred RSUs shall be subject to the same restrictions, conditions and forfeiture provisions as the associated nondeferred RSUs.

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APPENDIX D

During the Restricted Period with respect to RSUs, Participants shall not have the right to receive any dividends. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the Participant, within sixty (60) days after the date of payment of a dividend by the Company on its shares of Common Stock, the Participant shall be credited with “dividend equivalents” with respect to each outstanding RSU in an amount equal to the amount the Participant would have received as dividends if the RSUs were actual shares of Common Stock. Such dividend equivalents will be converted into additional RSUs based on the Fair Market Value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee, and paid at the same time and in the same manner as the underlying RSUs.

Non-employee directors who elect to defer cash retainer payments into deferred RSUs will be credited with dividend equivalents from the date the retainer payment would otherwise have been paid.

At no time shall any assets of the Company be segregated for payment of deferred RSUs hereunder. Participants who have elected to defer the settlement of RSUs shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments attributable to deferred RSUs in the future, in accordance with the applicable terms and conditions.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan to be executed this     day of       , 2024.

VICTORIA’S SECRET & CO.

By:
Name:
Title:

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PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION VICTORIA’S SECRET & CO. P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions Scan QR for digital voting Victoria’s Secret & Co. Annual Meeting of Stockholders For Stockholders of Record as of April 15, 2024 Thursday, June 13, 2024 8:30 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/VSCO for more details. Internet: www.proxypush.com/VSCO Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-977-5067 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/VSCO YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:30 AM, Eastern Time, June 13, 2024. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Timothy Johnson & Melinda McAfee (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Victoria’s Secret & Co. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Victoria’s Secret & Co Victoria’s Secret & Co. Annual Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1, To elect nine directors to serve until the 2025 annual meeting of stockholders; FOR AGAINST ABSTAIN 1.01 Donna James FOR1.02 Irene Chang Britt FOR 1.03 Sarah Davis FOR 1.04 Jacqueline Hernández FOR 1.05 Rod Little FOR 1.06 Mariam Naficy FOR 1.07 Lauren Peters FOR 1.08 Anne Sheehan FOR 1.09 Martin Waters FOR FOR AGAINST ABSTAIN 2. To approve an amendment to our Amended and Restated Certificate of Incorporation to permit the exculpation of our officers as permitted by Delaware law; FOR 3. To approve, on an advisory basis, the compensation of our named executive officers; FOR 4. To approve an amendment to the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan to increase the number of shares available for issuance under the plan by 4,800,000 shares; FOR 5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024; and FOR 6. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/VSCO Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5